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Filed Pursuant to Rule 424(b)(5)
Registration Nos.: 333-182515 and 333-182515-01

PROSPECTUS SUPPLEMENT
(To Prospectus dated September 17, 2013)

CBL & Associates Limited Partnership

$300,000,000 4.60% Senior Notes Due 2024
Limited Guarantee by CBL & Associates Properties, Inc.

         CBL & Associates Limited Partnership (the "Operating Partnership") is issuing $300 million aggregate principal amount of its 4.60% Senior Notes Due 2024 in this offering (the "notes"). Interest on the notes will be payable semiannually in arrears on April 15 and October 15 of each year, beginning on April 15, 2015. The notes will mature on October 15, 2024 unless redeemed at the Operating Partnership's sole option prior to such date. The Operating Partnership may, at its sole option, at any time and from time to time, redeem all or any portion of the notes at the prices therefor described herein.

         The notes will be the Operating Partnership's unsecured and unsubordinated indebtedness, will rank equally with the Operating Partnership's existing and future unsecured and unsubordinated indebtedness, and will be effectively junior to all liabilities and any preferred equity of the Operating Partnership's subsidiaries and to all of the Operating Partnership's indebtedness that is secured by the Operating Partnership's assets, to the extent of the value of the assets securing such indebtedness.

         CBL & Associates Properties, Inc. (the "Company") will provide a limited guarantee (the "limited guarantee") with respect to the notes for any losses suffered solely by reason of fraud or willful misrepresentation by the Operating Partnership or its affiliates. The limited guarantee will be an unsecured and unsubordinated obligation of the Company and will rank equally in right of payment with other unsecured and unsubordinated indebtedness of the Company from time to time outstanding. However, the Company has no material assets other than its indirect interest in the Operating Partnership.

         Investing in the notes involves significant risks. See "Risk Factors" beginning on page S-6 of this prospectus supplement and on page 5 of the accompanying prospectus, as well as under the caption "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2013 filed on March 3, 2014 (the Company's "2013 10-K"), which is incorporated by reference in this prospectus supplement, before making a decision to invest in the notes.

         The notes are a new issue of securities with no established trading market. The Operating Partnership does not intend to apply for listing of the notes on any securities exchange or for the inclusion of the notes on any automated dealer quotation system.

	Per Note	Total
Public offering price(1)	99.975%	$299,925,000
Underwriting Discount	0.650%	$1,950,000
Proceeds, before expenses, to the Operating Partnership(1)	99.325%	$297,975,000
(1)
Plus accrued interest from October 8, 2014, if settlement occurs after that date.

         Neither the Securities and Exchange Commission (the "SEC") nor any state or other securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

         The underwriters expect to deliver the notes in book-entry only form through the facilities of The Depository Trust Company and its direct and indirect participants, including Euroclear Bank S.A/N.V., as operator of the Euroclear System, and Clearstream Banking, société anonyme, against payment in New York, New York on or about October 8, 2014.

Joint Book-Running Managers

BofA Merrill Lynch	J.P. Morgan	RBC Capital Markets	US Bancorp	Wells Fargo Securities

Senior Co-Managers

KeyBanc Capital Markets	PNC Capital Markets LLC	Regions Securities LLC

The date of this prospectus supplement is October 1, 2014.

Prospectus supplement

S-i

About this prospectus supplement

        This document is in two parts. The first part is this prospectus supplement, which describes the terms of the notes and the offer and sale of the notes and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, including information about certain of our securities generally, some of which does not apply to this offering of notes. This prospectus supplement may add, update or change information contained or incorporated by reference in the accompanying prospectus. If the information contained or incorporated by reference in this prospectus supplement is inconsistent with any information contained or incorporated by reference in the accompanying prospectus, the information contained or incorporated by reference in this prospectus supplement will apply and will supersede the inconsistent information contained or incorporated by reference in the accompanying prospectus.

        It is important for you to read and consider all of the information contained in this prospectus supplement and the accompanying prospectus before making your investment decision. You should also read and consider the additional information incorporated by reference in this prospectus supplement and the accompanying prospectus before making your investment decision. See "How to Obtain More Information" and "Incorporation of Information Filed with the SEC" in this prospectus supplement and the accompanying prospectus.

        Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus supplement and the accompanying prospectus to the terms "the Company," "we," "our" and "us" mean CBL & Associates Properties, Inc., and its subsidiaries, except where it is made clear that the term means only CBL & Associates Properties, Inc., and the term "Operating Partnership" means CBL & Associates Limited Partnership. The Company currently owns an indirect majority interest in the Operating Partnership, and one of the Company's wholly owned subsidiaries, CBL Holdings I, Inc., a Delaware corporation, is the Operating Partnership's sole general partner. Certain capitalized terms used herein but not defined shall have the meanings given to them in the accompanying prospectus, the indenture, the notes or the related limited guarantee, as the case may be. The term "you" refers to a prospective investor in the notes.

        You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus required to be filed with the SEC. The Company and the Operating Partnership have not, and the underwriters have not, authorized any other person to provide you with additional or different information. If anyone provides you with additional or different information, you should not rely on it. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein, and any free writing prospectus required to be filed with the SEC is accurate only as of the respective date of such document or on the date or dates which are specified in such documents. Our business, financial condition, liquidity, results of operations, cash flows or prospects may have changed since those dates.

        The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in certain jurisdictions may be restricted by law. If you possess this prospectus supplement and the accompanying prospectus, you should research and observe these restrictions. The Company and the Operating Partnership are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. This prospectus supplement and the accompanying prospectus are not an offer to sell the notes and are not soliciting an offer to buy the notes in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale.

S-ii

 How to obtain more information

        We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file with the SEC at the SEC's Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC maintains an Internet website (http://www.sec.gov) that contains reports, proxy statements and information statements, and other information regarding issuers that file electronically through the SEC's Electronic Data Gathering, Analysis and Retrieval (EDGAR) system. Our SEC filings are also available on our Internet website (cblproperties.com). The information contained on or connected to our website is not, and you must not consider the information to be, a part of this prospectus supplement or the accompanying prospectus.

        We have filed with the SEC a registration statement on Form S-3, as amended, of which this prospectus supplement is a part, under the Securities Act of 1933, as amended ("Securities Act") with respect to the securities offered by this prospectus supplement. This prospectus supplement does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information concerning the Company and the securities, reference is made to the registration statement. Statements contained in this prospectus supplement as to the contents of any contract or other documents are not necessarily complete, and in each instance, reference is made to the copy of such contract or documents filed as exhibits to the registration statement, each such statement being qualified in all respects by such reference.

        The SEC allows us to "incorporate by reference" information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, except for any information superseded by information in subsequent documents filed with the SEC before the termination of this offering or in this prospectus supplement or the accompanying prospectus. This prospectus supplement and the accompanying prospectus incorporate by reference the documents set forth below and set forth under the heading "Incorporation of Information Filed with the SEC" in the accompanying prospectus that we have previously filed with the SEC. These documents contain important information about us, our business and our finances.

  •
  Our 2013 10-K

  •
  Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2014 filed on May 12, 2014 (the Company's "First Quarter 2014 10-Q")

  •
  Our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2014 filed on August 11, 2014 (the Company's "Second Quarter 2014 10-Q")

  •
  Our Current Reports on Form 8-K dated and filed on the following dates:

Dated	Filed
February 3, 2014	February 7, 2014
May 5, 2014	May 9, 2014

        All documents which we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules) after the date of this prospectus supplement but before the termination of this offering will also be considered to be incorporated by reference except to the extent information contained therein is superseded as contemplated above.

S-iii

        If you request, either orally or in writing, we will provide you with a copy of any or all documents which are incorporated by reference. Such documents will be provided to you free of charge, but will not contain any exhibits, unless those exhibits are incorporated by reference into the document. Requests should be addressed to our Senior Vice President—Investor Relations and Corporate Investments, CBL Center, 2030 Hamilton Place Blvd., Suite 500, Chattanooga, Tennessee 37421-6000 (telephone number (423) 855-0001).

S-iv

 Forward-looking statements

        This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein may include forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act and the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. All statements other than statements of historical fact should be considered to be forward-looking statements.

        Forward-looking statements can often be identified by the use of forward-looking terminology, such as "will," "may," "should," "could," "believes," "expects," "anticipates," "estimates," "intends," "projects," "goals," "objectives," "targets," "predicts," "plans," "seeks," and variations of these words and similar expressions. Any forward-looking statement speaks only as of the date on which it is made and is qualified in its entirety by reference to the factors discussed throughout this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein.

        Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, forward-looking statements are not guarantees of future performance or results and we can give no assurance that these expectations will be attained. It is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of known and unknown risks and uncertainties. Some of the factors that could cause actual results to differ include, without limitation:

  •
  general industry, economic and business conditions;

  •
  interest rate fluctuations;

  •
  costs and availability of capital, and capital requirements;

  •
  costs and availability of real estate properties;

  •
  inability to consummate acquisition opportunities and other risks associated with acquisitions;

  •
  competition from other companies and retail formats, including on-line shopping;

  •
  changes in retail rental rates in our markets;

  •
  shifts in customer demands;

  •
  tenant bankruptcies or store closings;

  •
  changes in vacancy rates at our properties;

  •
  changes in operating expenses;

  •
  changes in our credit ratings;

  •
  changes in applicable laws, rules and regulations;

  •
  sales of real property;

  •
  the ability to obtain suitable equity and/or debt financing and the continued availability of financing in the amounts and on the terms necessary to support our future refinancing requirements and business; and

  •
  other risks referenced from time to time in filings with the SEC and those factors listed or incorporated by reference into this prospectus supplement.

        This list of risks and uncertainties, however, is only a summary and is not intended to be exhaustive. For a discussion of these and other factors that could cause actual results to differ from those contemplated in the forward- looking statements, please see the discussions under "Risk Factors,"

S-v

beginning on page S-6 of this prospectus supplement and on page 5 of the accompanying prospectus and under "Risk Factors" in the Company's 2013 10-K, which is incorporated by reference in this prospectus supplement and the accompanying prospectus and has been filed with the SEC, as well as other information contained in our publicly available filings with the SEC. Except as may be otherwise required, we do not undertake to update any of these factors or to announce publicly any revisions to forward-looking statements, whether as a result of new information, future events or otherwise.

S-vi

 Prospectus supplement summary

        The following summary may not contain all of the information that is important to you. You should read carefully this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding whether to invest in the notes. In this prospectus supplement and the accompanying prospectus, unless otherwise indicated or unless the context requires otherwise, all references to the terms "the Company," "we," "our" and "us" mean CBL & Associates Properties, Inc., and its subsidiaries, except where it is made clear that the term means only CBL & Associates Properties, Inc., and the term "Operating Partnership" means CBL & Associates Limited Partnership. Unless otherwise indicated, the information in this prospectus supplement is as of the date of this prospectus supplement.

 Company overview

        We are a self-managed, self-administered, fully integrated real estate investment trust ("REIT") that is engaged in the ownership, development, acquisition, leasing, management and operation of regional shopping malls, open-air centers, outlet centers, associated centers, community centers and office properties. As of June 30, 2014, we owned interests in a portfolio of properties, consisting of 82 enclosed regional malls, open-air centers and outlet centers (including one mixed-use center), 29 associated centers (each located adjacent to a regional mall), 12 community centers, 13 office buildings (including our corporate office building), and joint venture investments in similar types of properties. We may also own from time to time shopping center properties that are under development or construction, as well as options to acquire certain shopping center development properties. As of June 30, 2014, our shopping center properties were located in 27 states, but were primarily in the southeastern and midwestern United States. We have elected to be taxed as a REIT for federal income tax purposes.

        We conduct substantially all of our business through the Operating Partnership. We currently own an indirect majority interest in our Operating Partnership, and one of our wholly owned subsidiaries, CBL Holdings I, Inc., a Delaware corporation, is its sole general partner. To comply with certain technical requirements of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code") applicable to REITs, our property management and development activities are carried out through CBL & Associates Management, Inc. (our "Management Company"), a wholly owned subsidiary of our Operating Partnership.

        Our principal executive offices are located at CBL Center, 2030 Hamilton Place Blvd., Suite 500, Chattanooga, Tennessee 37421-6000, and our telephone number is (423) 855-0001. Our website can be found at cblproperties.com. The information contained on or connected to our website is not, and you must not consider the information to be, a part of this prospectus supplement or the accompanying prospectus.

 The offering

Issuer	CBL & Associates Limited Partnership
Securities Offered	$300 million aggregate principal amount of 4.60% Senior Notes Due 2024.
Maturity Date	The notes will mature on October 15, 2024, unless redeemed at the Operating Partnership's sole option prior to such date.
Interest Rate

4.60% per year, accruing from October 8, 2014 (subject to increase under certain circumstances as described under "Description of the Operating Partnership's Notes and the Limited Guarantee—Interest Rate Adjustment").

Interest Payment Dates	April 15 and October 15 of each year, beginning on April 15, 2015.
Optional Redemption

The notes will be redeemable, at the Operating Partnership's sole option, in whole at any time or in part from time to time, in each case prior to July 15, 2024 (i.e., three months prior to the stated maturity date of the notes), for cash, at a redemption price equal to the greater of (1) 100% of the aggregate principal amount of the notes to be redeemed or (2) an amount equal to the sum of the present values of the remaining scheduled payments of principal of and interest on the notes to be redeemed, not including any portion of the payments of interest accrued to, but not including, such redemption date, discounted to such redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 0.35%, or 35 basis points, plus, in each case (1) and (2), accrued and unpaid interest, if any, on the principal amount of the notes to be redeemed to, but not including, such redemption date. In addition, at any time on or after July 15, 2024 (i.e., three months prior to the stated maturity date of the notes), the notes will be redeemable, at our sole option, in whole at any time or in part from time to time, for cash, at a redemption price equal to 100% of the aggregate principal amount of the notes to be redeemed plus accrued and unpaid interest, if any, on the principal amount of the notes to be redeemed to, but not including, such redemption date.

Limited Guarantor	CBL & Associates Properties, Inc.
Limited Guarantee

CBL & Associates Properties, Inc. will provide a limited guarantee with respect to the notes for any losses suffered solely by reason of fraud or willful misrepresentation by the Operating Partnership or its affiliates. The limited guarantee will be an unsecured and unsubordinated obligation of the Company and will rank equally in right of payment with other unsecured and unsubordinated indebtedness of the Company from time to time outstanding. However, the Company has no material assets other than its indirect interest in the Operating Partnership.

Use of Proceeds

The net proceeds from the sale of the notes are estimated to be approximately $297.7 million after deducting the underwriting discount and our other estimated offering expenses. The Operating Partnership intends to use the net proceeds to reduce amounts outstanding under its revolving credit facilities and for general business purposes. See "Use of Proceeds" in this prospectus supplement.

Conflicts of Interest

Affiliates of certain of the underwriters are lenders under our revolving credit facilities and term loans and will receive their pro rata portions of any amounts repaid under these loans. See "Underwriting (conflicts of interest)—Conflicts of Interest" in this prospectus supplement.

Certain Covenants	The Operating Partnership will make various covenants with respect to the notes, including the following:

•

Neither the Company nor the Operating Partnership will incur, or permit any of the Subsidiaries to incur, any Debt if, immediately after giving effect to the incurrence of such Debt, the aggregate principal amount of outstanding Debt is greater than 60% of the sum of Total Assets and certain other assets.

•

Neither the Company nor the Operating Partnership will incur, or permit any of the Subsidiaries to incur, any Debt secured by any Lien on any of their respective property or assets if, immediately after giving effect to the incurrence of such Debt, the aggregate principal amount of outstanding Debt of the Company, the Operating Partnership and the Subsidiaries, which is secured by a Lien on any property or assets, is greater than (a) at any time prior to January 1, 2020, 45%, and (b) at any time on or after January 1, 2020, 40% of the sum of Total Assets and certain other assets of the Company, the Operating Partnership and the Subsidiaries.
The interest rate payable on the notes will be subject to adjustment from time to time if, on or after January 1, 2016 and prior to January 1, 2020, the percentage of outstanding Debt of the Company, the Operating Partnership and the Subsidiaries secured by a Lien is greater than 40% but less than 45% of the sum of Total Assets and certain other assets of the Company, the Operating Partnership and the Subsidiaries. See "Description of the Operating Partnership's Notes and the Limited Guarantee—Interest Rate Adjustment".

•

Neither the Company nor the Operating Partnership will incur, or permit any of the Subsidiaries to incur, any Debt if the ratio of Consolidated Income Available for Debt Service to Annual Debt Service Charge, in each case for the period consisting of the four consecutive fiscal quarters most recently ended, shall have been less than 1.5:1 on a pro forma basis, subject to certain assumptions.

•

The Company, the Operating Partnership and the Subsidiaries, on an aggregate basis, will not have at any time Total Unencumbered Assets of less than 150% of the aggregate principal amount of outstanding Unsecured Debt. All investments in unconsolidated limited partnerships, unconsolidated limited liability companies and other unconsolidated entities shall be excluded from Total Unencumbered Assets.

• The Company and the Operating Partnership will not consummate a merger, consolidation or sale of all or substantially all of its assets, subject to certain exceptions as described herein.

These covenants are subject to a number of important exceptions and qualifications. For further information and the definition of the terms used above, see "Description of the Operating Partnership's Notes and the Limited Guarantee—Certain Covenants" in this prospectus supplement.

No Limitation on Incurrence of New Debt

Subject to compliance with covenants relating to our aggregate secured and unsecured debt, aggregate secured debt, maintenance of total unencumbered assets and debt service coverage, the indenture does not limit the amount of debt we may issue under the indenture or otherwise.

Ranking

The notes will be the unsecured and unsubordinated indebtedness of the Operating Partnership and will rank equally in right of payment with all of the Operating Partnership's existing and future unsecured and unsubordinated indebtedness, and will be effectively junior to all of the liabilities and any preferred equity of the Operating Partnership's subsidiaries, and to all of the Operating Partnership's indebtedness that is secured by the Operating Partnership's assets, to the extent of the value of the assets securing such indebtedness.

As of June 30, 2014, the Operating Partnership had $1.3 billion of indebtedness, all of which was unsecured and unsubordinated indebtedness. As of June 30, 2014, the Operating Partnership's consolidated subsidiaries had $3.7 billion of total liabilities and no preferred equity of such consolidated subsidiaries was outstanding.

Further Issuances

The Operating Partnership may, from time to time, without notice to or the consent of the holders of the notes offered by this prospectus supplement and the accompanying prospectus, issue additional debt securities with the same terms as such notes (other than the date of issuance and, under certain circumstances, the issue price, the date from which interest begins to accrue and the first payment of interest thereon), provided that any additional debt securities must be fungible with the notes offered by this prospectus supplement and the accompanying prospectus for U.S. federal income tax purposes, and such additional debt securities will form a single series of debt securities under the indenture with the notes offered hereby.

No Public Market

The notes are a new issue of securities with no established trading market. The Operating Partnership does not intend to apply for listing of the notes on any securities exchange or for inclusion of the notes on any automated dealer quotation system. The underwriters have advised the Operating Partnership that they presently intend to make a market in the notes, but they are not obligated to do so and may discontinue any market-making at any time without notice to, or the consent of, holders of the notes. An active trading market for the notes may not develop or continue, which would adversely affect the market price and liquidity for the notes.

Book-Entry Form

The notes will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Notes will be represented by one or more global notes in fully registered form, deposited with the trustee as custodian for, and registered in the name of, a nominee of DTC, as depository. Except in the limited circumstances described under "Description of the Operating Partnership's Notes and the Limited Guarantee—Book-Entry System," notes in certificated form will not be issued or exchanged for interests in global notes.

Risk Factors

You should read carefully the "Risk Factors" in this prospectus supplement, as well as "Risk Factors" in the accompanying prospectus and the Company's 2013 10-K, which is incorporated by reference in this prospectus supplement, before making a decision to invest in the notes.

Trustee	U.S. Bank National Association
Governing Law	State of New York

Risk factors

        You should consider carefully all of the information set forth in this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference herein and therein. In particular, you should consider the risk factors described below, in the accompanying prospectus and in the Company's 2013 10-K. These risks are considered to be the most material but are not the only ones we are facing. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on us in the future. Past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods.

The Company has no significant operations and no material assets other than its indirect investment in the Operating Partnership; therefore, the limited guarantee does not provide material additional credit support.

        The limited guarantee provides that the notes will be guaranteed by the Company for any losses suffered by reason of fraud or willful misrepresentation by the Operating Partnership or its affiliates. However, the Company has no significant operations and no material assets other than its indirect investment in the Operating Partnership. Furthermore, the limited guarantee of the notes will be effectively subordinated to all existing and future liabilities and preferred equity of the Company's subsidiaries (including the Operating Partnership (except as to the notes) and any entity the Company accounts for under the equity method of accounting) and any of the Company's secured debt, to the extent of the value of the assets securing any such indebtedness. As of June 30, 2014, the total indebtedness of the Company's consolidated subsidiaries (including the Operating Partnership) was approximately $4.8 billion (excluding trade payables, distributions payable, accrued expenses and committed letters of credit). Due to the narrow scope of the limited guarantee, the lack of significant operations or assets at the Company other than its indirect investment in the Operating Partnership and the structural subordination of the limited guarantee to the liabilities and any preferred equity of the Company's subsidiaries, the limited guarantee does not provide material additional credit support.

Our substantial indebtedness could materially and adversely affect us and the ability of the Operating Partnership to meet its debt service obligations under the notes.

        As of June 30, 2014, the Operating Partnership's total consolidated indebtedness was approximately $4.8 billion (excluding unamortized debt premiums and discounts). We have $1.3 billion of borrowing capacity under revolving credit facilities, under which approximately $919 million was available at June 30, 2014.

        Our level of indebtedness and the limitations imposed on us by our debt agreements could have significant adverse consequences to holders of the notes, including the following:

  •
  our cash flow may be insufficient to meet our debt service obligations with respect to the notes and our other indebtedness, which would enable the lenders and other debtholders to accelerate the maturity of their indebtedness, or be insufficient to fund other important business uses after meeting such obligations;

  •
  we may be unable to borrow additional funds as needed or on favorable terms;

  •
  we may be unable to refinance our indebtedness at maturity or earlier acceleration, if applicable, or the refinancing terms may be less favorable than the terms of our original indebtedness or otherwise be generally unfavorable;

  •
  because a significant portion of our debt bears interest at variable rates, increases in interest rates could materially increase our interest expense;

  •
  increases in interest rates could also materially increase our interest expense on future fixed rate debt;

  •
  we may be forced to dispose of one or more of our properties, possibly on disadvantageous terms;

  •
  we may default on our other unsecured indebtedness;

  •
  we may default on our secured indebtedness and the lenders may foreclose on our properties or our interests in the entities that own the properties that secure such indebtedness and receive an assignment of rents and leases; and

  •
  we may violate restrictive covenants in our debt agreements, which would entitle the lenders and other debtholders to accelerate the maturity of their indebtedness.

        If any one of these events were to occur, our business, financial condition, liquidity, results of operations and prospects, as well as the Operating Partnership's ability to satisfy its obligations with respect to the notes, could be materially and adversely affected. Furthermore, foreclosures could create taxable income without accompanying cash proceeds, a circumstance which could hinder the Company's ability to meet the REIT distribution requirements imposed by the Internal Revenue Code.

The structural subordination of the notes may limit the Operating Partnership's ability to meet its debt service obligations under the notes.

        The notes will be the Operating Partnership's unsecured and unsubordinated indebtedness, ranking equally with the Operating Partnership's existing and future unsecured and unsubordinated indebtedness, and will be effectively junior to all liabilities and any preferred equity of the Operating Partnership's subsidiaries and to all of the Operating Partnership's indebtedness that is secured by the Operating Partnership's assets, to the extent of the value of the assets securing such indebtedness. While the indenture governing the notes limits our ability to incur additional secured indebtedness in the future, it will not prohibit us from incurring such indebtedness if we are in compliance with certain financial ratios and other requirements at the time of its incurrence. In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to us, the holders of any secured indebtedness will be entitled to proceed directly against the collateral that secures the secured indebtedness. Therefore, such collateral will not be available for satisfaction of any amounts owed under our unsecured indebtedness, including the notes, until such secured indebtedness is satisfied in full. As of June 30, 2014, the Operating Partnership had no secured indebtedness.

        The notes also will be effectively subordinated to all liabilities, whether secured or unsecured, and any preferred equity of the subsidiaries of the Operating Partnership. In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to any such subsidiary, the Operating Partnership, as an equity owner of such subsidiary, and therefore holders of our debt, including the notes, will be subject to the prior claims of such subsidiary's creditors, including trade creditors, and preferred equity holders. As of June 30, 2014, the Operating Partnership's consolidated subsidiaries had $3.7 billion of total liabilities and no preferred equity of such consolidated subsidiaries was outstanding. Furthermore, while the indenture governing the notes limits the ability of our subsidiaries to incur additional unsecured indebtedness in the future, it will not prohibit our subsidiaries from incurring such indebtedness if such subsidiaries are in compliance with certain financial ratios and other requirements at the time of its incurrence.

We may not be able to generate sufficient cash flow to meet our debt service obligations.

        Our ability to meet our debt service obligations on, and to refinance, our indebtedness, including the notes, and to fund our operations, working capital, acquisitions, capital expenditures and other important business uses, depends on our ability to generate sufficient cash flow in the future. To a certain extent, our cash flow is subject to general economic, industry, financial, competitive, operating, legislative, regulatory and other factors, many of which are beyond our control.

        We cannot assure you that our business will generate sufficient cash flow from operations or that future sources of cash will be available to us in an amount sufficient to enable us to meet our debt service obligations on our indebtedness, including the notes, or to fund our other important business uses. Additionally, if we incur additional indebtedness in connection with future acquisitions or development projects or for any other purpose, our debt service obligations could increase significantly and our ability to meet those obligations could depend, in large part, on the returns from such acquisitions or projects, as to which no assurance can be given.

        We may need to refinance all or a portion of our indebtedness, including the notes, at or prior to maturity. Our ability to refinance our indebtedness or obtain additional financing will depend on, among other things:

  •
  our financial condition, liquidity, results of operations and prospects and market conditions at the time; and

  •
  restrictions in the agreements governing our indebtedness.

        As a result, we may not be able to refinance any of our indebtedness, including the notes, on favorable terms, or at all.

        If we do not generate sufficient cash flow from operations, and additional borrowings or refinancings are not available to us, we may be unable to meet all of our debt service obligations, including payments on the notes. As a result, we would be forced to take other actions to meet those obligations, such as selling properties, raising equity or delaying capital expenditures, any of which could have a material adverse effect on us. Furthermore, we cannot assure you that we will be able to effect any of these actions on favorable terms, or at all.

Despite our substantial outstanding indebtedness, we may still incur significantly more indebtedness in the future, which would exacerbate any or all of the risks described above.

        We may be able to incur substantial additional indebtedness in the future. Although the agreements governing our revolving credit facilities, term loans and certain other indebtedness do, and the indenture governing the notes does, limit our ability to incur additional indebtedness, these restrictions are subject to a number of qualifications and exceptions and, under certain circumstances, debt incurred in compliance with these restrictions could be substantial. To the extent that we incur substantial additional indebtedness in the future, the risks associated with our substantial leverage described above, including our inability to meet our debt service obligations, would be exacerbated.

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require holders of indebtedness and lenders to return payments received from guarantors.

        Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee, such as the limited guarantee provided by the Company or any future guarantee of the notes issued by any subsidiary of the Operating Partnership, could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor, if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee (i) received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee and (ii) one of the following was true with respect to the guarantor:

  •
  was insolvent or rendered insolvent by reason of the incurrence of the guarantee;

  •
  was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

  •
  intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

        See "Description of the Operating Partnership's Notes and the Limited Guarantee—Limited Guarantee" for a discussion of the limited circumstances under which a subsidiary of the Operating Partnership may be required to issue a guarantee with respect to the notes in the future.

        In addition, any claims in respect of a guarantee could be subordinated to all other debts of that guarantor under principles of "equitable subordination," which generally require that the claimant must have engaged in some type of inequitable conduct, the misconduct must have resulted in injury to the creditors of the debtor or conferred an unfair advantage on the claimant, and equitable subordination must not be inconsistent with other provisions of the U.S. Bankruptcy Code.

        The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

  •
  the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

  •
  the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they became absolute and mature; or

  •
  it could not pay its debts as they become due.

        The court might also void such guarantee, without regard to the above factors, if it found that a guarantor entered into its guarantee with actual or deemed intent to hinder, delay, or defraud its creditors.

        A court would likely find that a guarantor did not receive reasonably equivalent value or fair consideration for its guarantee unless it benefited directly or indirectly from the issuance or incurrence of such indebtedness. This risk may be increased if any subsidiary of the Operating Partnership guarantees the notes in the future, as no additional consideration would be received at the time such guarantee is issued. If a court voided such guarantee, holders of the indebtedness and lenders would no longer have a claim against such guarantor or the benefit of the assets of such guarantor constituting collateral that purportedly secured such guarantee. In addition, the court might direct holders of the indebtedness and lenders to repay any amounts already received from a guarantor.

The indenture governing the notes contains restrictive covenants that may restrict our ability to expand or fully pursue certain of our business strategies.

        The indenture governing the notes contains financial and operating covenants that, among other things, will restrict our ability to take specific actions, even if we believe them to be in our best interest, including, subject to various exceptions, restrictions on our ability to:

  •
  consummate a merger, consolidation or sale of all or substantially all of our assets; and

  •
  incur secured and unsecured indebtedness.

        In addition, our revolving credit facilities, term loans and certain other debt agreements require us to meet specified financial ratios and the indenture governing the notes requires us to maintain at all times a specified ratio of unencumbered assets to unsecured debt. These covenants may restrict our ability to expand or fully pursue our business strategies. Our ability to comply with these and other provisions of the indenture governing the notes, our revolving credit facility and certain other debt agreements may be affected by changes in our operating and financial performance, changes in general business and economic conditions, adverse regulatory developments or other events beyond our control.

The breach of any of these covenants could result in a default under our indebtedness, which could result in the acceleration of the maturity of such indebtedness. If any of our indebtedness is accelerated prior to maturity, we may not be able to repay such indebtedness or refinance such indebtedness on favorable terms, or at all.

There is no prior public market for the notes, so if an active trading market does not develop or is not maintained for the notes you may not be able to resell them on favorable terms when desired, or at all.

        Prior to this offering, there was no public market for the notes and we cannot assure you that an active trading market will ever develop for the notes or, if one develops, will be maintained. Furthermore, we do not intend to apply for listing of the notes on any securities exchange or for the inclusion of the notes on any automated dealer quotation system. The underwriters have informed us that they currently intend to make a market in the notes after this offering is completed. However, the underwriters may cease their market making at any time without notice to or the consent of existing noteholders. The lack of a trading market could adversely affect your ability to sell the notes when desired, or at all, and the price at which you may be able to sell the notes. The liquidity of the trading market, if any, and future trading prices of the notes will depend on many factors, including, among other things, prevailing interest rates, our financial condition, liquidity, results of operations and prospects, the market for similar securities and the overall securities market, and may be adversely affected by unfavorable changes in these factors. It is possible that the market for the notes will be subject to disruptions which may have a negative effect on the holders of the notes, regardless of our financial condition, liquidity, results of operations or prospects.

Use of proceeds

        We expect to receive net proceeds from the sale of the notes in this offering of approximately $297.7 million, after deducting the underwriting discount and other estimated offering expenses payable by us. We will use the net proceeds to reduce amounts outstanding under our unsecured revolving credit facilities and for general business purposes.

        Borrowings under our three unsecured revolving credit facilities bear interest at one-month LIBOR plus a spread of 100 to 175 basis points. As of June 30, 2014, the interest rate applicable to outstanding balances under our unsecured revolving credit facilities, based on our credit ratings from Moody's and Fitch, was one-month LIBOR plus 140 basis points. Additionally, we pay an annual facility fee that ranges from 0.15% to 0.35% of the total capacity of each facility. As of June 30, 2014, the annual facility fee is 0.30%. The three unsecured credit facilities had a weighted-average interest rate of 1.55% per annum at June 30, 2014. The following summarizes certain information about our unsecured credit facilities as of June 30, 2014 (in thousands):

	Total capacity	Total outstanding		Maturity date	Extended maturity date(4)
Facility A	$600,000	$222,829	(1)	November 2015	November 2016
First Tennessee	100,000	9,000	(2)	February 2016	N/A
Facility B	600,000	149,383	(3)	November 2016	November 2017

	$1,300,000	$381,212

(1)
There was an additional $1,525 outstanding on this facility as of June 30, 2014 for letters of credit. Up to $50,000 of the capacity on this facility can be used for letters of credit.

(2)
There was an additional $113 outstanding on this facility as of June 30, 2014 for letters of credit. Up to $20,000 of the capacity on this facility can be used for letters of credit.

(3)
There was an additional $123 outstanding on this facility as of June 30, 2014 for letters of credit. Up to $50,000 of the capacity on this facility can be used for letters of credit.

(4)
The extended maturity date will be the maturity date of the applicable facility if we elect to exercise our option to extend the maturity date. Each such election is subject to continued compliance with the terms of the applicable facility and requires the payment of a one-time extension fee of 0.20% of the total capacity of such credit facility.

        Pending application of any portion of the net proceeds, we may invest it in interest-bearing accounts and short-term, interest-bearing securities as is consistent with our intention to maintain the Company's qualification for taxation as a REIT. Such investments may include, for example, obligations of the Government National Mortgage Association, other government and governmental agency securities, certificates of deposit and interest-bearing bank deposits.

        Affiliates of certain of the underwriters are lenders under our revolving credit facilities and term loans and will receive their pro rata portions of any amounts repaid under these loans. See "Underwriting (conflicts of interest)—Conflicts of Interest."

 Ratio of Earnings to Fixed Charges

        The tables below present our and the Operating Partnership's consolidated ratios of earnings to fixed charges for each of the periods indicated. We compute the ratio of earnings to fixed charges by dividing earnings by fixed charges. For this purpose, "earnings" is the sum of net income before discontinued operations, equity in earnings of unconsolidated affiliates, noncontrolling interests' share of earnings (excluding those that have not incurred fixed charges) and fixed charges (excluding capitalized interest), plus distributed income from unconsolidated affiliates. For this purpose, "fixed charges" consist of interest expense (including capitalized interest), amortization of debt issuance costs, the portion of rent expense representing an interest factor, and preferred dividend requirements of consolidated subsidiaries, if any.

CBL & Associates Properties, Inc.

	Year Ended December 31,
Six Months Ended June 30, 2014	2013	2012	2011	2010	2009
1.86x	1.47x	1.77x	1.56x	1.42x	1.35x

CBL & Associates Limited Partnership

	Year Ended December 31,
Six Months Ended June 30, 2014	2013	2012	2011	2010	2009
1.86x	1.47x	1.77x	1.56x	1.42x	1.36x

Description of the Operating Partnership's notes and the Limited Guarantee

        The following summary of certain terms of the notes and related limited guarantee supplements, and, to the extent inconsistent, replaces, the description in the accompanying prospectus of the general terms and provisions of the debt securities and related limited guarantee, to which description reference is hereby made. The following summary of certain provisions of the notes, the related limited guarantee and the indenture does not purport to be complete and is qualified in its entirety by reference to the actual provisions of the notes, the related limited guarantee and the indenture. Certain capitalized terms used but not defined herein shall have the meanings given to them in the accompanying prospectus, the indenture, the notes or the related limited guarantee, as the case may be. As used in this section, "the Company" refers to CBL & Associates Properties, Inc. and the terms "we," "us," "our" or "the Operating Partnership" refer only to CBL & Associates Limited Partnership, and not to any of their respective subsidiaries.

General

        The notes will be issued pursuant to an indenture (as amended or supplemented from time to time, the "indenture"), by and among the Operating Partnership, the Company, as limited guarantor, and U.S. Bank National Association, as trustee (the "trustee"). You may request copies of the indenture and the form of the notes and the related limited guarantee from us.

        The notes will be our unsecured and unsubordinated indebtedness and will rank equally in right of payment with each other and with all of our other unsecured and unsubordinated indebtedness. However, the notes will be effectively subordinated in right of payment to our mortgages and other secured indebtedness (to the extent of the value of the collateral securing the same) and to all preferred equity and liabilities, whether secured or unsecured, of our subsidiaries. As of June 30, 2014, we had outstanding $1.3 billion of indebtedness, all of which was unsecured and unsubordinated indebtedness, and our consolidated subsidiaries had $3.7 billion of total liabilities, and no preferred equity of such consolidated subsidiaries was outstanding. See "Risk Factors—Our substantial indebtedness could materially and adversely affect us and the ability of the Operating Partnership to meet its debt service obligations under the notes" and "Risk Factors—The structural subordination of the notes may limit the Operating Partnership's ability to meet its debt service obligations under the notes" beginning on pages S-6 and S-7, respectively, of this prospectus supplement.

        The notes will initially be limited to an aggregate principal amount of $300 million. We may, from time to time, without notice to or the consent of any note holders, create and issue additional debt securities having the same terms as the notes in all respects, except for the issue date and, under certain circumstances, the issue price, the date from which interest begins to accrue and the first payment of interest thereon, provided that (i) such issuance complies with the covenants described below under "—Certain Covenants" and (ii) any additional debt securities must be fungible with the previously outstanding notes for U.S. federal income tax purposes. Additional debt securities issued in this manner will be consolidated with, and will form a single series of debt securities under the indenture with, the notes. The notes and any additional debt securities will rank equally and ratably in right of payment and will be treated as a single series of debt securities for all purposes under the indenture.

        The notes will be issued only in fully registered, book-entry form, in denominations of $2,000 and integral multiples of $1,000 in excess thereof, except under the limited circumstances described below under "—Book-Entry System" in this prospectus supplement. The holder of a note will be treated as its owner for all purposes.

        If any interest payment date, the stated maturity date or any redemption date is not a "New York business day," which we define as any day other than a Saturday, Sunday or other day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to close, the payment otherwise required to be made on such date will be made on the next New York business day without any additional payment as a result of such delay. All payments will be made in U.S. dollars.

        The terms of the notes will provide that we are permitted to withhold from interest payments and payments upon the maturity or earlier redemption of notes any amounts we are required to withhold by law. For example, non-U.S. holders of notes may, under some circumstances, be subject to U.S. federal withholding tax with respect to payments of interest on such notes. See "Material U.S. Federal Income Tax Considerations—Taxation of Debt Securities—Non-U.S. Holders" in the accompanying prospectus.

        Except as described in this prospectus supplement under the heading "—Certain Covenants," and in the accompanying prospectus under the heading "—Merger, Consolidation and Transfer of Assets," the indenture does not contain any provisions that would limit the ability of the Company, the Operating Partnership or the subsidiaries thereof to incur indebtedness or issue preferred equity or to substantially reduce or eliminate their assets, which may have a materially adverse effect on the Operating Partnership's ability to service its indebtedness (including the notes) or the Company's ability to satisfy its obligations (including those under the limited guarantee), or that would afford you protection in the event of:

  •
  a recapitalization or other highly leveraged or similar transaction involving us, any of our affiliates or our management;

  •
  a change of control involving us or the Company; or

  •
  a merger, consolidation, amalgamation, reorganization or restructuring involving us or the Company or a sale, assignment, transfer, lease or other conveyance of all or substantially all of our assets or those of the Company that may adversely affect you.

        We or one of our affiliates may, to the extent permitted by applicable law, at any time purchase notes in the open market, by tender at any price or by private agreement. Any notes so purchased may not be reissued or resold and will be canceled promptly.

Limited Guarantee

        The Company will provide a limited guarantee with respect to the notes for any losses suffered solely by reason of fraud or willful misrepresentation by the Operating Partnership or its affiliates. The limited guarantee will rank equally in right of payment with all other unsecured and unsubordinated indebtedness of the Company. However, the Company has no significant assets other than its indirect interest in the Operating Partnership, and substantially all of the Company's assets are held by or through the Operating Partnership. See "Risk Factors—The Company has no significant operations and no material assets other than its indirect investment in the Operating Partnership; therefore, the limited guarantee does not provide material additional credit support". Furthermore, the Company's limited guarantee of the notes will be effectively subordinated in right of payment to all liabilities, whether secured or unsecured, and any preferred equity of its subsidiaries (including the Operating Partnership and any entity the Company accounts for under the equity method of accounting). As of June 30, 2014, the total indebtedness of the Company's consolidated subsidiaries was approximately $4.8 billion (excluding trade payables, distributions payable, accrued expenses and committed letters of credit) and no preferred equity of such subsidiaries was outstanding.

        Under the indenture, the holders of the notes will be deemed to have consented to the release of the limited guarantee of the notes provided by the Company, without any action required on the part of the trustee or any holder of the notes, if the Company is no longer a guarantor or obligor under any of the term loan and credit agreements (as defined below). Accordingly, if the lenders under each of the term loan and credit agreements, as applicable, release the Company from its limited guarantee thereof or obligations as a borrower thereunder, the Company's limited guarantee with respect to the notes will automatically terminate, and the Company will give prompt written notice to the trustee of the release of the Company from its limited guarantee of the notes. At our written instruction, the trustee will execute and deliver any documents, instructions or instruments evidencing any such release.

        The Company's limited guarantee will also be released if we exercise our legal defeasance option as described under "Description of Debt Securities of the Operating Partnership and Related Limited Guarantees—Discharge, Legal Defeasance and Covenant Defeasance" in the accompanying prospectus or if our obligations under the indenture are discharged as described under "Description of Debt Securities of the Operating Partnership and Related Limited Guarantees—Discharge, Legal Defeasance and Covenant Defeasance" in the accompanying prospectus. At our written instruction, the trustee will execute and deliver any documents, instructions or instruments evidencing any such release.

        The obligations of the Company under its limited guarantee of the notes that are released as described above will be reinstated if the Company again becomes obligated to provide a limited guarantee with respect to our obligations under the term loan and credit agreements.

        To the extent that, in the future, any subsidiary executes and delivers a guarantee of, or otherwise becomes obligated in respect of, any debt of the Company, the Operating Partnership or any other subsidiary of the Operating Partnership issued pursuant to (i) the Term Loan Agreement, dated as of July 30, 2013, by and among the Operating Partnership, the Company, and each of the financial institutions party thereto (together with any refinancing thereof or amendments thereto, the "2013 term loan"), (ii) the Third Amended and Restated Credit Agreement, dated as of November 13, 2012, by and among the Operating Partnership, the Company, and each of the financial institutions party thereto (together with any refinancing thereof or amendments thereto, the "third amended and restated 2012 credit agreement), or (iii) the Eighth Amended and Restated Credit Agreement, dated as of November 13, 2012, by and among the Operating Partnership, the Company, and each of the financial institutions party thereto (together with any refinancing thereof or amendments thereto, the "eighth amended and restated credit agreement," and, collectively, with the 2013 term loan and the third amended and restated 2012 credit agreement, the "term loan and credit agreements"), the Operating Partnership shall cause such subsidiary to guarantee the Operating Partnership's obligations under the notes and the indenture on a senior basis (the "subsidiary guarantee") and will give prompt written notice to the trustee of the applicability of any subsidiary guarantee.

        If a subsidiary becomes obligated to guarantee the notes after the initial issue date, then the Operating Partnership shall cause such subsidiary, within 5 business days, to (A) execute and deliver to the trustee a supplemental indenture, in form reasonably satisfactory to the trustee, pursuant to which such subsidiary shall guarantee all of the Operating Partnership's obligations under the notes and the indenture on a senior basis and (B) deliver to the trustee an opinion of counsel to the effect that such supplemental indenture and guarantee of the notes have each been duly authorized, executed and delivered and each constitutes a valid, legally binding and enforceable obligation of such subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws related to fraudulent transfer) and except insofar as enforcement thereof is subject to general principles of equity.

        Any such subsidiary guarantee would rank equally and ratably with all other senior unsecured indebtedness of the applicable subsidiary guarantor from time to time outstanding, including the indebtedness that triggers the effectiveness of such guarantee if such indebtedness is senior unsecured indebtedness, would rank senior to any non-senior unsecured indebtedness, and would effectively rank junior to any secured indebtedness of such subsidiary guarantor to the extent of the value of the assets securing such indebtedness.

        Under the indenture, the holders of the notes will be deemed to have consented to the release of the guarantee of the notes provided by a subsidiary guarantor, without any action required on the part of the trustee or any holder of the notes, if such subsidiary guarantor is no longer a guarantor or obligor under any of the term loan and credit agreements. Accordingly, if the lenders under each of the term loan and credit agreements, as applicable, release a subsidiary guarantor from its guarantee thereof or obligations as a borrower thereunder, the subsidiary guarantor's guarantee of the notes will automatically terminate and the Company will give prompt written notice to the trustee of the release of any subsidiary guarantor from its subsidiary guarantee of the notes. At our written instruction, the trustee will execute and deliver any documents, instructions or instruments evidencing any such release.

        The subsidiary guarantor's guarantee also will be released if we exercise our legal defeasance option as described under "Description of Debt Securities of the Operating Partnership and Related Limited Guarantees—Discharge, Legal Defeasance and Covenant Defeasance" in the accompanying prospectus or if our obligations under the indenture are discharged as described under "Description of Debt Securities of the Operating Partnership and Related Limited Guarantees—Discharge, Legal Defeasance and Covenant Defeasance" in the accompanying prospectus. At our written instruction, the trustee will execute and deliver any documents, instructions or instruments evidencing any such release.

        The obligations of a subsidiary guarantor under its subsidiary guarantee of the notes that are released as described above will be reinstated if such subsidiary guarantor again becomes obligated to guarantee the notes as contemplated in the fifth immediately preceding paragraph.

        The indenture governing the notes provides that the obligations of any subsidiary guarantor under any subsidiary guarantee will be limited as necessary to prevent such subsidiary guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law. We cannot assure you that this limitation will protect any subsidiary guarantee from fraudulent conveyance or fraudulent transfer challenges or, if it does, that the remaining amount due and collectible thereunder would suffice, if necessary, to pay the notes in full when due.

        CBL Holdings I, Inc., the Operating Partnership's sole general partner, will not have any liability with respect to the notes and will not be party to the limited guarantee.

Interest

        Interest on the notes will accrue at the rate of 4.60% per year from and including October 8, 2014 or the most recent interest payment date to which interest has been paid or provided for, as the case may be, and will be payable semiannually in arrears on April 15 and October 15 of each year, beginning on April 15, 2015 (each, an "interest payment date"). The interest so payable will be paid to each holder in whose name a note is registered at the close of business on the April 1 or October 1 (whether or not a New York business day) immediately preceding the applicable interest payment date. Interest on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. In addition, the annual interest rate is subject to increase under certain circumstances as provided below under "—Interest Rate Adjustment," and all references to interest herein shall be deemed to include any and all increased interest.

        If any interest payment date, the maturity date, any date fixed for redemption or any other day on which the principal of, premium, if any, or interest on a note becomes due and payable falls on a day that is not a business day, the required payment shall be made on the next business day as if it were made on the date the payment was due and no interest will accrue on the amount so payable for the period from and after such interest payment date, maturity date, redemption date or other date, as the case may be.

Maturity

        The notes will mature on October 15, 2024 (the "stated maturity date") and will be paid against presentation and surrender thereof at the corporate trust office of the trustee, unless earlier redeemed by us at our sole option, as described below under "—Optional Redemption." The notes will not be entitled to the benefits of, or be subject to, any sinking fund.

Optional redemption

        The notes will be redeemable, at our sole option, in whole at any time or in part from time to time, in each case prior to July 15, 2024 (i.e., three months prior to the stated maturity date of the notes), for cash, at a redemption price equal to the greater of (1) 100% of the aggregate principal amount of the notes to be redeemed or (2) an amount equal to the sum of the present values of the remaining scheduled payments of principal of and interest on the notes to be redeemed, not including any portion of the payments of interest accrued to, but not including, such redemption date, discounted to such redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 0.35%, or 35 basis points, plus, in each case (1) and (2), accrued and unpaid interest, if any, on the principal amount of the notes to be redeemed to, but not including, such redemption date. In addition, at any time on or after July 15, 2024 (i.e., three months prior to the stated maturity date of the notes), the notes will be redeemable, at our sole option, in whole at any time or in part from time to time, for cash, at a redemption price equal to 100% of the aggregate principal amount of the notes to be redeemed plus accrued and unpaid interest, if any, on the principal amount of the notes to be redeemed to, but not including, such redemption date. Notwithstanding the foregoing, interest will be payable to holders of the notes on the regular record date applicable to an interest payment date falling on or before a date of redemption.

        The following definitions will apply with respect to the foregoing:

        "Comparable Treasury Issue" means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes.

        "Comparable Treasury Price" means, with respect to any redemption date for the notes, (1) the average of three Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of five Reference Treasury Dealer Quotations, or (2) if we obtain fewer than five such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

        "Independent Investment Banker" means one of J.P. Morgan Securities LLC, RBC Capital Markets, LLC, U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC and their successors, appointed by us or, if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by us.

        "Reference Treasury Dealer" means: each of (i) J.P. Morgan Securities LLC and RBC Capital Markets, LLC and their respective successors; provided that if any of the foregoing shall cease to be a primary U.S. Government securities dealer (a "Primary Treasury Dealer"), we will substitute therefor another Primary Treasury Dealer, (ii) a Primary Treasury Dealer selected by U.S. Bancorp Investments, Inc., (iii) a Primary Treasury Dealer selected by Wells Fargo Securities, LLC and (iv) one other Primary Treasury Dealer selected by us.

        "Reference Treasury Dealer Quotations" means, with respect to the Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed, in each case, as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third New York business day preceding such redemption date.

        "Treasury Rate" means (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities", for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining life of the notes, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month), or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third New York business day preceding the redemption date.

        In order to exercise our right of optional redemption, we (or, at our request, the trustee on our behalf) must deliver a written notice of redemption to each holder of notes to be redeemed at least 30 days but not more than 60 days prior to the redemption date. Such notice of redemption shall specify the principal amount of notes to be redeemed, the CUSIP and ISIN numbers of the notes to be redeemed, the redemption date, the redemption price, the place or places of payment and that payment will be made upon presentation and surrender of such notes. Once notice of redemption is delivered to holders, the notes called for redemption will become due and payable on the redemption date at the redemption price. On or before 10:00 a.m., New York City time, on the redemption date, we will deposit with the trustee or with one or more paying agents an amount of money sufficient to redeem on the redemption date all the notes so called for redemption at the redemption price.

        Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or any portion of the notes called for redemption.

        If less than all of the notes are to be redeemed, the trustee will select the notes to be redeemed, which in the case of notes in book-entry form, will be in accordance with the procedures of The Depository Trust Company ("DTC"). The trustee may select notes and portions of notes in amounts of $2,000 and whole multiples of $1,000 in excess of $2,000.

Certain covenants

        Limitation on total outstanding debt.    Neither the Company nor the Operating Partnership will incur, or permit any of the Subsidiaries to incur, any Debt (including, without limitation, Acquired Debt) if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds from such Debt on a pro forma basis, the aggregate principal amount of outstanding Debt of the Company, the Operating Partnership and the Subsidiaries (determined on a consolidated basis in accordance with United States generally accepted accounting principles) is greater than 60% of the sum of the following (without duplication): (1) Total Assets of the Company, the Operating Partnership and the Subsidiaries as of the last day of the fiscal quarter covered in the Company's annual or quarterly report most recently furnished to holders of the notes or filed with the SEC, as the case may be, or, if the Company is no longer obligated to file annual and quarterly reports with the SEC, as of the last day of the then most recently ended fiscal quarter and (2) the aggregate purchase price of any real estate assets or mortgages receivable acquired, and the aggregate amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by the Company, the Operating Partnership or any Subsidiary since the end of such fiscal quarter, including the proceeds obtained from the incurrence of such additional Debt.

        Secured debt test.    Neither the Company nor the Operating Partnership will incur, or permit any of the Subsidiaries to incur, any Debt (including, without limitation, Acquired Debt) secured by any Lien on any of their respective property or assets, whether owned on the date of the indenture or subsequently acquired, if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds from such Debt on a pro forma basis, the aggregate principal amount of outstanding Debt of the Company, the Operating Partnership and the Subsidiaries (determined on a consolidated basis in accordance with United States generally accepted accounting principles) which is secured by a Lien on any property or assets of the Company, the Operating Partnership or any of the Subsidiaries is greater than (a) at any time prior to January 1, 2020, 45%, and (b) at any time on or after January 1, 2020, 40%, in each case, of the sum of (without duplication): (1) Total Assets of the Company, the Operating Partnership and the Subsidiaries as of the last day of the fiscal quarter covered in the Company's annual or quarterly report most recently furnished to holders of the notes or filed with the SEC, as the case may be, or, if the Company is no longer obligated to file annual and quarterly reports with the SEC, as of the last day of the then most recently ended fiscal quarter and (2) the aggregate purchase price of any real estate assets or mortgages receivable acquired, and the aggregate amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by the Company, the Operating Partnership or any Subsidiary since the end of such fiscal quarter, including the proceeds obtained from the incurrence of such additional Debt.

        The interest rate payable on the notes will be subject to adjustment from time to time if, on or after January 1, 2016 and prior to January 1, 2020, the percentage of outstanding Debt of the Company, the Operating Partnership and the Subsidiaries (determined on a consolidated basis in accordance with United States generally accepted accounting principles) secured by a Lien is greater than 40% but less than 45% of the sum of (without duplication): (1) Total Assets of the Company, the Operating Partnership and the Subsidiaries as of the last day of the fiscal quarter covered in the Company's annual or quarterly report most recently furnished to holders of the notes or filed with the SEC, as the case may be, or, if the Company is no longer obligated to file annual and quarterly reports with the SEC, as of the last day of the then most recently ended fiscal quarter and (2) the aggregate purchase price of any real estate assets or mortgages receivable acquired, and the aggregate amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by the Company, the Operating Partnership or any Subsidiary since the end of such fiscal quarter, including the proceeds obtained from the incurrence of such additional Debt, as described below under "—Interest Rate Adjustment." If such percentage is greater than 40% at any time on or after January 1, 2020 or greater than 45% prior to January 1, 2020, an Event of Default with respect to the notes will arise, subject to notice and cure provisions.

        Debt service test.    Neither the Company nor the Operating Partnership will incur, or permit any of the Subsidiaries to incur, any Debt (including, without limitation, Acquired Debt) if the ratio of Consolidated Income Available for Debt Service to Annual Debt Service Charge for the period consisting of the four consecutive fiscal quarters most recently ended as of the last day of the fiscal quarter covered in the Company's annual or quarterly report most recently furnished to holders of the notes or filed with the SEC, as the case may be, or, if the Company is no longer obligated to file annual and quarterly reports with the SEC, the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred shall have been less than 1.5:1 on a pro forma basis after giving effect to the incurrence of such Debt and the application of the proceeds from such Debt (determined on a consolidated basis in accordance with United States generally accepted accounting principles), and calculated on the following assumptions: (1) such Debt and any other Debt (including, without limitation, Acquired Debt) incurred by the Company, the Operating Partnership or any Subsidiary since the first day of such four-quarter period had been incurred, and the application of the proceeds from such Debt (including to repay or retire other Debt) had occurred, on the first day of such period; (2) the repayment or retirement by the Company, the Operating Partnership or any Subsidiary of any other Debt since the first day of such four-quarter period had occurred on the first day of such period (except that, in making this computation, the amount of Debt under any revolving credit facility, line of credit or similar facility will be computed based upon the average daily balance of such Debt during such period); and (3) in the case of any acquisition or disposition by the Company, the Operating Partnership or any Subsidiary of any asset or group of assets with a fair market value in excess of $1.0 million since the first day of such four-quarter period, whether by merger, stock purchase or sale or asset purchase or sale or otherwise, such acquisition or disposition had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.

        If the Debt giving rise to the need to make the calculation described above or any other Debt incurred after the first day of the relevant four-quarter period bears interest at a floating rate, then, for purposes of calculating the Annual Debt Service Charge, the interest rate on such Debt will be computed on a pro forma basis by applying the average daily rate which would have been in effect during the entire four-quarter period if such Debt was outstanding during such period to the greater of the amount of such Debt outstanding at the end of such period or the average amount of such Debt outstanding during such period. For purposes of the foregoing, Debt will be deemed to be incurred by the Company, the Operating Partnership or any Subsidiary whenever it shall create, assume, guarantee or otherwise become liable in respect thereof.

        Maintenance of total unencumbered assets.    The Company, the Operating Partnership and the Subsidiaries, on an aggregate basis, will not have at any time Total Unencumbered Assets of less than 150% of the aggregate principal amount of outstanding Unsecured Debt determined on a consolidated basis in accordance with accounting principles generally accepted in the United States.

        Set forth below are certain defined terms used in this prospectus supplement. We refer you to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used in this prospectus supplement or the accompanying prospectus for which no definition is provided.

        "Acquired Debt" means Debt of a person:

  •
  existing at the time such person is merged or consolidated with or into the Company, the Operating Partnership or any Subsidiary or becomes a Subsidiary of the Company or the Operating Partnership but only to the extent not repaid in connection with such merger or consolidation; or

  •
  assumed by the Company, the Operating Partnership or any Subsidiary in connection with the acquisition of assets from such person.

        Acquired Debt shall be deemed to be incurred on the date the acquired person is merged or consolidated with or into the Company, the Operating Partnership or any Subsidiary or becomes a Subsidiary of the Company or the Operating Partnership or the date of the related acquisition, as the case may be, determined on a consolidated basis in accordance with accounting principles generally accepted in the United States.

        "Annual Debt Service Charge" means, for any period, the interest expense on Debt of the Company, the Operating Partnership and the Subsidiaries for such period, determined on a consolidated basis in accordance with accounting principles generally accepted in the United States (but excluding deferred financing costs, debt restructuring or modification charges and debt premiums).

        "Consolidated Income Available for Debt Service" for any period means Consolidated Net Income for such period, plus amounts which have been deducted and minus amounts which have been added for, without duplication:

  •
  interest expense on Debt;

  •
  provision for taxes based on income;

  •
  amortization of debt discount, premium and deferred financing costs;

  •
  impairment losses and gains on sales or other dispositions of properties and other investments;

  •
  real estate related depreciation and amortization;

  •
  the effect of any non-cash and non-recurring charges;

  •
  amortization of deferred charges;

  •
  gains or losses on extinguishment of debt; and

  •
  acquisition expenses,

all determined on a consolidated basis in accordance with accounting principles generally accepted in the United States.

        "Consolidated Net Income" for any period means the amount of net income (or loss) of the Company, the Operating Partnership and the Subsidiaries for such period, excluding, without duplication:

  •
  extraordinary items; and

  •
  the portion of net income of the Company, the Operating Partnership and the Subsidiaries in unconsolidated persons to the extent that cash dividends or distributions have not actually been received by the Company, the Operating Partnership or any Subsidiary,

all determined on a consolidated basis in accordance with accounting principles generally accepted in the United States.

        "Debt" means, with respect to any person, any indebtedness of such person in respect of:

  •
  borrowed money evidenced by bonds, notes, debentures or similar instruments;

  •
  indebtedness secured by any Lien on any property or asset owned by such person, but only to the extent of the lesser of (a) the amount of indebtedness so secured and (b) the fair market value (if then determined in good faith by the board of directors of such person or, in the case of the Operating Partnership, the Company or any Subsidiary, by the board of directors of the Operating Partnership's general partner or of the Company, as applicable, or a duly authorized committee thereof) of the property subject to such Lien;

  •
  reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable; or

  •
  any lease of property by such person as lessee which is required to be reflected on such person's balance sheet as a capitalized lease in accordance with accounting principles generally accepted in the United States, all determined on a consolidated basis in accordance with accounting principles generally accepted in the United States, and also includes, to the extent not otherwise included, any non-contingent obligation of such person to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Debt of the types referred to above of another person (it being understood that Debt shall be deemed to be incurred by such person whenever such person shall create, assume, guarantee (on a non-contingent basis) or otherwise become liable in respect thereof).

        "Lien" means any mortgage, deed of trust, lien, charge, pledge, security interest, security agreement, or other encumbrance of any kind.

        "Subsidiary" means, with respect to the Company or the Operating Partnership, any person (as defined in the indenture but excluding an individual), a majority of the outstanding voting stock, partnership interests, membership interests or other equity interests, as the case may be, of which is owned or controlled, directly or indirectly, by the Company or the Operating Partnership, as the case may be, and/or by one or more other Subsidiaries of the Company or the Operating Partnership, as the case may be, that is consolidated in the financial statements of the Company or the Operating Partnership in accordance with accounting principles generally accepted in the United States and any other persons that are consolidated with the Operating Partnership and the Company for purposes of accounting principles generally accepted in the United States. For the purposes of this definition, "voting stock, partnership interests, membership interests or other equity interests" means stock or interests having voting power for the election of directors, trustees or managers (or similar members of the governing body of such person), as the case may be, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

        "Total Assets" means the sum of, without duplication:

  •
  Undepreciated Real Estate Assets; and

  •
  all other assets (excluding accounts receivable and non-real estate intangibles) of the Company, the Operating Partnership and the Subsidiaries,

all determined on a consolidated basis in accordance with accounting principles generally accepted in the United States.

        "Total Unencumbered Assets" means the sum of, without duplication:

  •
  those Undepreciated Real Estate Assets which are not subject to a Lien securing Debt; and

  •
  all other assets (excluding accounts receivable and non-real estate intangibles) of the Company, the Operating Partnership and the Subsidiaries to the extent not subject to a Lien securing Debt,

all determined on a consolidated basis in accordance with accounting principles generally accepted in the United States; provided, however, that, in determining Total Unencumbered Assets as a percentage of outstanding Unsecured Debt for purposes of the covenant set forth above under "—Maintenance of Total Unencumbered Assets," all investments in unconsolidated limited partnerships, unconsolidated limited liability companies and other unconsolidated entities shall be excluded from Total Unencumbered Assets.

        "Undepreciated Real Estate Assets" means, as of any date, the cost (original cost plus capital improvements) of real estate assets and related intangibles of the Company, the Operating Partnership and the Subsidiaries on such date, before depreciation and amortization, all determined on a consolidated basis in accordance with accounting principles generally accepted in the United States.

        "Unsecured Debt" means Debt of the Company, the Operating Partnership or any of the Subsidiaries which is not secured by a Lien on any property or assets of the Company, the Operating Partnership or any of the Subsidiaries, all determined on a consolidated basis in accordance with accounting principles generally accepted in the United States.

Interest rate adjustment

        The interest rate payable on the notes will be subject to adjustment from time to time if, on or after January 1, 2016 and prior to January 1, 2020, the aggregate principal amount of all outstanding Debt of the Company, the Operating Partnership and the Subsidiaries (determined on a consolidated basis in accordance with accounting principles generally accepted in the United States) which is secured by a Lien on any of their respective properties or assets is greater than 40% but less than 45% of the sum of (without duplication): (1) Total Assets of the Company, the Operating Partnership and the Subsidiaries as of the last day of the fiscal quarter covered in the Company's annual or quarterly report most recently furnished to holders of the notes or filed with the SEC, as the case may be, or, if the Company is no longer obligated to file annual and quarterly reports with the SEC, as of the last day of the then most recently ended fiscal quarter and (2) the aggregate purchase price of any real estate assets or mortgages receivable acquired, and the aggregate amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by the Company, the Operating Partnership or any Subsidiary since the end of such fiscal quarter, including the proceeds obtained from the incurrence of any additional Debt, as follows.

Date	Amount of interest rate increase
On or after January 1, 2016 until prior to January 1, 2017	0.25%
On or after January 1, 2017 until prior to January 1, 2018	0.50%
On or after January 1, 2018 until prior to January 1, 2019	0.75%
On or after January 1, 2019 until prior to January 1, 2020	1.00%

        If at any time the interest rate on the notes has been adjusted upward and the aggregate principal amount of all outstanding Debt of the Company, the Operating Partnership and the Subsidiaries (determined on a consolidated basis in accordance with accounting principles generally accepted in the United States) which is secured by a Lien on any of their respective property or assets is 40% or less of the sum of (without duplication): (1) Total Assets of the Company, the Operating Partnership and the Subsidiaries as of the last day of the fiscal quarter covered in the Company's annual or quarterly report most recently furnished to holders of the notes or filed with the SEC, as the case may be, or, if the Company is no longer obligated to file annual and quarterly reports with the SEC, as of the last day of the then most recently ended fiscal quarter and (2) the aggregate purchase price of any real estate assets or mortgages receivable acquired, and the aggregate amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by the Company, the Operating Partnership or any Subsidiary since the end of such fiscal quarter, including the proceeds obtained from the incurrence of any additional Debt, then the interest rate on the notes will be decreased such that the interest rate for the notes equals the interest rate on the notes on the date of their issuance. However, the interest rate on the notes will be subject to further adjustment upward if the conditions specified in the first paragraph above become applicable again during the time periods noted in the table above.

        In no event shall (1) the interest rate for the notes be reduced to below the interest rate payable on the notes on the date of their issuance, (2) the total increase in the interest rate on the notes exceed 1.00% above the interest rate payable on the notes on the date of their issuance or (3) the interest rate for the notes on or after January 1, 2020 exceed the interest rate on the notes on the date of their issuance.

Calculations in respect of the notes

        Except as explicitly specified otherwise herein, the Operating Partnership will be responsible for making all calculations required under the notes. The Operating Partnership will make all these calculations in good faith and, absent manifest error, its calculations will be final and binding on holders of the notes. The Operating Partnership will provide a schedule of its calculations to the trustee, and the trustee is entitled to rely upon the accuracy of such calculations without independent verification. The trustee will forward the Operating Partnership's calculations to any holder of notes upon request.

Defeasance

        The notes will be subject to legal defeasance and covenant defeasance as set forth in the indenture and described in "Description of Debt Securities of the Operating Partnership and Related Limited Guarantees—Discharge, Legal Defeasance and Covenant Defeasance" in the accompanying prospectus.

Trustee

        U.S. Bank National Association will initially act as the trustee, registrar and paying agent for the notes, subject to replacement upon certain events specified in the indenture.

Book-entry system

        The notes will be issued in the form of one or more fully registered global securities ("Global Securities") that will be deposited with, or on behalf of, DTC, and registered in the name of DTC's partnership nominee, Cede & Co. Except under the circumstance described below, the notes will not be issuable in certificated form. Unless and until it is exchanged in whole or in part for the individual notes it represents, a Global Security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any nominee of DTC to a successor depository or any nominee of such successor.

        Investors may elect to hold their interest in the Global Securities through either DTC, Clearstream Banking, société anonyme ("Clearstream") or Euroclear Bank S.A./N.V. ("Euroclear") if they are participants in these systems, or indirectly through organizations which are participants in these systems. Clearstream and Euroclear will hold interests on behalf of their participants though customers' securities accounts in Clearstream and Euroclear's names on the books of their respective depositaries, which in turn will hold interests in customers' securities accounts in the depositaries' names on the books of DTC. At the present time, Citibank, N.A. acts as U.S. depositary for Clearstream and JPMorgan Chase Bank, N.A. acts as U.S. depositary for Euroclear.

        DTC has advised us of the following information regarding DTC: DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

        DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments that DTC's participants ("Direct Participants") deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Direct Participants' accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC is owned by the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The DTC rules applicable to its participants are on file with the SEC.

        Purchases of Global Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Global Securities on DTC's records. The ownership interest of each actual purchaser of each Global Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Global Securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Global Securities, except in the event that use of the book-entry system for the Global Securities is discontinued.

        To facilitate subsequent transfers, all Global Securities deposited by Direct Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of Global Securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Global Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Global Securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        If applicable, redemption notices shall be sent to Cede & Co. If less than all of the Global Securities are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participant in such Global Securities to be redeemed.

        Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the Global Securities unless authorized by a Direct Participant in accordance with DTC's procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Global Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy). Payments in respect of the Global Securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC by wire transfer of immediately available funds. DTC's practice is to credit Direct Participants' accounts, upon DTC's receipt of funds and corresponding detail information from us or the Trustee, on the payable date in accordance with their respective holdings shown on DTC's records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, the Trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payments to Cede & Co. (or such other nominee as requested by an authorized representative of DTC) are our responsibility or that of the Trustee, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

        DTC may discontinue providing its services as depository with respect to the Global Securities at any time by giving reasonable notice to us or the Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, Global Security certificates are required to be printed and delivered.

        We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Global Security certificates will be printed and delivered to DTC.

        Clearstream.    Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations ("Clearstream Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides Clearstream Participants with, among other things, services for safekeeping, administration, clearance and establishment of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.

        Distributions with respect to notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures to the extent received by DTC for Clearstream.

        Euroclear.    Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the "Euroclear Operator"), under contract with Euro-clear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

        The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. These Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

        Distributions with respect to notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the terms and conditions of Euroclear, to the extent received by DTC for Euroclear.

        Links have been established among DTC, Clearstream and Euroclear to facilitate the initial issuance of the notes sold outside of the United States and cross-market transfers of the notes associated with secondary market trading.

        The information in this section concerning DTC, Cleamstream and Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but neither we, the trustee nor the underwriters take any responsibility for the accuracy of this information.

Same-day settlement and payment

        The underwriters will settle the notes in immediately available funds. We will make all payments in respect of the notes in immediately available funds.

        The notes will trade in DTC's Same-Day Funds Settlement System until maturity or earlier redemption or until the notes are issued in certificated form, and secondary market trading activity in the notes will therefore be required by DTC to settle in immediately available funds.

        Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.

        Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream or Euroclear Participants, on the other, will be effected in DTC in accordance with the DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering interests in the notes to or receiving interests in the notes from DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to DTC.

        Because of time-zone differences, credits of interests in the notes received in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and will be credited the business day following the DTC settlement date. Such credits or any transactions involving interests in such notes settled during such processing will be reported to the relevant Euroclear or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of interests in the notes by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

        Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. The information in this section concerning DTC, Clearstream and Euroclear and DTC's book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy or completeness of this information.

Underwriting (conflicts of interest)

        The Operating Partnership, the Company and the underwriters named below, for whom J.P. Morgan Securities LLC, RBC Capital Markets, LLC, U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC are acting as representatives, have entered into an underwriting agreement with respect to the notes. Subject to certain conditions, each underwriter has severally, and not jointly, agreed to purchase the amount of notes indicated in the following table.

Underwriter	Principal amount of notes
J.P. Morgan Securities LLC	$51,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	51,000,000
RBC Capital Markets, LLC	51,000,000
U.S. Bancorp Investments, Inc.	51,000,000
Wells Fargo Securities, LLC	51,000,000
KeyBanc Capital Markets, Inc.	15,000,000
PNC Capital Markets LLC	15,000,000
Regions Securities LLC	15,000,000

Total	$300,000,000

        The underwriters are committed to take and pay for all of the notes being offered, if any are taken. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

        Notes sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a price that represents a concession not in excess of 0.40% of the principal amount of the notes. The underwriters may allow, and these dealers may re-allow, a concession of not more than 0.25% of the principal amount of the notes to other dealers. After the notes are released for sale, the underwriters may change the offering price and the other selling terms.

        The notes are a new issue of securities with no established trading market. We do not intend to list the notes on any securities exchange or to have the notes quoted on any automated dealer quotation system. We have been advised by the underwriters that the underwriters intend to make a market in the notes after the completion of this offering but are not obligated to do so and may discontinue market making at any time without notice to or the consent of existing noteholders. No assurance can be given as to the development, maintenance or liquidity of any trading market for the notes.

        In connection with this offering, the underwriters may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in this offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while this offering is in progress.

        The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

        These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

        The Company and the Operating Partnership have each agreed that it will not offer or sell any United States dollar-denominated debt securities issued or guaranteed by it having a term of more than one year until one day after settlement of the notes without the prior written consent of the representatives.

        We estimate that our share of the total expenses of this offering, excluding the underwriting discount, will be approximately $295,000 and will be payable by the Operating Partnership.

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act or to contribute to payments they are required to make in respect thereof.

        We expect that the delivery of the notes will be made against payment therefor on or about the closing date specified on the cover page of this prospectus supplement, which is the fifth business day following the date of this prospectus supplement (the settlement cycle being referred to as "T+5"). Under Rule 15c6-1 of the SEC promulgated under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to that trade expressly agree otherwise at the time of the trade. Accordingly, purchasers who wish to trade the notes prior to the third business day preceding the closing date for the notes will be required, by virtue of the fact that the notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own adviser.

Conflicts of interest

        Affiliates of certain of the underwriters are lenders under our revolving credit facilities and term loans and will receive their pro rata portions of any amounts repaid under these loans. Certain of the underwriters may receive more than 5% of the net offering proceeds from this offering. In the event that greater than 5% of the net proceeds from this offering are used to repay indebtedness owed to any individual underwriter or its affiliates, this offering will be conducted in accordance with FINRA Rule 5121. In such event, such underwriter or underwriters will not confirm sales of the notes to accounts over which they exercise discretionary authority without the prior written approval of the customer.

Other relationships

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities.

        Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. An affiliate of U.S. Bancorp Investments, Inc., one of the underwriters, is the trustee under the indenture for the notes.

        In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge and certain others of those underwriters or their affiliates may hedge their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to prospective investors in the European Economic Area

        This prospectus supplement is not a prospectus for the purposes of the Prospectus Directive. In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of notes to the public in that Relevant Member State other than:

  1.
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  2.
  to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant underwriter or underwriters nominated by us for any such offer; or

  3.
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

        provided that no such offer of notes shall require us, the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer of notes to the public" in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe to the notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, the expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

Notice to prospective investors in the United Kingdom

        Each underwriter has represented and agreed that:

  1.
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us or the Company; and

  2.
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Notice to prospective investors in Hong Kong

        The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to prospective investors in Japan

        The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to prospective investors in Singapore

        Neither this prospectus supplement nor the accompanying prospectus has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Legal matters

        Certain legal matters relating to this offering will be passed upon for us by Goulston & Storrs, P.C., New York, New York and Husch Blackwell LLP, Chattanooga, Tennessee. Certain partners in Husch Blackwell LLP serve as our assistant secretaries, and certain attorneys who are partners in or employees of Husch Blackwell LLP, and who are engaged in representing us, may be deemed to beneficially own (directly or indirectly) an aggregate of 9,002 shares of our common stock and 1,300 currently outstanding depositary shares, each representing1/10th of a share of our Series D preferred stock. Sidley Austin LLP, New York, New York, has acted as counsel to the underwriters.

Experts

        The financial statements and the related financial statement schedules of the Company incorporated by reference in this prospectus supplement and the accompanying prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2013, and the effectiveness of the Company's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated in this prospectus supplement and the accompanying prospectus by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The financial statements and the related financial statement schedules of the Operating Partnership incorporated by reference in this prospectus supplement and the accompanying prospectus by reference from the Operating Partnership's Annual Report on Form 10-K for the year ended December 31, 2013, and the effectiveness of the Operating Partnership's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated in this prospectus supplement and the accompanying prospectus by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

CBL & Associates Properties, Inc.

PREFERRED STOCK, COMMON STOCK, DEPOSITARY SHARES,
WARRANTS, DEBT SECURITIES, RIGHTS, UNITS AND LIMITED
GUARANTEES

CBL & Associates Limited Partnership

DEBT SECURITIES

         We may from time to time offer and sell, in one or more offerings and in one or more series:

  •
  shares of preferred stock, par value $.01 per share, of CBL & Associates Properties, Inc.;

  •
  shares of common stock, par value $.01 per share, of CBL & Associates Properties, Inc.;

  •
  fractional interests in shares of preferred stock, represented by depositary shares, of CBL & Associates Properties, Inc.;

  •
  senior and/or subordinated debt securities of CBL & Associates Properties, Inc.;

  •
  warrants for the purchase of shares of common stock, shares of preferred stock (or depositary shares representing a fractional interest therein) and/or debt securities of CBL & Associates Properties, Inc.;

  •
  rights to purchase shares of common stock, shares of preferred stock (or depositary shares representing a fractional interest therein) and/or debt securities of CBL & Associates Properties, Inc.;

  •
  units consisting of two or more of the above classes or series of securities;

  •
  debt securities of CBL & Associates Limited Partnership; and

  •
  limited guarantees of CBL & Associates Properties, Inc. of debt securities issued by CBL & Associates Limited Partnership.

         This prospectus may also be used to offer securities to be issued to limited partners of CBL & Associates Limited Partnership in exchange for partnership interests, or to cover the resale of any of the securities described herein by one or more selling security holders.

         We, or any selling security holders to be identified in the future, may offer these securities in amounts, at prices and on terms determined at the time or times of offering. We may offer any of such securities separately or together, in separate classes or series. The specific terms of any securities to be offered, including the amounts of such securities and the prices at which they are to be offered as well as the specific plan of distribution for any securities to be offered, will be described in a supplement to this prospectus. We also may authorize one or more free writing prospectuses to be provided to you in connection with an offering. We may offer and sell the offered securities directly to you, through agents that we select, or to or through underwriters or dealers that we select. If we use agents, underwriters or dealers to sell these securities, a prospectus supplement will name them and describe their compensation, as well as the net proceeds we expect to receive from such sales.

         The following equity securities are currently listed on the New York Stock Exchange: (i) our common stock is listed under the symbol "CBL"; (ii) our depositary shares, each representing 1/10th of a share of our 7.375% Series D cumulative redeemable preferred stock, are listed under the symbol "CBLprD"; and (iii) our depositary shares, each representing 1/10th of a share of our 6.625% Series E cumulative redeemable preferred stock, are listed under the symbol "CBLprE." Any common stock offered pursuant to a prospectus supplement will be listed on the New York Stock Exchange, subject to official notice of issuance.

         You should read this prospectus, the prospectus supplement for the specific security being offered and any related free writing prospectus carefully before you invest in any of our securities. Our securities may not be sold without delivery of both this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such offered securities.

         Investing in our securities involves risks. You should carefully consider the information under the heading "Risk Factors" on page 5 of this prospectus before you make an investment in any of our offered securities.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 17, 2013.

i

 ABOUT THIS PROSPECTUS

        This prospectus is part of an "automatic shelf" registration statement that we filed with the United States Securities and Exchange Commission, or SEC, as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended (the " Securities Act "), using a "shelf" registration process. Under the shelf registration process, using this prospectus, together with a prospectus supplement, we may sell, from time to time, in one or more offerings, any of the offered securities described in this prospectus. This prospectus provides you with a general description of each type of security we may offer. Each time we offer one or more of such securities, a prospectus supplement will be provided that will contain specific information about the terms of that offering. We also may authorize one or more free writing prospectuses to be provided to you in connection with an offering. The prospectus supplement and any related free writing prospectus may also add to, update or change information contained in this prospectus. Accordingly, to the extent inconsistent, information included or incorporated by reference in this prospectus will be superseded by the information contained in the applicable prospectus supplement and any related free writing prospectus related to such securities. You should read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the information incorporated by reference in this prospectus or a prospectus supplement, before making an investment in any of our offered securities. See "How to Obtain More Information" and "Incorporation of Information Filed with the SEC" for more information.

        You should rely only on the information contained in, or incorporated by reference into, this prospectus, the applicable prospectus supplement and any related free writing prospectus. Neither we nor any underwriter have authorized anyone to provide you with different or inconsistent information, and if anyone provides you with different or inconsistent information you should not rely on it. This document may be used only in jurisdictions where offers and sales of the offered securities are permitted. You should not assume that information contained in this prospectus, any prospectus supplement, any related free writing prospectus, or any document incorporated by reference into this prospectus or any prospectus supplement, is accurate as of any date other than the date on the front page of the document that contains the information, regardless of when this prospectus, any prospectus supplement or any related free writing prospectus is delivered or when any sale of offered securities occurs.

        In this prospectus, we use the terms "the Company," "we," "our" and "us" to refer to CBL & Associates Properties, Inc. and its subsidiaries, except where it is made clear that the term means only the parent company, and the term "Operating Partnership" to refer to CBL & Associates Limited Partnership. The term "you" refers to a prospective investor.

HOW TO OBTAIN MORE INFORMATION

        We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In accordance with those requirements we file annual, quarterly and interim reports, proxy and information statements and other information with the SEC. The reports and other information can be inspected and copied at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Copies of this material can be obtained by mail from the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet website (http://www.sec.gov) that contains reports, proxy and information statements and other materials that are filed through the SEC's Electronic Data Gathering, Analysis and Retrieval (EDGAR) system. Our website address is cblproperties.com. The reference to our website address does not constitute incorporation by reference of the information contained on the website, which is not part of this prospectus.

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus does not contain all of the information contained or incorporated by reference in that registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the SEC. You may inspect and copy the registration statement, including exhibits, schedules, reports and other information that we have filed with the SEC, as described in the preceding paragraph. Forms of the indentures and other documents establishing the terms of the offered securities are filed as exhibits to the registration statement or will be filed through an amendment to our registration statement on Form S-3 or under cover of a Current Report on Form 8-K and incorporated in this prospectus by reference. Statements contained in this prospectus concerning the contents of any document to which we may refer you are not necessarily complete and in each instance we refer you to the applicable document filed with the SEC for more complete information.

INCORPORATION OF INFORMATION FILED WITH THE SEC

        The SEC allows us to "incorporate by reference" the information contained in documents that we have filed or will file with them, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus. Information that we file later with the SEC, which is considered part of this prospectus from the date that we file each such document, will automatically update and supersede this information. We incorporate by reference the documents listed below and any filings we will make with the SEC under our SEC File Number 1-12494 under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of securities hereby (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules).

  •
  Annual Report on Form 10-K of CBL & Associates Properties, Inc. for the year ended December 31, 2012 filed on March 1, 2013 (excluding Items 6, 7, 8, 9A, 15(a)(1) and (2) and 15(c) of such report, which have been updated in the Current Report on Form 8-K of CBL & Associates Properties, Inc. filed on September 16, 2013) (our "2012 Annual Report ").

  •
  Quarterly Reports on Form 10-Q of CBL & Associates Properties, Inc. for the quarterly periods ended March 31, 2013 and June 30, 2013, as filed on May 10, 2013 and August 8, 2013, respectively (our "2013 Quarterly Reports").

  •
  Current Reports on Form 8-K of CBL & Associates Properties, Inc. filed on January 10, 2013, February 6, 2013, February 28, 2013, March 1, 2013, May 13, 2013, May 17, 2013, August 5, 2013, August 16, 2013*, September 16, 2013 and September 16, 2013 (two reports) (our "Current Reports").

  •
  The description of our common stock contained in our Registration Statement on Form 8-A dated October 25, 1993, and any amendment or report filed for the purpose of updating such description.

  •
  The description of the Depositary Shares, each representing 1/10th of a share of our Series D Preferred Stock contained in our Registration Statement on Form 8-A, filed on December 10, 2004, and any amendment or report filed for the purpose of updating such description.

  •
  The description of the Depositary Shares, each representing 1/10th of a share of our Series E Preferred Stock contained in our Registration Statement on Form 8-A, filed on October 1, 2012, and any amendment or report filed for the purpose of updating such description.

*
Other than information that has been furnished to, and not filed with, the SEC, which information is not incorporated into this prospectus.

        We will provide to you without charge, upon your written or oral request, a copy of any or all documents incorporated by reference in this prospectus (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents or into this prospectus). Such requests should be directed to our Investor Relations Department, CBL Center, 2030 Hamilton Place Blvd., Suite 500, Chattanooga, Tennessee 37421-6000 (telephone number (423) 855-0001).

FORWARD-LOOKING STATEMENTS

        This prospectus, any prospectus supplement and any related free writing prospectus, and the documents incorporated by reference herein and therein, as well as other written reports and oral statements made from time to time by the Company, may include forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. All statements other than statements of historical fact should be considered to be forward-looking statements.

        Forward-looking statements can often be identified by the use of forward-looking terminology, such as "will," "may," "should," "could," "believes," "expects," "anticipates," "estimates," "intends," "projects," "goals," "objectives," "targets," "predicts," "plans," "seeks," and variations of these words and similar expressions. Any forward-looking statement speaks only as of the date on which it is made and is qualified in its entirety by reference to the factors discussed throughout this prospectus, any prospectus supplement or related free writing prospectus, and in documents incorporated by reference. We do not undertake to update or revise any forward-looking statement to reflect events or circumstances after the date on which it is made.

        Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, forward-looking statements are not guarantees of future performance or results and we can give no assurance that these expectations will be attained. It is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of known and unknown risks and uncertainties. Some of the factors that could cause actual results to differ include, without limitation:

  •
  general industry, economic and business conditions;

  •
  interest rate fluctuations;

  •
  costs and availability of capital, and capital requirements;

  •
  cost and availability of real estate properties;

  •
  inability to consummate acquisition opportunities and other risks associated with acquisitions;

  •
  competition from other companies and retail formats;

  •
  changes in retail rental rates in our markets;

  •
  shifts in customer demands;

  •
  tenant bankruptcies or store closings;

  •
  changes in vacancy rates at our properties;

  •
  changes in operating expenses;

  •
  changes in applicable laws, rules and regulations;

  •
  sales of real property;

  •
  the ability to obtain suitable equity and/or debt financing and the continued availability of financing in the amounts and on the terms necessary to support our future business; and

  •
  other risks referenced from time to time in filings with the SEC and those factors listed or incorporated by reference into this prospectus under the heading "Risk Factors."

        Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the reports we file with the SEC and which are incorporated by reference herein. See "Incorporation of Information Filed with the SEC." In addition, other factors not identified could also have such an effect. We cannot give you any assurance that the forward-looking statements included or incorporated by reference in this prospectus, any prospectus supplement or any related free writing prospectus will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included or incorporated by reference in this prospectus, any prospectus supplement or any related free writing prospectus, you should not regard the inclusion of this information as a representation by us or any other person that the results or conditions described in those statements or objectives and plans will be achieved.

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

Ratio of Earnings to Fixed Charges

        The tables below present our and the Operating Partnership's consolidated ratios of earnings to fixed charges for each of the periods indicated. We compute the ratio of earnings to fixed charges by dividing earnings by fixed charges. For this purpose, earnings is the sum of net income before discontinued operations, equity in earnings of unconsolidated affiliates, noncontrolling interests' share of earnings (excluding those that have not incurred fixed charges) and fixed charges (excluding capitalized interest), plus distributed income from unconsolidated affiliates. In this context, fixed charges consist of interest expense (including interest cost capitalized), amortization of debt issuance costs, the portion of rent expense representing an interest factor, and preferred dividend requirements of consolidated subsidiaries, if any.

  CBL & Associates Properties, Inc.

	Year Ended December 31,
Six Months Ended June 30, 2013	2012	2011	2010	2009	2008
1.48x	1.79x	1.57x	1.43x	1.36x	1.21x

  CBL & Associates Limited Partnership

	Year Ended December 31,
Six Months Ended June 30, 2013	2012	2011	2010	2009	2008
1.48x	1.79x	1.57x	1.43x	1.36x	1.21x

Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends

        The table below presents our and the Operating Partnership's consolidated ratios of earnings to combined fixed charges and preferred stock dividends for each of the periods indicated. We computed these ratios by dividing earnings by combined fixed charges and preferred stock dividends. The terms "earnings" and "fixed charges" have the meanings assigned above. The ratios are based solely on historical financial information and no pro forma adjustments have been made.

  CBL & Associates Properties, Inc.

	Year Ended December 31,
Six Months Ended June 30, 2013	2012	2011	2010	2009	2008
1.16x	1.41x	1.27x	1.21x	1.19x	1.07x

  CBL & Associates Limited Partnership

	Year Ended December 31,
Six Months Ended June 30, 2013	2012	2011	2010	2009	2008
1.16x	1.41x	1.27x	1.20x	1.19x	1.07x

RISK FACTORS

        Investing in our securities involves certain risks. In deciding whether to invest in our securities, you should carefully consider the risks described under "Risk Factors" in our 2012 Annual Report and 2013 Quarterly Reports, in addition to the other information contained in this prospectus, any accompanying prospectus supplement and any related free writing prospectus and the information incorporated by reference herein and therein.

        The risks and uncertainties described in this prospectus, our 2012 Annual Report and our 2013 Quarterly Reports are not the only ones we face. Additional risks not currently known to us or that we currently deem immaterial also may impair or harm our financial results and business operations. If any of the events or circumstances described in the risk factors actually occur our business may suffer, the trading price of our common stock or other securities could decline and you could lose all or part of your investment. Statements in or portions of a future document incorporated by reference in this prospectus, including, without limitation, those relating to risk factors, may update and supersede statements in and portions of this prospectus or such incorporated documents.

CBL & ASSOCIATES PROPERTIES, INC. AND CBL & ASSOCIATES LIMITED PARTNERSHIP

        We are a self-managed, self-administered, fully integrated real estate development trust ("REIT") that is engaged in the ownership, development, acquisition, leasing, management and operation of regional shopping malls, open-air centers, associated centers, community centers and office properties. We currently own interests in a portfolio of properties, consisting of enclosed regional malls, open-air centers and outlet centers (including one mixed-use center), associated centers (each of which is part of a regional shopping mall complex), community centers, office buildings (including our corporate office building), and joint venture investments in similar types of properties. We may also own from time to time land and shopping center properties that are under development or construction, as well as options to acquire certain shopping center development sites. Our shopping center properties are located in 27 states, but are primarily in the southeastern and midwestern United States. We have elected to be taxed as a REIT for federal income tax purposes.

        We conduct substantially all of our business through CBL & Associates Limited Partnership (our "Operating Partnership"). We currently own an indirect majority interest in the Operating Partnership, and one of our wholly owned subsidiaries, CBL Holdings I, Inc., a Delaware corporation, is its sole general partner. To comply with certain technical requirements of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code") applicable to REITs, our property management and development activities are carried out through CBL & Associates Management, Inc. (our "Management Company"). The Management Company is a wholly owned subsidiary of the Operating Partnership.

        In order for us to maintain our qualification as a REIT for federal income tax purposes, our Certificate of Incorporation provides for an ownership limit which generally prohibits, with certain exceptions, direct or constructive ownership by one person, as defined in our Certificate of Incorporation, of equity securities representing more than 6% of the combined total value of our outstanding equity securities. Additionally, in order to maintain our qualification as a REIT for U.S. federal income tax purposes, we must distribute each year at least 90% of our taxable income, computed without regard to net capital gains or the dividends-paid deduction, and subject to certain other adjustments. See "Material U.S. Federal Income Tax Considerations" herein for additional information concerning these requirements.

        We were organized on July 13, 1993 as a Delaware corporation to acquire substantially all of the real estate properties owned by our predecessor company, CBL & Associates, Inc., and its affiliates.

        Our principal executive offices are located at CBL Center, 2030 Hamilton Place Blvd., Suite 500, Chattanooga, Tennessee 37421-6000, and our telephone number is (423) 855-0001. Our website address is: cblproperties.com. The reference to our website address does not constitute incorporation by reference of the information contained on the website, which should not be considered part of this prospectus.

 USE OF PROCEEDS

        We intend to use the net proceeds from the sale of the offered securities for general business purposes, unless otherwise specified in the prospectus supplement relating to a specific offering or in any free writing prospectus we have authorized for use in connection with any such offering. Our general corporate purposes may include, among other things, repayment of existing debt, financing capital commitments and financing future acquisitions. We may invest any funds not required immediately for such purposes in short-term investment grade securities.

        We will not receive proceeds from any sales of securities by persons other than the Company, except as may otherwise be stated in any applicable prospectus supplement or free writing prospectus.

DESCRIPTION OF CAPITAL STOCK OF CBL & ASSOCIATES PROPERTIES, INC.

        The following is a summary of the material rights of our capital stock and related provisions of our amended and restated certificate of incorporation, amended and restated bylaws and the provisions of applicable law. The following description of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by reference to, our amended and restated certificate of incorporation, as amended (the "Certificate of Incorporation"), and amended and restated bylaws, as amended (the "Bylaws"), which we have included as exhibits to our 2012 Annual Report that is incorporated by reference into this prospectus.

        Under our Certificate of Incorporation, we have authority to issue 365,000,000 shares of all classes of capital stock, consisting of 350,000,000 shares of common stock, par value $.01 per share, and 15,000,000 shares of preferred stock, par value $.01 per share. As of June 30, 2013, we had 169,906,529 shares of common stock outstanding, 1,815,000 shares of our 7.375% Series D cumulative redeemable preferred stock, par value $.01 per share ("Series D Preferred Stock") outstanding and 690,000 shares of our 6.625% Series E cumulative redeemable preferred stock, par value $.01 per share ("Series E Preferred Stock") outstanding.

        Our common stock is listed on the New York Stock Exchange under the symbol "CBL." Our depositary shares representing 1/10th of a share of our Series D Preferred Stock are listed on the New York Stock Exchange under the symbol "CBLprD." Our depositary shares representing 1/10th of a share of our Series E Preferred Stock are listed on the New York Stock Exchange under the symbol "CBLprE."

        Pursuant to rights granted to us and the other limited partners in the partnership agreement of the Operating Partnership, each of the limited partners may, subject to certain conditions, exchange its limited partnership interests in the Operating Partnership for shares of our common stock or their cash equivalent, at the Company's election.

Description of Preferred Stock

        Subject to the limitations prescribed by our Certificate of Incorporation, our Board of Directors is authorized to fix the number of shares constituting each series of preferred stock and to fix the designations, powers, preferences and rights of each series and the qualifications, limitations and restrictions thereof, all without any further vote or action by our stockholders. In particular, the Board of Directors may determine for each such series any dividend rate, the date, if any, on which dividends will accumulate, the dates, if any, on which dividends will be payable, any redemption rights of such series, any sinking fund provisions, liquidation rights and preferences, and any conversion rights and voting rights. The preferred stock could have voting or conversion rights that could adversely affect the voting power or other rights of holders of our common stock. Also, the issuance of preferred stock could decrease the amount of earnings and assets available for distribution to holders of our common stock.

        The preferred stock will, when issued, be fully paid and non-assessable and, unless otherwise provided in the preferred stock designations, will have no preemptive rights. Under Delaware law, holders of our preferred stock generally are not responsible for our debts or obligations. Both our preferred stock and our common stock are subject to certain ownership restrictions designed to help us maintain our qualification as a REIT under the Internal Revenue Code, which are described below under "Description of Common Stock—Restrictions on Transfer."

Series D Preferred Stock

        On December 13, 2004, we issued 7,000,000 depositary shares in a public offering, each representing one-tenth of a share of our Series D Preferred Stock. The Series D Preferred Stock has a liquidation preference of $250.00 per share ($25.00 per depositary share). Dividends on the Series D Preferred Stock are cumulative, accrue from the date of issuance and are payable quarterly in arrears at a rate of $18.4375 per share ($1.84375 per depositary share) per annum. We generally must be current in our dividend payments on the Series D Preferred Stock in order to pay dividends on our common stock. The Series D Preferred Stock has no voting rights, other than limited voting rights concerning the election of additional directors in the event of certain preferred dividend arrearages. The Series D Preferred Stock has no stated maturity, is not subject to any sinking fund or mandatory redemption, and is not convertible into any other securities of the Company. The Series D Preferred Stock could not be redeemed by the Company prior to December 13, 2009. Since that date, the Company has had the right to redeem the shares, in whole or in part, at any time for a cash redemption price of $250.00 per share ($25.00 per depositary share) plus accrued and unpaid dividends.

        In March 2010, we completed an underwritten public offering resulting in the issuance of an additional 6,300,000 depositary shares, each representing 1/10th of a share of our Series D Preferred Stock, and in October 2010, we completed an underwritten public offering resulting in the issuance of an additional 4,850,000 depositary shares, each representing 1/10th of a share of our Series D Preferred Stock. Accordingly, as of December 31, 2012 there are outstanding a total of 18,150,000 depositary shares, each representing 1/10th of a share of our Series D Preferred Stock.

Series E Preferred Stock

        On October 5, 2012, we issued 6,900,000 depositary shares in a public offering, each representing one-tenth of a share of our Series E Preferred Stock. The Series E Preferred Stock has a liquidation preference of $250.00 per share ($25.00 per depositary share). Dividends on the Series E Preferred Stock are cumulative, accrue from the date of issuance and are payable quarterly in arrears at a rate of $16.5625 per share ($1.65625 per depositary share) per annum. We generally must be current in our dividend payments on the Series E Preferred Stock in order to pay dividends on our common stock. We used approximately $115.9 million of the $166.6 million in net proceeds received from this offering to redeem all of our outstanding 7.75% Series C Cumulative Redeemable Preferred Stock, including accrued and unpaid dividends, as of November 5, 2012, with the remaining net proceeds being applied to reduce outstanding balances on our lines of credit.

        The Series E Preferred Stock has no voting rights, other than limited voting rights concerning the election of additional directors in the event of certain preferred dividend arrearages. The Series E Preferred Stock has no stated maturity, is not subject to any sinking fund or mandatory redemption, and, except as described below under "Conversion Rights," is not convertible into any other securities of the Company. We may not redeem the Series E Preferred Stock prior to October 5, 2017, except as described below under "Special Optional Redemption" or, pursuant to the ownership limit contained in our Certificate of Incorporation, under circumstances intended to preserve our status as a real estate investment trust for federal and/or state income tax purposes. In addition, upon the occurrence of a Change of Control (as defined below), we may, at our option, redeem all or a portion of the depositary shares, within 120 days after the first date on which such Change of Control occurred, at $25.00 per depositary share plus all accrued and unpaid dividends to, but not including, the date of redemption. On and after October 5, 2017, we will have the right, at our option, to redeem the outstanding Series E Preferred Stock, in whole or in part, at any time for a cash redemption price of $250.00 per share ($25.00 per depositary share) plus accrued and unpaid dividends to, but not including, the date fixed for redemption.

Special Optional Redemption

        Upon the occurrence of a Change of Control (as defined below), we may, at our option, redeem the depositary shares representing Series E Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per depositary share (equal to the liquidation preference), plus all accrued and unpaid dividends to, but not including, the date of redemption. If, prior to the Change of Control Conversion Date (as defined below), we have provided notice of redemption with respect to the depositary shares (pursuant to our optional redemption rights or this special optional redemption right), the holders of depositary shares that are the subject of such notice of redemption will not have the conversion right described below under "Conversion Rights."

        If we choose to exercise our special optional redemption right following a Change of Control, we will furnish a notice of redemption to be sent to each holder of depositary shares no fewer than 30 days nor more than 60 days before the applicable redemption date, specifying: (i) the redemption date; (ii) the redemption price; (iii) the number of depositary shares (and applicable number of shares of Series E Preferred Stock) to be redeemed; (iv) the place or places where depositary receipts evidencing the depositary shares are to be surrendered for payment of the redemption price payable on the redemption date; (v) that the depositary shares are being redeemed pursuant to our special optional redemption right in connection with the occurrence of a Change of Control and a brief description of the transaction(s) constituting such Change of Control; (vi) that the holders of the depositary shares to which the notice relates will not be able to tender such depositary shares for conversion in connection with the Change of Control as described below and each depositary share tendered for conversion that is selected, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date; and (vii) that dividends on the depositary shares to be redeemed will cease to accrue on the redemption date. No failure to give the notice or any defect in the notice or in the mailing of the notice will affect the validity of the proceedings for the redemption of any depositary shares or shares of Series E Preferred Stock except as to a holder to whom notice was defective or not given.

        A "Change of Control" for purposes of this special optional redemption right or the conversion rights described below for our Series E Preferred Stock is when the following have occurred and are continuing:

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  the acquisition by any person, including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of the Company entitling that person to exercise more than 50% of the total voting power of all shares of the Company entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

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  following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or ADSs representing such securities) listed on the NYSE, the NYSE MKT or NASDAQ or listed on an exchange that is a successor to the NYSE, the NYSE MKT or NASDAQ.

  Conversion Rights

        Upon the occurrence of a Change of Control, each holder of depositary shares representing interests in our Series E Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date (as defined below), we have provided notice of our election to redeem the depositary shares) to direct the depositary, on such holder's behalf, to convert some or all of the shares of Series E Preferred Stock underlying the depositary shares held by such holder on the Change of Control Conversion Date into a number of shares of our common stock per depositary share to be converted (the "Common Share Conversion Consideration") equal to the lesser of:

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  the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a dividend payment on the Series E Preferred Stock underlying the depositary shares and on or prior to the corresponding dividend payment date on the Series E Preferred Stock, in which case no additional amount for such accrued and unpaid dividends will be included in this sum) by (ii) the Common Share Price (as defined below); and

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  2.3137 (i.e., the Share Cap).

        The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of shares of our common stock), subdivisions or combinations (in each case, a "Share Split") with respect to our common stock as follows: the adjusted Share Cap as the result of a Share Split will be the number of shares of our common stock that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of shares of our common stock outstanding after giving effect to such Share Split and the denominator of which is the number of shares of our common stock outstanding immediately prior to such Share Split.

        For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of shares of our common stock (or equivalent Alternative Conversion Consideration (as defined below), as applicable) issuable in connection with the exercise of the Change of Control conversion right in respect of the depositary shares representing Series E Preferred Stock will not exceed 15,964,530 shares of our common stock (or the equivalent Alternative Conversion Consideration, as applicable)

(the "Exchange Cap"). The Exchange Cap is subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustment to the Share Cap, and shall be increased on a pro rata basis with respect to any additional shares of Series E Preferred Stock designated and authorized for issuance pursuant to any subsequent certificate of designations.

        In the case of a Change of Control pursuant to which our common stock will be converted into cash, securities or other property or assets (including any combination thereof) (the "Alternative Form Consideration"), a holder of depositary shares will receive upon conversion of shares of Series E Preferred Stock underlying the depositary shares the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of our shares of common stock equal to the Common Share Conversion Consideration immediately prior to the effective time of the Change of Control (the "Alternative Conversion Consideration," and the Common Share Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control, is referred to as the "Conversion Consideration").

        If the holders of shares of our common stock have the opportunity to elect the form of consideration to be received in the Change of Control, the consideration that each of the holders of the depositary shares will receive will be deemed to be the kind and amount of consideration actually received by holders of a majority of the outstanding shares of our common stock that made or voted for such an election (if electing between two types of consideration) or holders of a plurality of the outstanding shares of our common stock that made or voted for such an election (if electing between more than two types of consideration), as the case may be, and will be subject to any limitations to which all holders of our common stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in such Change of Control.

        We will not issue fractional shares of common stock upon the conversion of the depositary shares. Instead, we will pay the cash value of such fractional shares. Within 15 days following the occurrence of a Change of Control, we will provide to holders of depositary shares, unless we have provided notice of our intention to redeem all of the shares of the Series E Preferred Stock in accordance with their terms, a notice of occurrence of the Change of Control that describes the resulting Change of Control conversion right and provides additional prescribed information concerning the exercise of their Change of Control conversion right.

        For these purposes, the "Change of Control Conversion Date" is the date the depositary shares are to be converted, which will be a business day that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice of occurrence of a Change of Control as described above to the holders of depositary shares. The "Common Share Price" will be: (i) the amount of cash consideration per share of common stock, if the consideration to be received in the Change of Control by the holders of our common stock is solely cash; and (ii) the average of the closing prices for our common stock on the NYSE for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the consideration to be received in the Change of Control by the holders of our common stock is other than solely cash.

        Holders of depositary shares representing Series E Preferred Stock may withdraw any notice of exercise of a Change of Control conversion right (in whole or in part) by a written notice of withdrawal containing prescribed information, delivered to our transfer agent prior to the close of business on the business day prior to the Change of Control Conversion Date. Depositary shares as to which the Change of Control conversion right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control conversion right on the Change of Control Conversion Date, unless prior to the Change of Control Conversion Date we have provided notice of our election to redeem such depositary shares. If we elect to redeem depositary shares that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such depositary shares will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date $25.00 per depositary share, plus any accrued and unpaid dividends thereon to, but not including, the redemption date.

Additional Series of Preferred Stock

        The rights, preferences, privileges and restrictions of any additional series of our preferred stock will be fixed by the certificate of designations relating to the series. A prospectus supplement and, as applicable, any free writing prospectus relating to each series will describe the terms of any offered preferred stock, including:

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  the title and stated value of such preferred stock;

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  the number of shares of that preferred stock offered, the liquidation preference per share and the offering price of such preferred stock;

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  the dividend rates, periods and/or payment dates or methods of calculation thereof applicable to such preferred stock;

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  whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends on such preferred stock will accumulate;

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  any voting rights applicable to such preferred stock;

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  the procedures for any auction and remarketing, if any, for such preferred stock;

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  the sinking fund provisions, if any, applicable to such preferred stock;

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  the provisions for redemption, if any, applicable to such preferred stock;

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  any listing of such preferred stock on any securities exchange;

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  the terms and conditions, if any, upon which such preferred stock will be convertible into shares of common stock, including the conversion price (or manner of calculation of the conversion price) and conversion period;

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  a discussion of material U.S. federal income tax considerations applicable to such preferred stock;

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  any limitations on issuance of any series of preferred stock ranking senior to or on a parity with such series of preferred stock as to dividend rights and rights upon our liquidation, dissolution or winding up;

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  in addition to those limitations described elsewhere in this prospectus and any prospectus supplement, any other limitations on actual and constructive ownership and restrictions on transfer of such preferred stock, in each case as may be appropriate to preserve our status as a REIT; and

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  any other specific terms, preferences, rights, limitations or restrictions of such preferred stock.

        Unless otherwise specified in the applicable prospectus supplement or in any related free writing prospectus, any offered series of preferred stock will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up, rank:

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  senior to all classes or series of common stock and to all equity securities issued by us the terms of which expressly provide that those equity securities rank junior to such preferred stock;

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  on a parity with all equity securities issued by us the terms of which so provide or which do not expressly provide that those equity securities rank junior or senior to such preferred stock; and

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  junior to all equity securities issued by us the terms of which expressly provide that those equity securities rank senior to such preferred stock.

        The term "equity securities" in the preceding discussion does not include convertible debt securities.

Description of Common Stock

        The following summary description sets forth certain general terms and provisions of the common stock to which any prospectus supplement, and any applicable free writing prospectus, may relate.

Voting Rights

        Holders of our common stock are entitled to one vote per share on all matters voted on by stockholders, including elections of directors, and, except as otherwise required by law or as provided in our Certificate of Incorporation, the holders of those shares exclusively possess all voting power. Under our Certificate of Incorporation, directors are elected by the affirmative vote of the holders of a plurality of the shares of the common stock present or represented at the annual meeting of stockholders. Our Certificate of Incorporation does not provide for cumulative voting in the election of directors.

Dividend and Liquidation Rights

        Subject to any preferential rights of any outstanding series of preferred stock, the holders of common stock are entitled to dividends which may be declared from time to time by our Board of Directors from funds which are legally available, and upon liquidation are entitled to receive pro rata all of our assets available for distribution to such holders. Holders of common stock are not entitled to any preemptive rights. All of the outstanding shares of our common stock are fully paid and non-assessable. Under Delaware law, holders of our common stock generally are not responsible for our debts or obligations.

Restrictions on Transfer

        For us to qualify as a REIT under the Internal Revenue Code, not more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of any taxable year. In addition, our capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year and certain percentages of our gross income must be from particular activities.

        To ensure that we remain a qualified REIT, our Certificate of Incorporation contains provisions, collectively referred to as the ownership limit provision, restricting the acquisition of shares of our capital stock. The affirmative vote of 66 2/3% of our outstanding voting stock is required to amend this provision.

        The ownership limit provision provides that, subject to certain exceptions specified in our Certificate of Incorporation:

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  No person (other than Charles Lebovitz, members of the Richard Jacobs Group (as defined), members of the David Jacobs Group (as defined) and their respective affiliates under the applicable attribution rules of the Internal Revenue Code) may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 6% of the value of our outstanding capital stock.

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  Subject to certain restrictions, Charles Lebovitz and his respective affiliates (as defined under the applicable attribution rules of the Internal Revenue Code) may own beneficially or constructively in the aggregate up to 25.4% of the value of the outstanding shares of our capital stock.

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  Subject to certain restrictions, of the group comprised of Richard Jacobs and his respective affiliates and David Jacobs and his respective affiliates (in each case, as defined under the applicable attribution rules of the Internal Revenue Code), any individual person (that is, any person who is treated as an individual for purposes of Section 542(a)(2) of the Internal Revenue Code) may own beneficially or constructively in the aggregate up to 13.9% of the value of the outstanding shares of our capital stock.

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  Subject to certain restrictions, any two individuals of the group comprised of Richard Jacobs and his respective affiliates or of the group comprised of David Jacobs and his respective affiliates may own beneficially or constructively in the aggregate up to 19.9% of the value of the outstanding shares of our capital stock. The group comprised of Richard Jacobs and his respective affiliates and the group comprised of David Jacobs and his respective affiliates, in the aggregate, is also limited to owning, in the aggregate, up to 19.9% of the value of the outstanding shares of our capital stock.

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  Subject to certain restrictions, the overall group composed of Charles Lebovitz and his respective affiliates, Richard Jacobs and his respective affiliates and David Jacobs and his respective affiliates, may own beneficially or constructively in the aggregate up to 37.99% of the value of the outstanding shares of our capital stock.

        The ownership limit is the percentage limitation on ownership applicable to any given person or group pursuant to the ownership limit provisions described above.

        Our Board of Directors may, subject to certain conditions, waive the applicable ownership limit upon receipt of a ruling from the IRS or an opinion of counsel to the effect that such ownership will not jeopardize our status as a REIT. The ownership limit provision will cease to apply only if both our Board of Directors and the holders of a majority of our outstanding voting stock vote to approve the termination of our status as a REIT.

        Any issuance or transfer of capital stock to any person (A) in excess of the applicable ownership limit, (B) which would cause us to be beneficially owned by fewer than 100 persons or (C) which would result in the Company being "closely held" within the meaning of Section 856(h) of the Internal Revenue Code, will be null and void and the intended transferee will acquire no rights to the stock. Our Certificate of Incorporation provides that any acquisition and continued holding or ownership of our capital stock constitutes a continuous representation of compliance with the applicable ownership limit by the beneficial or constructive owner of such stock.

        Any purported transfer or other event that would, if effective, violate the ownership limit or cause the Company to be "closely held" within the meaning of Section 856(h) of the Internal Revenue Code, will be deemed void ab initio with respect to that number of shares of our capital stock that would be owned by the transferee in excess of the applicable ownership limit provision. Such shares would automatically be transferred to a trust, the trustee of which would be designated by us but would not be affiliated with us or with the party prohibited from owning such shares by the ownership limit provision. The trust would be for the exclusive benefit of a charitable beneficiary to be designated by us.

        Any shares so held in trust will be issued and outstanding shares of our capital stock, entitled to the same rights and privileges as all other issued and outstanding shares of capital stock of the same class and series. All dividends and other distributions paid by us with respect to the shares held in trust will be held by the trustee for the benefit of the designated charitable beneficiary. The trustee will have the power to vote all shares held in trust from and after the date the shares are deemed to be transferred into trust. The prohibited owner will be required to repay any dividends or other distributions received by it which are attributable to the shares held in trust if the record date for such dividends or distributions was on or after the date those shares were transferred to the trust. We can take all measures we deem necessary in order to recover such amounts, including, if necessary, withholding any portion of future dividends payable on other shares of our capital stock held by such prohibited owner.

        The trustee will have the exclusive right to designate a permitted transferee to acquire the shares held in trust without violating the applicable ownership limitations for an amount equal to the fair market value (determined at the time of transfer to this permitted transferee) of those shares. The trustee will pay to the aforementioned prohibited owner the lesser of: (a) the value of the shares at the time they were transferred to the trust and (b) the price received by the trustee from the sale of such shares to the permitted transferee. The excess (if any) of (x) the sale proceeds from the transfer to the permitted transferee over (y) the amount paid to the prohibited owner, will be distributed to the charitable beneficiary.

        We or our designee will have the right to purchase any shares-in-trust, within a limited period of time, at a price per share equal to the lesser of (i) the price per share in the transaction that created such shares-in-trust and (ii) the market price per share on the date we, or our designee, exercise such right to purchase such shares-in-trust.

        The ownership limit provision will not be automatically removed even if the REIT provisions of the Internal Revenue Code are changed so as to no longer contain any ownership concentration limitation or if the ownership concentration limitation is increased. Except as otherwise described above, any change in the ownership limit would require an amendment to our Certificate of Incorporation. Such an amendment would require a 66 2/3% vote of the outstanding voting stock. In addition to preserving our status as a REIT, the ownership limit may have the effect of precluding an acquisition of control of the Company without the approval of our Board of Directors.

        All certificates representing shares of any class of stock will bear a legend referring to the restrictions described above.

        All persons who own, directly or by virtue of the attribution provisions of the Internal Revenue Code, more than 5% (or such other percentage as may be required by the Treasury Regulations promulgated under the Internal Revenue Code) of the value of our outstanding shares of capital stock must file an affidavit with us containing the information specified in our Certificate of Incorporation before January 30 of each year. In addition, each stockholder will, upon demand, be required to disclose to us in writing such information with respect to the direct, indirect and constructive ownership of shares of capital stock as our Board of Directors deems necessary to comply with the provisions of the Internal Revenue Code applicable to a REIT or to comply with the requirements of any taxing authority or governmental agency.

Limitation of Liability of Directors

        Our Certificate of Incorporation provides that a director will not be personally liable for monetary damages to us or our stockholders for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to us or our stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) pursuant to Section 174 of the Delaware General Corporation Law (regarding certain unlawful distributions); or (iv) for any transaction from which the director derived an improper personal benefit.

        While our Certificate of Incorporation provides directors with protection from awards for monetary damages for breaches of their duty of care, it does not eliminate such duty. Accordingly, our

Certificate of Incorporation will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care. The provisions of our Certificate of Incorporation described above apply to our officers only if the respective officer is also one of our directors and is acting in his or her capacity as director, and do not apply to our officers who are not directors.

Indemnification Agreements

        We have entered into indemnification agreements with each of our officers and directors. The indemnification agreements require, among other things, that we indemnify our officers and directors to the fullest extent permitted by law, and advance to our officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. We must also indemnify and advance all expenses incurred by officers and directors who are successful in seeking to enforce their rights under the indemnification agreements, and cover officers and directors under our directors' and officers' liability insurance, provided that such insurance is commercially available at reasonable expense. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by provisions in our Certificate of Incorporation and Bylaws, it provides greater assurance to directors and officers that indemnification will be available because, as a contract, it cannot be modified unilaterally in the future by our Board of Directors or by the stockholders to eliminate the rights it provides.

Other Provisions of Our Certificate of Incorporation and Bylaws

        Our Certificate of Incorporation and Bylaws include a number of provisions that may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our Board of Directors rather than pursue non-negotiated takeover attempts. These provisions include:

        Classified Board of Directors; Removal Only for Cause.    Historically, our Certificate of Incorporation has provided for a Board of Directors divided into three classes, with one class to be elected each year to serve for a three-year term. As a result, at least two annual meetings of stockholders could have been required for the stockholders to change a majority of our Board of Directors. At our 2011 annual meeting, however, our stockholders approved an amendment to our Certificate of Incorporation to provide for the annual election of directors to be phased in over time, so that the current terms of our directors would not be affected. Pursuant to this amendment:

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  each of the five directors elected at our 2013 annual meeting were elected for a one-year term that expires at our annual meeting of stockholders in 2014;

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  our three current directors elected in 2011, whose terms expire at the 2014 annual meeting, will continue to serve until the expiration of their term at the 2014 annual meeting of stockholders and, together with all other directors, will stand for election to a one-year term at the 2014 annual meeting; and

  •
  thereafter, beginning with the 2014 annual meeting of stockholders, all directors will be elected annually.

        In addition, our stockholders can only remove directors for cause and only by a vote of 75% of the outstanding voting stock. The classification of directors (until it is completely phased out as described above) and the inability of stockholders to remove directors without cause make it more difficult to change the composition of our Board of Directors. The provisions of our Certificate of Incorporation relating to the classification of our Board of Directors may only be amended by a 66 2/3% vote of the outstanding voting stock and the provision relating to the removal for cause may only be amended by a 75% vote of the outstanding voting stock.

        Advance Notice Requirements.    Our Bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of such stockholder proposals must be timely given in writing to our Secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting date. The notice must contain certain information specified in the Bylaws.

        Written Consent of Stockholders.    Our Certificate of Incorporation requires all stockholder actions to be taken by a vote of the stockholders at an annual or special meeting and does not permit action by stockholder consent. These provisions of our Certificate of Incorporation may be amended only by a vote of 80% of the outstanding voting stock.

        Bylaw Amendments.    Amending our Bylaws requires either the approval of our Board of Directors or the vote of 66 2/3% of our outstanding voting stock.

Delaware Anti-Takeover Statute

        We are a Delaware corporation subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prevents an "interested stockholder" (defined generally as a person owning 15% or more of a company's outstanding voting stock) from engaging in a "business combination" (as defined in Section 203) with us for three years following the date that person becomes an interested stockholder unless:

  (a)
  before that person became an interested holder, our Board of Directors approved the transaction in which the interested holder became an interested stockholder or approved the business combination,

  (b)
  upon completion of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owns 85% of our voting stock outstanding at the time the transaction commenced (excluding stock held by directors who are also officers and by employee stock plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer), or

  (c)
  simultaneously with or following the transaction in which that person became an interested stockholder, the business combination is approved by our Board of Directors and authorized at a meeting of stockholders by the affirmative vote of the holders of at least two-thirds of our outstanding voting stock not owned by the interested stockholder.

        Under Section 203, these restrictions also do not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of certain extraordinary transactions involving us and a person who was not an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of our directors, if that extraordinary transaction is approved or not opposed by a majority of the directors who were directors before any person became an interested stockholder in the previous three years or who were recommended for election or elected to succeed such directors by a majority of directors then in office.

 DESCRIPTION OF DEPOSITARY SHARES OF CBL & ASSOCIATES PROPERTIES, INC.

        We may issue depositary shares, each of which will represent a fractional interest of a share of a particular class or series of our preferred stock, as specified in the applicable prospectus supplement and any related free writing prospectus. Shares of a class or series of preferred stock represented by depositary shares will be deposited under a separate deposit agreement among us, the depositary named therein and the holders from time to time of the depositary receipts issued by the preferred stock depositary which will evidence the depositary shares. Subject to the terms of the applicable deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular class or series of preferred stock represented by the depositary shares evidenced by that depositary receipt, to all the rights and preferences of the class or series of preferred stock represented by those depositary shares (including dividend, voting, conversion, redemption and liquidation rights).

        The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following the issuance and delivery of a class or series of preferred stock by us to the preferred stock depositary, we will cause the preferred stock depositary to issue, on our behalf, the depositary receipts.

        The particular terms of any deposit agreement will be described in an applicable prospectus supplement and any related free writing prospectus, together with a description of the terms of the related depositary shares and underlying class or series of preferred stock offered thereby. Such description will include, to the extent applicable to the underlying series of preferred stock, each of the matters specified above in the section captioned "Description of Capital Stock—Description of Preferred Stock."

DESCRIPTION OF DEBT SECURITIES OF CBL & ASSOCIATES PROPERTIES, INC.

        The following description, together with the additional information we include in any applicable prospectus supplement and any related free writing prospectus, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement and any related free writing prospectus. The terms of any debt securities we offer under a prospectus supplement or related free writing prospectus may differ from the terms we describe below.

        CBL & Associates Properties, Inc. will issue any senior notes under the senior indenture which we will enter into with the trustee named in the senior indenture. CBL & Associates Properties, Inc. will issue any subordinated notes under the subordinated indenture which we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement of which this prospectus is a part. We use the term "Parent Indentures" to refer to both the senior indenture and the subordinated indenture.

        The Parent Indentures will be qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). We use the term "trustee" to refer to either the senior trustee or the subordinated trustee, as applicable.

        The following summaries of material provisions of the senior notes, the subordinated notes and the Parent Indentures are subject to, and qualified in their entirety by reference to, all the provisions of the Parent Indentures, including any supplemental indenture, applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplement, and any related free writing prospectus, related to the debt securities that we sell under this prospectus, as well as the complete Parent Indentures, including any supplemental indentures, that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

        The Parent Indentures do not limit the aggregate principal amount of debt securities that may be issued thereunder. The debt securities may be issued from time to time in one or more series, in each case as we establish in one or more supplemental indentures. We need not issue all debt securities of one series at the same time. Unless we otherwise provide, we may reopen a series, without the consent of the holders of the series, for issuances of additional securities of that series.

        We will describe in the applicable prospectus supplement and any related free writing prospectus the terms relating to a series of debt securities, including without limitation:

  •
  the title and any series designation of such debt securities;

  •
  the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

  •
  any limit on the amount of such debt securities that may be issued;

  •
  whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

  •
  the maturity date(s) of such debt securities;

  •
  the principal amount due at maturity, the portion of the principal amount of the debt securities of the series which will be payable upon acceleration if other than the full principal amount, and whether such debt securities will be issued with any original issue discount;

  •
  whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

  •
  the interest rate(s) applicable to such debt securities, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

  •
  whether such debt securities will be secured or unsecured, and the terms of any secured debt;

  •
  the provisions relating to any guarantee (or limited guarantee) of any series of debt securities;

  •
  the terms of the subordination applicable to any series of subordinated debt securities;

  •
  any addition or modification to, and any deletion of, any covenant or event of default with respect to the debt securities of any series;

  •
  the place or places where (i) payments on such debt securities will be payable, (ii) debt securities of each series may be surrendered for registration of transfer and exchange and (iii) notices to or demands up on us or the trustee with respect to debt securities of any series may be served, if other than the corporate trust office of the trustee;

  •
  any applicable restrictions on the transfer, sale or other assignment of such debt securities;

  •
  our right, if any, to defer payment of interest on such debt securities, and the maximum length of any such deferral period;

  •
  the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

  •
  any provisions for a sinking fund, purchase or other analogous fund applicable to such debt securities;

  •
  the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder's option to purchase, such series of debt securities;

  •
  a discussion of material United States federal income tax considerations applicable to such debt securities;

  •
  information describing any book-entry features for such series of debt securities;

  •
  if applicable, the procedures for any auction and remarketing of such debt securities;

  •
  the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

  •
  if other than U.S. dollars, the currency in which such series of debt securities will be denominated; and

  •
  any other specific terms, preferences, rights or limitations of, or restrictions on, such debt securities, including any restrictive covenants or events of default provided with respect to such debt securities that are in addition to those described in this prospectus, and any terms which may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of such debt securities.

        One or more series of any such debt securities may be issued as discounted debt securities (bearing no interest or interest at a rate which at the time of issuance is below market rates), to be sold at a substantial discount below their stated principal amount. Material United States federal income tax consequences and other special considerations applicable to any such discounted debt securities will be described in the prospectus supplement relating thereto.

Conversion or Exchange Rights

        We will set forth in the applicable prospectus supplement and any related free writing prospectus the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock or other securities, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

        The Parent Indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor of ours or acquiror of such assets must assume all of our obligations under the Parent Indentures and the debt securities.

        If the debt securities are convertible into our other securities, any person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities similar to the securities which the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Parent Indentures

        The following are events of default under the Parent Indentures with respect to any series of debt securities that we may issue:

  •
  if we fail to pay interest when due and payable and our failure continues for 30 days and the time for payment has not been extended or deferred;

  •
  if we fail to pay, when due and payable, the principal, or premium, if any, or any payment required by any sinking or analogous fund established with respect to the debt securities of any series, and the time for payment has not been extended or delayed;

  •
  if we fail to observe or perform any other covenant contained in the debt securities or the Parent Indentures, other than a covenant solely for the benefit of another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

  •
  if specified events of bankruptcy, insolvency or reorganization occur.

        If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal or, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each series of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

        The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the applicable Parent Indenture.

        Subject to the terms of the Parent Indentures, if an event of default under a Parent Indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such Parent Indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

  •
  the direction so given by the holder is not in conflict with any law or the applicable Parent Indenture; and

  •
  subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

        A holder of the debt securities of any series will only have the right to institute a proceeding under the Parent Indentures or to appoint a receiver or trustee, or to seek other remedies if:

  •
  the holder has given written notice to the trustee of a continuing event of default with respect to that series;

  •
  the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the trustee, to institute the proceeding as trustee; and

  •
  the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions, within 90 days after the notice, request and offer.

        These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

        We will periodically file statements with the trustee regarding our compliance with the covenants in the Parent Indentures.

Modification of Parent Indentures; Waiver

        We and the trustee may change a Parent Indenture without the consent of any holders with respect to specific matters, including:

  •
  to fix any ambiguity, omission, defect or inconsistency in the Parent Indenture;

  •
  to comply with the provisions described above under "—Consolidation, Merger or Sale";

  •
  to comply with any requirements of the SEC in connection with the qualification of any Parent Indenture under the Trust Indenture Act;

  •
  to evidence and provide for the acceptance of appointment by a successor trustee;

  •
  to provide for uncertificated debt securities;

  •
  to add any additional events of default;

  •
  to provide for the issuance of and establish the form and terms and conditions of any series of debt securities as provided in a Parent Indenture, to establish the form of any certifications required to be furnished pursuant to a Parent Indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

  •
  to add to, change or eliminate any of the provisions of a Parent Indenture in respect of one or more series of debt securities; provided, however, that any such addition, change or elimination not otherwise permitted without the consent of any security holders as described herein shall (i) neither (A) apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (B) modify the rights of the holder of any such debt security with respect to such provision or (ii) become effective only when there is no such debt security outstanding;

  •
  to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under such indenture; or

  •
  to make any other provisions with respect to matters or questions arising under a Parent Indenture, provided that such action shall not adversely affect the interests of holders or any related coupons in any material respect.

        In addition, under the Parent Indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

  •
  changing the stated fixed maturity of, or any payment date of any installment of interest on, the debt securities;

  •
  reducing the principal amount, reducing the rate of interest on, or reducing any premium payable upon the redemption of any debt securities; or

  •
  reducing the percentage of debt securities, the holders of which are required to consent to any supplemental indenture.

Defeasance and Discharge

        The Parent Indentures allow us to elect, if we so provide with respect to the debt securities of any series, to terminate (and be deemed to have satisfied) any and all obligations in respect of such debt securities, except for certain obligations:

  •
  to register the transfer or exchange of debt securities,

  •
  to replace stolen, lost or mutilated debt securities,

  •
  to maintain paying agencies and hold monies for payment in trust, and,

  •
  if so specified with respect to the debt securities of a certain series, to pay the principal of (and premium, if any) and interest, if any, on such specified debt securities,

on the 91st day after the deposit with the trustee, in trust, of money and/or U.S. government obligations which through the payment of interest and principal thereof in accordance with their terms will provide money in an amount sufficient to pay any installment of principal (and premium, if any (and interest, if any)) on, and any mandatory sinking fund payments in respect of, such debt securities on the stated maturity of such payments or on the applicable redemption date, in accordance with the terms of the Parent Indenture and such debt securities; provided that no event of default or event which with the giving of notice or lapse of time or both would become an event of default with respect to such securities shall have occurred and be continuing on the date of such deposit or at any time during the period ending on the 91st day after such date.

        Such a trust may be established only if, among other things, we have delivered to the trustee an opinion of counsel (who may be counsel to us) to the effect that, based upon applicable U.S. federal income tax law or a ruling published by the U.S. Internal Revenue Service (which opinion must be based on a change in applicable U.S. federal income tax law after the date of the Parent Indenture or a ruling published by the U.S. Internal Revenue Service after the date of the Parent Indenture), such a defeasance and discharge will not be deemed, or result in, a taxable event with respect to holders of such debt securities. The designation of such provisions, U.S. federal income tax consequences and other considerations applicable thereto will be described in the prospectus supplement relating thereto. If so specified with respect to the debt securities of a series, such a trust may be established only if establishment of the trust would not cause the debt securities of any such series listed on any nationally recognized securities exchange to be de-listed as a result thereof.

Form, Exchange and Transfer

        We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement and any related free writing prospectus, in minimum denominations of $1,000 and any integral multiple thereof. The Parent Indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust

Company or another depositary named by us and identified in a prospectus supplement and any related free writing prospectus with respect to that series.

        At the option of the holder, subject to the terms of the Parent Indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

        Subject to the terms of the Parent Indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

        We will name in the applicable prospectus supplement and any related free writing prospectus the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

        If we elect to redeem the debt securities of any series, we will not be required to:

  •
  issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

  •
  register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Repurchases on the Open Market

        The Company or any affiliate of the Company may at any time, or from time to time, repurchase any debt security in the open market or otherwise. Such debt securities may, at the option of the Company or the relevant affiliate of the Company, be held, resold or surrendered to the trustee for cancellation.

Information Concerning the Trustee

        The trustee, other than during the occurrence and continuance of an event of default under a Parent Indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under a Parent Indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the Parent Indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

        Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

        We will pay principal of, and any premium and interest on, the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we may make payments of principal or interest by check which we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement and any related free writing prospectus, we will designate an office or agency of the trustee in the City of New York as our paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement or any related free writing prospectus any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

        All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable (or such other shorter period set forth in any applicable escheat or abandoned or unclaimed property law) will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

        The Parent Indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

        The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement.

DESCRIPTION OF WARRANTS OF CBL & ASSOCIATES PROPERTIES, INC.

        We may issue warrants for the purchase of shares of our common stock, shares of our preferred stock (or depositary shares representing a fractional interest therein), or debt securities. We may issue warrants independently of or together with any other securities offered by us in any prospectus supplement and any related free writing prospectus, and we may attach the warrants to, or issue them separately from, shares of common stock, shares of preferred stock, depositary shares representing a fractional interest in preferred stock, or debt securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement and any related free writing prospectus relating to the particular issue of offered warrants. The warrant agent will act solely as our agent in connection with the warrant certificates relating to the warrants and will not assume any obligation or relationship of agency or trust with any holders of warrant certificates or beneficial owners of warrants.

        The applicable prospectus supplement and any related free writing prospectus will describe the terms of the warrants, including as applicable:

  •
  the offering price applicable to the warrants;

  •
  the number of warrants being offered;

  •
  the aggregate number or amount of underlying securities purchasable upon exercise of the warrants and a description of any terms of such underlying securities not already set forth in this prospectus or the applicable prospectus supplement;

  •
  the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

  •
  the exercise price (including any provisions for adjustments to the exercise price), the manner of exercise and the circumstances, if any, that will cause the warrants to be automatically exercised;

  •
  the date, if any, after which the warrants and any underlying securities will be transferable separately;

  •
  the number of warrants outstanding, if any;

  •
  any material United States federal income tax consequences applicable to the warrants;

  •
  the rights, if any, we have to redeem the warrants;

  •
  the terms, if any, on which we may accelerate the date by which the warrants must be exercised; and

  •
  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

        Warrants will be offered and exercisable for United States dollars only and will be in registered form only.

        Holders of warrants will be able to exchange warrant certificates for new warrant certificates of different denominations, present warrants for registration of transfer, and exercise warrants at the corporate trust office of the warrant agent or any other office as indicated in the applicable prospectus supplement and any related free writing prospectus. Prior to the exercise of any warrants, holders of the warrants to purchase shares of common stock, preferred stock or depositary shares representing fractional interests in preferred stock will not have any rights of holders of shares of such common stock or preferred stock or depositary shares, including the right to receive payments of dividends, if any, or to exercise any applicable right to vote.

        The preceding summary, as well as the more detailed summaries of certain provisions of any offered warrants and the associated warrant agreements that will be contained in the applicable prospectus supplement and any related free writing prospectus, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the warrant agreement and the warrant certificates relating to any such offered series of warrants, which we will file with the SEC and incorporate by reference as an exhibit to the registration statement of which this prospectus is a part at or prior to the time of the issuance of any series of warrants.

        Please refer to the sections captioned "Description of Capital Stock—Description of Common Stock," "Description of Capital Stock—Description of Preferred Stock," "Description of Depositary Shares" and "Description of Debt Securities" above for a general description of the shares of common stock, shares of preferred stock, depositary shares representing fractional interests in shares of preferred stock and debt securities, respectively, that may be acquired upon the exercise of one or more series of warrants, including a description of certain restrictions on the ownership of our common stock and preferred stock designed to preserve our status as a REIT.

 DESCRIPTION OF RIGHTS OF CBL & ASSOCIATES PROPERTIES, INC.

        We may issue, as a dividend at no cost, to holders of record of our securities or any class or series thereof on the applicable record date, rights for the purchase of shares of our common stock, shares of our preferred stock, depositary shares representing fractional interests in shares of our preferred stock, or debt securities. If such rights are so issued to existing holders of securities, each stockholder right will entitle the registered holder thereof to purchase the securities issuable upon exercise of such rights pursuant to the terms set forth in the applicable prospectus supplement and any related free writing prospectus.

        Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement and any related free writing prospectus. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights. We will file the rights agreement and the rights certificates relating to each series of rights with the SEC, and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of rights.

        The applicable prospectus supplement and any related free writing prospectus will describe the terms of any rights we issue, including as applicable:

  •
  the record date for determining the persons entitled to participate in the rights distribution;

  •
  the identity of any subscription or rights agent for such rights;

  •
  the aggregate number or amount of underlying securities purchasable upon exercise of the rights and the applicable exercise or subscription price, as well as a description of the terms of such underlying securities to the extent not already set forth elsewhere in this prospectus or in the applicable prospectus supplement;

  •
  the aggregate number of rights being issued;

  •
  the date, if any, on and after which the rights may be transferable separately;

  •
  the date on which the right to exercise the rights commences and the date on which such right expires;

  •
  the number of rights outstanding, if any;

  •
  any material United States federal income tax consequences applicable to the rights; and

  •
  any other terms of the rights, including the terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

        Rights will be exercisable for United States dollars only and will be in registered form only. In addition to the terms of the rights and the securities issuable upon exercise thereof, the applicable prospectus supplement and any related free writing prospectus may describe, for a holder of such rights who validly exercises all rights issued to such holder, how to subscribe for unsubscribed securities, issuable pursuant to unexercised rights issued to other holders, to the extent such rights have not been exercised.

        Holders of rights will not be entitled, by virtue of being such holders, to vote, to consent, to receive interest or dividend payments, to receive notice with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as holders of the underlying securities, except to the extent (if any) described in the applicable prospectus supplement.

 DESCRIPTION OF UNITS OF CBL & ASSOCIATES PROPERTIES, INC.

        We may issue securities in units, each consisting of two or more types of securities, in any combination. For example, we might issue units consisting of a combination of debt securities and warrants to purchase common stock. The holder of a unit will have the rights and obligations of a holder of each included security. If we issue units, the prospectus supplement and any related free writing prospectus relating to the units will contain the information described above with regard to each of the securities that is a component of the units. In addition, the prospectus supplement and any related free writing prospectus relating to units will describe the terms of any units we issue, including as applicable:

  •
  the title of any series of units;

  •
  the date, if any, on and after which the securities comprising such units may be transferable separately, and any other terms and conditions applicable to such transfers;

  •
  any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units, including information with respect to any applicable book-entry procedures;

  •
  whether we will apply to have such units traded on any securities exchange or securities quotation system;

  •
  any material United States federal income tax consequences applicable to such units, including how, for United States federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities; and

  •
  any other material terms and conditions relating to the units or to the securities included in each unit.

DESCRIPTION OF DEBT SECURITIES OF THE OPERATING PARTNERSHIP
AND RELATED LIMITED GUARANTEES

        The debt securities will be issued in one or more series under an indenture to be entered into among the Operating Partnership, the Company, as limited guarantor, and the trustee identified therein. References herein to the "Indenture" refer to such indenture and references to the "Trustee" refer to such trustee or any other trustee for any particular series of debt securities issued under the Indenture. The terms of the debt securities of any series will be those specified in or pursuant to the Indenture and in the applicable debt securities of that series and those made part of the Indenture by the Trust Indenture Act.

        The following description of selected provisions of the Indenture and the debt securities is not complete, and the description of selected terms of the debt securities of a particular series included in the applicable prospectus supplement also will not be complete. You should review the form of the Indenture and the form of the applicable debt securities, which forms have been or will be filed as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents which have been or will be incorporated by reference in this prospectus. To obtain a copy of the form of the Indenture or the form of the applicable debt securities, see "Where You Can Find More Information" in this prospectus. The following description of debt securities and the description of the debt securities of the particular series in the applicable prospectus supplement are qualified in their entirety by reference to all of the provisions of the Indenture and the applicable debt securities, which provisions, including defined terms, are incorporated by reference in this prospectus. Capitalized terms used but not defined in this section shall have the meanings assigned to those terms in the Indenture.

        The following description of debt securities describes general terms and provisions of the series of debt securities to which any prospectus supplement may relate. When the debt securities of a particular series are offered for sale, the specific terms of such debt securities will be described in the applicable prospectus supplement. If any particular terms of such debt securities described in a prospectus supplement are inconsistent with any of the terms of the debt securities generally described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus.

General

        The debt securities of each series will constitute the unsecured unsubordinated obligations of the Operating Partnership and will rank on a parity in right of payment with all of its other existing and future unsecured and unsubordinated indebtedness. The Operating Partnership may issue an unlimited principal amount of debt securities under the Indenture. The Indenture provides that debt securities of any series may be issued up to the aggregate principal amount which may be authorized from time to time by the Operating Partnership. Please read the applicable prospectus supplement relating to the debt securities of the particular series being offered thereby for the specific terms of such debt securities, including, where applicable:

  •
  the title of the series of debt securities;

  •
  the aggregate principal amount of debt securities of the series and any limit thereon;

  •
  the date or dates on which the Operating Partnership will pay the principal of and premium, if any, on debt securities of the series, or the method or methods, if any, used to determine such date or dates;

  •
  the rate or rates, which may be fixed or variable, at which debt securities of the series will bear interest, if any, or the method or methods, if any, used to determine such rate or rates;

  •
  the basis used to calculate interest, if any, on the debt securities of the series if other than a 360-day year of twelve 30-day months;

  •
  the date or dates, if any, from which interest on the debt securities of the series will accrue, or the method or methods, if any, used to determine such date or dates;

  •
  the date or dates, if any, on which the interest on the debt securities of the series will be payable and the record dates for any such payment of interest;

  •
  the terms and conditions, if any, upon which the Operating Partnership is required to, or may, at its option, redeem debt securities of the series;

  •
  the terms and conditions, if any, upon which the Operating Partnership will be required to repurchase debt securities of the series at the option of the holders of debt securities of the series;

  •
  the terms of any sinking fund or analogous provision;

  •
  the portion of the principal amount of the debt securities of the series which will be payable upon acceleration if other than the full principal amount;

  •
  the authorized denominations in which the series of debt securities will be issued, if other than minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof;

  •
  the place or places where (1) amounts due on the debt securities of the series will be payable, (2) the debt securities of the series may be surrendered for registration of transfer and exchange and (3) notices or demands to or upon the Operating Partnership in respect of the debt securities of the series or the Indenture may be served, if different than the corporate trust office of the Trustee;

  •
  if other than U.S. dollars, the currency or currencies in which purchases of, and payments on, the debt securities of the series must be made and the ability, if any, of the Operating Partnership or the holders of debt securities of the series to elect for payments to be made in any other currency or currencies;

  •
  whether the amount of payments on the debt securities of the series may be determined with reference to an index, formula, or other method or methods (any of those debt securities being referred to as "Indexed Securities") and the manner used to determine those amounts;

  •
  any addition to, modification of, or deletion of any covenant or Event of Default with respect to debt securities of the series;

  •
  whether any of the provisions relating to legal defeasance or covenant defeasance described under the heading "Discharge, Legal Defeasance and Covenant Defeasance" below apply to the debt securities of the series;

  •
  whether the debt securities will be issued in whole or in part in the form of global securities and, if so, the identity of the depositary for the global debt securities;

  •
  the circumstances under which the Operating Partnership will pay Additional Amounts on the debt securities of the series in respect of any tax, assessment, or other governmental charge and whether the Operating Partnership will have the option to redeem such debt securities rather than pay the Additional Amounts;

  •
  if debt securities are issuable in a global and definitive form only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and terms of any certificates, documents or conditions;

  •
  if other than the Trustee, the identity of each Security Registrar, Paying Agent or Authenticating Agent with respect to the debt securities of the series;

  •
  whether the debt securities of the series will be guaranteed by the Company (other than pursuant to the Limited Guarantee) and, if so, the terms of such guarantee; and

  •
  any other terms of debt securities of the series.

        As used in this prospectus, references to the principal of and premium, if any, and interest, if any, on the debt securities of a series include Additional Amounts, if any, payable on the debt securities of such series in that context.

        The Operating Partnership may issue debt securities as original issue discount securities to be sold at a substantial discount below their principal amount. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder upon acceleration will be determined in the manner described in the applicable prospectus supplement. Important federal income tax and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

        The terms of the debt securities of any series may be inconsistent with the terms of the debt securities of any other series, and the terms of particular debt securities within any series may be inconsistent with each other. Unless otherwise specified in the applicable prospectus supplement, the Operating Partnership may, without the consent of, or notice to, the holders of the debt securities of any series, reopen an existing series of debt securities and issue additional debt securities of that series.

        Other than to the extent provided with respect to the debt securities of a particular series and described in the applicable prospectus supplement, the Indenture will not contain any provisions that would limit our ability or the ability of the Operating Partnership to incur indebtedness or to substantially reduce or eliminate our consolidated assets, which may have a materially adverse effect on our ability or the ability of the Operating Partnership to service our or the Operating Partnership's indebtedness (including the debt securities) or that would afford holders of the debt securities protection in the event of:

        (1)   a highly leveraged or similar transaction involving us, our management, or any affiliate of any of those parties,

        (2)   a change of control, or

        (3)   a reorganization, restructuring, merger, or similar transaction involving us or our affiliates.

Registration, Transfer, Payment and Paying Agent

        We intend to issue each series of debt securities in registered form only, without coupons.

        Unless otherwise specified in the applicable prospectus supplement, the debt securities will be payable and may be surrendered for registration of transfer or exchange at an office of the Operating Partnership or an agent of the Operating Partnership in The City of New York. However, the Operating Partnership, at its option, may make payments of interest on any interest payment date on any debt security by check mailed to the address of the person entitled to receive that payment or by wire transfer to an account maintained by the payee with a bank located in the United States.

        Any interest not punctually paid or duly provided for on any interest payment date with respect to the debt securities of any series will forthwith cease to be payable to the holders of those debt securities on the applicable regular record date and may either be paid to the persons in whose names those debt securities are registered at the close of business on a special record date for the payment of the interest not punctually paid or duly provided for to be fixed by the Trustee, notice whereof shall be given to the holders of those debt securities not less than 10 days prior to the special record date, or may be paid at any time in any other lawful manner, all as completely described in the Indenture.

        Subject to certain limitations imposed on debt securities issued in book-entry form, the debt securities of any series will be exchangeable for other debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of those debt securities at the designated place or places. In addition, subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for registration of transfer or exchange thereof at the designated place or places if duly endorsed or accompanied by a written instrument of transfer. No service charge shall be made for any registration of transfer or exchange, redemption or repayment of debt securities, but the Operating Partnership may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with certain of those transactions.

        Unless otherwise specified in the applicable prospectus supplement, the Operating Partnership will not be required to:

  •
  issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series of like tenor and terms to be redeemed and ending at the close of business on the day of that selection;

  •
  register the transfer of or exchange any debt security, or portion of any debt security, called for redemption, except the unredeemed portion of any debt security being redeemed in part; or

  •
  issue, register the transfer of or exchange a debt security which has been surrendered for repurchase at the option of the holder, except the portion, if any, of the debt security not to be repurchased.

Outstanding Debt Securities

        In determining whether the holders of the requisite principal amount of outstanding debt securities have given any request, demand, authorization, direction, notice, consent, or waiver under the Indenture:

  •
  the principal amount of an original issue discount security that shall be deemed to be outstanding for these purposes shall be that portion of the principal amount of the original issue discount security that would be due and payable upon acceleration of the original issue discount security as of the date of the determination,

  •
  the principal amount of any Indexed Security that shall be deemed to be outstanding for these purposes shall be the principal amount of the Indexed Security determined on the date of its original issuance,

  •
  the principal amount of a debt security denominated in a foreign currency shall be the U.S. dollar equivalent, determined on the date of its original issuance, of the principal amount of the debt security, and

  •
  a debt security owned by the Operating Partnership, the Company or any obligor on the debt security or any affiliate of the Operating Partnership, the Company or such other obligor shall be deemed not to be outstanding.

Redemption and Repurchase

        The debt securities of any series may be redeemable at the Operating Partnership's option or may be subject to mandatory redemption by the Operating Partnership as required by a sinking fund or otherwise. In addition, the debt securities of any series may be subject to repurchase by the Operating Partnership at the option of the holders. The applicable prospectus supplement will describe the terms and conditions regarding any optional or mandatory redemption or option to repurchase the debt securities of the related series.

Repurchases on the Open Market

        The Operating Partnership or any affiliate of the Operating Partnership may at any time, or from time to time, repurchase debt securities in the open market or otherwise. Such debt securities may, at the option of the Operating Partnership or the relevant affiliate of the Operating Partnership, be held, resold or surrendered to the Trustee for cancellation.

Limited Guarantee by the Company

        The Company will guarantee our obligations under the notes on an unsecured and unsubordinated basis only for fraud or willful misrepresentation by the Operating Partnership or its affiliates. The limited guarantee will rank equally in right of payment with all other unsecured and unsubordinated indebtedness of the Company. However, the Company has no significant assets other than its indirect interest in the Operating Partnership, and substantially all of the Company's assets are held by or through the Operating Partnership. Furthermore, the Company's limited guarantee of the notes will be effectively subordinated in right of payment to all liabilities, whether secured or unsecured, and any preferred equity of its subsidiaries (including the Operating Partnership and any entity the Company accounts for under the equity method of accounting).

Covenants

        Any material covenants applicable to the debt securities of the applicable series will be specified in the applicable prospectus supplement.

Merger, Consolidation and Transfer of Assets

        The indenture provides that neither the Operating Partnership nor the Company, as limited guarantor, may, in any transaction or series of related transactions: (i) consolidate or amalgamate with or merge into any person; or (ii) sell, assign, transfer, lease or otherwise convey all or substantially all of its assets to any person, in each case, unless:

  •
  in such transaction or transactions involving the Operating Partnership, either (1) the Operating Partnership shall be the continuing person (in the case of a merger) or (2) the successor person (if other than the Operating Partnership) formed by or resulting from the consolidation, amalgamation or merger, or to which such assets shall have been sold, assigned, transferred, leased or otherwise conveyed, (i) is a corporation, limited liability company or partnership organized and existing under the laws of the United States of America, any state thereof or the District of Columbia or any territory thereof and (ii) expressly assumes the due and punctual performance and observance of all of our obligations under the indenture and the debt securities outstanding under the indenture;

  •
  in such transaction or transactions involving the Company, either (1) the Company shall be the continuing person (in the case of a merger) or (2) the successor person (if other than the Company) formed by or resulting from the consolidation, amalgamation or merger, or to which such assets shall have been sold, assigned, transferred, leased or otherwise conveyed, (i) is a corporation, limited liability company or partnership organized and existing under the laws of the United States of America, any state thereof or the District of Columbia or any territory thereof and (ii) expressly assumes the due and punctual performance and observance of all of the obligations of the Company under the indenture and its limited guarantee of the debt securities outstanding under the indenture;

  •
  immediately after giving effect to such transaction or transactions, no Event of Default (as defined below) under the indenture, and no event which, after notice or lapse of time or both would become an Event of Default under the indenture, shall have occurred and be continuing; and

  •
  the trustee shall have received an officers' certificate and opinion of counsel from the Operating Partnership or the Company, as applicable, to the effect that all conditions precedent to such transaction or transactions have been satisfied.

        If the Operating Partnership or the Company, as limited guarantor, in any transaction or series of related transactions consolidates or amalgamates with or merges into any person or sells, assigns, transfers, leases or otherwise conveys substantially all of its assets to any person, in each case in accordance with the indenture, the successor person formed by or resulting from the consolidation, amalgamation or merger or to which such sale, assignment, transfer, lease or other conveyance of all or substantially all of the assets of the Operating Partnership or the Company, as applicable, is made, will succeed to, and be substituted for, and may exercise every right and power of, the Operating Partnership or the Company, as applicable, under the indenture and the debt securities, in the case of the Operating Partnership, and the limited guarantee, in the case of the Company, with the same effect as if such successor person had been named as the Operating Partnership or the Company, as applicable, in the indenture; and thereafter the Operating Partnership and/or the Company, as applicable, shall be discharged from its or their obligations under the indenture and the debt securities, in the case of the Operating Partnership, and the limited guarantee, in the case of the Company.

Events of Default

        Unless otherwise specified in the applicable prospectus supplement, an Event of Default with respect to the debt securities of any series is defined in the Indenture as being:

          (1)   default for 30 days in the payment of any interest on, or any Additional Amounts payable in respect of any interest on, any debt security of that series;

          (2)   default in payment of any principal of or premium, if any, on, or any Additional Amounts payable in respect of any principal of or premium, if any, on, any debt security of that series when due, whether at stated maturity, upon redemption, upon repurchase or repayment at the option of the holder or otherwise;

          (3)   default in the deposit of any sinking fund payment or payment under any analogous provision when due with respect to any debt security of that series;

          (4)   if the Company provides a limited guarantee of the debt securities of that series, such limited guarantee is not (or is claimed by the Company not to be) in full force and effect with respect to the debt securities of that series;

          (5)   default in the performance, or breach, of any covenant or warranty of the Operating Partnership or the Company, as the case may be, in the Indenture or any debt security of that series not covered elsewhere in this section or the limited guarantee of the Company, other than a covenant or warranty included in the Indenture solely for the benefit of a series of debt securities other than that series, which shall not have been remedied for a period of 30 days after written notice by the Trustee or the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding;

          (6)   default in the payment of a principal amount exceeding $50 million of any of our recourse indebtedness (however evidenced) or any recourse indebtedness of any Subsidiary which we have guaranteed or for which we are responsible or liable but only after the expiration of any applicable grace period with respect thereto and the default has resulted in the indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, but only if that indebtedness is not discharged, or the acceleration rescinded or annulled within a period of 30 days after there has been given, by registered or certified mail, to us by the Trustee, or to us and the Trustee by the holders of at least 25% in principal amount of the outstanding notes, a written notice specifying the default and requiring us to cause the indebtedness to be discharged or cause the acceleration to be rescinded or annulled and stating that the notice is a "Notice of Default" under the Indenture;

          (7)   specified events of bankruptcy, insolvency, or reorganization with respect to the Operating Partnership or the Company; or

          (8)   any other Event of Default established for the debt securities of that series.

        As used in this section, unless otherwise specified in the applicable prospectus supplement, "Business Day" means any day other than a Saturday, Sunday or other day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to close.

        No Event of Default with respect to any particular series of debt securities necessarily constitutes an Event of Default with respect to any other series of debt securities. The Trustee is required to give notice to holders of the debt securities of the applicable series within 90 days after the Trustee has actual knowledge (as such knowledge is described in the Indenture) of a default relating to such debt securities.

        If an Event of Default specified in clause (7) above occurs, then the principal of all the outstanding debt securities and unpaid interest, if any, accrued thereon shall automatically become immediately due and payable. If any other Event of Default with respect to the outstanding debt securities of the applicable series occurs and is continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding may declare the principal of, or if debt securities of that series are original issue discount securities such lesser amount as may be specified in the terms of that series of debt securities, and unpaid interest, if any, accrued thereon to be due and payable immediately. However, upon specified conditions, the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding may rescind and annul any such declaration of acceleration and its consequences.

        The Indenture provides that no holders of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or Trustee, or for any remedy thereunder, except in the case of failure of the Trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, as well as an offer of indemnity or security reasonably satisfactory to it, and no inconsistent direction has been given to the Trustee during such 60 day period by the holders of a majority in aggregate principal amount of the outstanding debt securities of that series. Notwithstanding any other provision of the Indenture, each holder of a debt security will have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, and any Additional Amounts on that debt security on the respective due dates for those payments and to institute suit for the enforcement of those payments and any right to effect such exchange, and this right shall not be impaired without the consent of such holder.

        Subject to the provisions of the Trust Indenture Act requiring the Trustee, during the continuance of an Event of Default under the Indenture, to act with the requisite standard of care, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of debt securities of any series unless those holders have offered the Trustee indemnity or security satisfactory to it. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred upon the Trustee, provided that the direction would not conflict with any rule or law or with the Indenture or with any series of debt securities, such direction would not be unduly prejudicial to the rights of any other holder of debt securities of that series (or the debt securities of any other series), and the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

        Within 120 days after the close of each fiscal year, the Operating Partnership and the Company, as limited guarantor, must deliver to the Trustee an officers' certificate stating whether or not each certifying officer has knowledge of any Event of Default or default which, with notice or lapse of time or both, would become an Event of Default under the Indenture and, if so, specifying each such default and the nature and status thereof; provided that any default that results solely from the taking of an action that would have been permitted but for the continuation of a previous default will be deemed to be cured if such previous default is cured prior to becoming an Event of Default.

Modification, Waivers and Meetings

        The Indenture permits the Operating Partnership, the Company, as limited guarantor, if applicable, and the Trustee, with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series issued under the Indenture and affected by a modification or amendment (voting as separate classes), to modify or amend any of the provisions of the Indenture or of the debt securities of the applicable series or the rights of the holders of the debt securities of the applicable series under the Indenture. However, no modification or amendment shall, without the consent of the holder of each outstanding debt security affected thereby:

  •
  change the stated maturity of the principal of, or premium, if any, or any installment of interest, if any, on, or any Additional Amounts, if any, with respect to, any debt securities;

  •
  reduce the principal of or any premium on any debt securities or reduce the rate (or modify the calculation of such rate) of interest on any debt securities, or any Additional Amounts with respect to any debt securities or, if applicable, the related limited guarantee, or change the Operating Partnership's or the Company's obligation to pay Additional Amounts;

  •
  reduce the amount of principal of any original issue discount securities that would be due and payable upon acceleration of the maturity of any debt securities;

  •
  change the date(s) on which, or period(s) in which, any debt securities are subject to mandatory redemption or redemption at the option of the Operating Partnership, or reduce the redemption price of any debt securities or otherwise alter the provisions with respect to the redemption of any debt securities in a manner that is adverse to the interests of holders of such debt securities;

  •
  change the date(s) on which, or period(s) in which, any debt securities are subject to repurchase at the option of any holder thereof, or reduce the repurchase price of any debt securities or otherwise alter the provisions with respect to the repurchase of any debt securities in a manner that is adverse to the interests of holders of such debt securities;

  •
  if applicable, release the Company, as limited guarantor, from any of its obligations under its limited guarantee or the Indenture;

  •
  change any place where, or the currency in which, any debt securities are payable;

  •
  impair the holder's right to institute suit to enforce the payment of any debt securities on or after their stated maturity;

  •
  reduce the percentage of the outstanding debt securities of any series whose holders must consent to any modification or amendment or any waiver of compliance with specific provisions of such Indenture or specified defaults under the Indenture and their consequences;

  •
  make any change adversely affecting the holder's right, if any, to convert or exchange any debt security for shares of Common Equity or other securities or property in accordance with the terms of such debt security; or

  •
  reduce the requirements for a quorum or voting at a meeting of holders of the applicable debt securities.

        The Indenture also contains provisions permitting the Operating Partnership, the Company, as limited guarantor, if applicable, and the Trustee, without the consent of the holders of any debt securities issued under the Indenture, to modify or amend the Indenture and the debt securities, among other things:

  •
  to add to the Events of Default for the benefit of the holders of all or any series of debt securities;

  •
  to add to the covenants for the benefit of the holders of all or any series of debt securities;

  •
  to provide for security of debt securities of all or any series or to add guarantees in favor of debt securities of all or any series;

  •
  to establish the form or terms of debt securities of any series, and the form of the limited guarantee, if any, of debt securities of any series;

  •
  to cure any mistake, ambiguity or correct or supplement any provision in the Indenture which may be defective or inconsistent with other provisions in the Indenture, or to make any other provisions with respect to matters or questions arising under the Indenture, or to make any change necessary to comply with any requirement of the Commission in connection with the Indenture under the Trust Indenture Act, in each case in a manner that does not adversely affect the interests of the holders of any series of debt securities;

  •
  to amend or supplement any provision contained in the Indenture, provided that the amendment or supplement does not apply to any outstanding debt securities issued before the date of the amendment or supplement and entitled to the benefits of that provision; or

  •
  to conform the terms of the Indenture, the debt securities of a series or the related limited guarantee to the description thereof contained in any prospectus or other offering document or memorandum relating to the offer and sale of those debt securities.

        The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive the Operating Partnership's or the Company's compliance with the restrictive provisions of the Indenture, which may include covenants, if any, which are specified in the applicable prospectus supplement. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive any continuing default under the Indenture with respect to the debt securities of that series and its consequences, except a default (i) in the payment of the principal of, or premium, if any, or interest, if any, on, the debt securities of that series, or (ii) in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the affected series.

        The Indenture contains provisions for convening meetings of the holders of a series of debt securities. A meeting may be called at any time by the Trustee, and also, upon the Operating Partnership's request, or the request of holders of at least 10% in aggregate principal amount of the outstanding debt securities of any series. Notice of a meeting must be given in accordance with the provisions of the Indenture. Except for any consent which must be given by the holder of each outstanding debt security affected in the manner described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum, as described below, is present may be adopted by the affirmative vote of the holders of a majority in aggregate principal amount of the outstanding debt securities of the applicable series. However, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver, or other action which may be made, given or taken by the holders of a specified percentage, other than a majority, in aggregate principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of that specified percentage in aggregate principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the Indenture will be binding on all holders of debt securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in aggregate principal amount of the outstanding debt securities of the applicable series, subject to exceptions; provided, however, that if any action is to be taken at that meeting with respect to a consent or waiver which may be given by the holders of a supermajority in aggregate principal amount of the outstanding debt securities of a series, the persons holding or representing that specified supermajority percentage in aggregate principal amount of the outstanding debt securities of that series will constitute a quorum.

Discharge, Legal Defeasance and Covenant Defeasance

  Satisfaction and Discharge

        Upon the Operating Partnership's direction, the Indenture shall cease to be of further effect with respect to the debt securities of any series specified by the Operating Partnership and, if applicable, the related limited guarantee, subject to the survival of specified provisions of the Indenture, including (unless the accompanying prospectus supplement provides otherwise) the Operating Partnership's obligation to repurchase such debt securities at the option of the holders thereof, if applicable, and the Operating Partnership's obligation to pay Additional Amounts in respect of such debt securities to the extent described below, when:

  •
  either

  (A)
  all outstanding debt securities of that series have been delivered to the Trustee for cancellation, subject to exceptions, or

  (B)
  all debt securities of that series have become due and payable or will become due and payable at their maturity within one year or are to be called for redemption within one year, and the Operating Partnership has deposited with the Trustee, in trust, funds in the currency in which the debt securities of that series are payable in an amount sufficient to pay and discharge the entire indebtedness on the debt securities of that series, including the principal thereof and, premium, if any, and interest, if any, thereon, and, to the extent that (x) the debt securities of that series provide for the payment of Additional Amounts and (y) the amount of any Additional Amounts which are or will be payable is at the time of deposit reasonably determinable by the Operating Partnership, in the exercise of its sole discretion, those Additional Amounts, to the date of such deposit, if the debt securities of that series have become due and payable, or to the stated maturity or redemption date of the debt securities of that series, as the case may be;

  •
  the Operating Partnership has paid all other sums payable under the Indenture with respect to the debt securities of that series (including amounts payable to the Trustee); and

  •
  the Trustee has received an officers' certificate and an opinion of counsel from the Operating Partnership to the effect that all conditions precedent to the satisfaction and discharge of the Indenture in respect of the debt securities of such series have been satisfied.

        If the debt securities of any series provide for the payment of Additional Amounts, the Operating Partnership will remain obligated, following the deposit described above, to pay Additional Amounts on those debt securities to the extent that they exceed the amount deposited in respect of those Additional Amounts as described above.

  Legal Defeasance and Covenant Defeasance

        Unless otherwise specified in the applicable prospectus supplement, the Operating Partnership may elect with respect to the debt securities of any series either:

  •
  to defease and discharge itself and, if applicable, the Company, as limited guarantor, from any and all obligations with respect to those debt securities ("legal defeasance"), except for, among other things:

  (A)
  the obligation to pay Additional Amounts, if any, upon the occurrence of specified events of taxation, assessment, or governmental charge with respect to payments on those debt securities to the extent that those Additional Amounts exceed the amount deposited in respect of those amounts as provided below,

  (B)
  the obligations to register the transfer or exchange of those debt securities,

    (C)
    the obligation to replace temporary or mutilated, destroyed, lost, or stolen debt securities,

    (D)
    the obligation to maintain an office or agent of the Operating Partnership in The City of New York in respect of those debt securities,

    (E)
    the obligation to hold moneys for payment in respect of those debt securities in trust, and

    (F)
    the obligation, if applicable, to repurchase those debt securities at the option of the holders thereof, or

  •
  to be released from its obligations and, if applicable, to release the Company, as limited guarantor, of its obligations with respect to those debt securities under (A) certain covenants in the Indenture related to the preservation of the rights (charter and statutory), licenses and franchises of the Operating Partnership and the Company and (B) if applicable, other covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations shall not constitute a default or an Event of Default with respect to those debt securities ("covenant defeasance"), in either case upon the irrevocable deposit with the Trustee, or other qualifying Trustee, in trust for that purpose, of an amount in the currency in which those debt securities are payable at maturity or, if applicable, upon redemption, and/or government obligations (as defined in the Indenture) which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient, in the written opinion of a nationally recognized firm of independent public accountants, to pay the principal of and any premium and any interest on, and, to the extent that (x) those debt securities provide for the payment of Additional Amounts and (y) the amount of the Additional Amounts which are or will be payable is at the time of deposit reasonably determinable by the Operating Partnership, in the exercise of its sole discretion, the Additional Amounts with respect to, those debt securities, and any mandatory sinking fund or analogous payments on those debt securities, on the due dates for those payments, whether at stated maturity, upon redemption, upon repurchase at the option of the holder or otherwise.

        The legal defeasance or covenant defeasance described above shall only be effective if, among other things:

  •
  it shall not result in a breach or violation of, or constitute a default under, the Indenture or any other agreement or instrument to which the Operating Partnership or, if applicable, the Company, as limited guarantor, is a party or is bound;

  •
  in the case of legal defeasance, the Operating Partnership shall have delivered to the Trustee an opinion of independent counsel reasonably acceptable to the Trustee confirming that:

  (A)
  the Operating Partnership has received from, or there has been published by, the Internal Revenue Service a ruling; or

  (B)
  since the date of the Indenture, there has been a change in applicable federal income tax law,

in either case to the effect that, and based on this ruling or change the opinion of counsel shall confirm that, the holders of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance had not occurred;

  •
  in the case of covenant defeasance, the Operating Partnership shall have delivered to the Trustee an opinion of independent counsel reasonably acceptable to the Trustee to the effect that the holders of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the covenant defeasance and will be subject to

    U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;

  •
  if the cash and government obligations deposited are sufficient to pay the outstanding debt securities of the applicable series on a particular redemption date, the Operating Partnership shall have given the Trustee irrevocable instructions to redeem those debt securities on that date;

  •
  no Event of Default or default which with notice or lapse of time or both would become an Event of Default with respect to debt securities of the applicable series shall have occurred and be continuing on the date of the deposit into trust; and, solely in the case of legal defeasance, no Event of Default arising from specified events of bankruptcy, insolvency, or reorganization with respect to the Operating Partnership or, if applicable, the Company, as limited guarantor, or default which with notice or lapse of time or both would become such an Event of Default shall have occurred and be continuing during the period ending on the 91st day after the date of the deposit into trust; and

  •
  the Operating Partnership shall have delivered to the Trustee an officers' certificate and opinion of counsel to the effect that all conditions precedent to the legal defeasance or covenant defeasance, as the case may be, have been satisfied.

        In the event the Operating Partnership effects covenant defeasance with respect to debt securities of any series and those debt securities are declared due and payable because of the occurrence of any Event of Default other than an Event of Default with respect to the covenants as to which covenant defeasance has been effected, which covenants would no longer be applicable to the debt securities of that series after covenant defeasance, the amount of monies and/or government obligations deposited with the Trustee to effect covenant defeasance may not be sufficient to pay amounts due on the debt securities of that series at the time of any acceleration resulting from that Event of Default. However, the Operating Partnership would remain liable to make payment of those amounts due at the time of acceleration.

        The applicable prospectus supplement may further describe the provisions, if any, permitting or restricting legal defeasance or covenant defeasance with respect to the debt securities of a particular series.

Concerning the Trustee

        The Indenture provides that there may be more than one Trustee under the Indenture, each with respect to one or more series of debt securities. If there are different Trustees for different series of debt securities, each Trustee will be a Trustee separate and apart from any other Trustee under the Indenture. Unless otherwise indicated in any applicable prospectus supplement, any action permitted to be taken by a Trustee may be taken by such Trustee only with respect to the one or more series of debt securities for which it is the Trustee under the Indenture. Any Trustee under the Indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal of, and premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery (including authentication and delivery on original issuance of the debt securities) of, the debt securities of a series will be effected by the Trustee with respect to that series at an office designated by the Trustee.

        The Operating Partnership or the Company may maintain corporate trust relationships in the ordinary course of business with the Trustee. The Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to the provisions of the Trust Indenture Act, the Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of debt securities, unless offered reasonable indemnity by the holder against the costs, expense and liabilities which might be incurred thereby.

        Under the Trust Indenture Act, the Indenture is deemed to contain limitations on the right of the Trustee, should it become a creditor of the Operating Partnership or, if applicable, the Company, as limited guarantor, to obtain payment of claims in some cases or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee may engage in other transactions with the Operating Partnership or the Company. If it acquires any conflicting interest relating to any of its duties with respect to the debt securities, however, it must eliminate the conflict or resign as Trustee.

Governing Law

        The Indenture, the debt securities, and, if applicable, the limited guarantee will be governed by, and construed in accordance with, the laws of the State of New York.

Notices

        All notices to holders of debt securities shall be validly given if in writing and mailed, first-class postage prepaid, to them at their respective addresses in the register maintained by the Trustee.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following summary of the material U.S. federal income tax considerations associated with an investment in our securities is based on current law, is for general information only, and is not tax advice. This summary is based on the Internal Revenue Code, Treasury Regulations, administrative interpretations and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. We have not sought any ruling from the Internal Revenue Service with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the Internal Revenue Service will not assert, and that a court will not sustain, a position contrary to any of the tax consequences described below. Furthermore, the following discussion is not exhaustive of all possible tax considerations applicable to our Company as a REIT and to our security holders. It does not provide a detailed discussion of any state, local or foreign tax considerations, nor does it discuss all of the aspects of United States federal income taxation that may be relevant to a security holder in light of his or her particular circumstances or to stockholders who are subject to special treatment under the United States federal income tax laws.

        This summary deals only with offered securities held as "capital assets" (within the meaning of Section 1221 of the Internal Revenue Code) and does not address all of the tax considerations applicable to an investor's particular circumstances or to investors that may be subject to special tax rules, including, without limitation, financial institutions, insurance companies, dealers in securities or currencies, persons subject to the mark-to-market rules of the Internal Revenue Code, persons that will hold notes or our common stock as a position in a hedging transaction, "straddle" or "conversion transaction" for tax purposes, entities treated as partnerships for U.S. federal income tax purposes, U.S. holders (as defined below) that have a "functional currency" other than the U.S. dollar, persons subject to the alternative minimum tax provisions of the Internal Revenue Code and, except as expressly indicated below, tax-exempt organizations.

        In addition, if a partnership (including for this purpose any entity treated as a partnership for U.S. federal income tax purposes) is a holder of offered securities, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. Holders that are partnerships, and partners in such partnerships, should consult their tax advisors about the U.S. federal income tax consequences of purchasing, holding and disposing of our offered securities.

Each prospective purchaser of the offered securities is advised to consult his or her own tax advisor regarding the specific tax consequences to the purchaser of the purchase, ownership and sale of the offered securities and of our election to be taxed as a REIT, including the U.S. federal, state, local, foreign and other tax consequences of the purchase, ownership, sale and election and of potential changes in applicable tax laws. In particular, foreign investors should consult their own tax advisors concerning the tax consequences of an investment in our Company, including the possibility of United States income tax withholding on our distributions.

Taxation of CBL

        We have elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code and applicable Treasury Regulations, which set forth the requirements for qualifying as a REIT, commencing with our taxable year ended December 31, 1993. We believe that, commencing with our taxable year ended December 31, 1993, we have been organized and have operated, and are operating, in a manner qualifying us for taxation as a REIT under the Internal Revenue Code. We intend to continue to operate in such a manner, although no assurances can be given that we will operate in a manner necessary to qualify or remain qualified as a REIT.

        The sections of the Internal Revenue Code relating to qualification and operation as a REIT are highly technical and complex. The following sets forth the material aspects of the Internal Revenue Code sections that govern the U.S. federal income tax treatment of a REIT. This summary is qualified in its entirety by the applicable Internal Revenue Code provisions and Treasury Regulations, and administrative and judicial interpretations of the applicable Internal Revenue Code provisions and Treasury Regulations.

        In connection with this filing, Husch Blackwell LLP has rendered an opinion to us that (i) we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code during our taxable years ended December 31, 2005 through December 31, 2012, and (ii) if we continue to be organized and operated after December 31, 2012 in the same manner, we will continue to qualify as a REIT. This opinion is conditioned upon certain assumptions and representations made by us to Husch Blackwell LLP as to factual matters relating to our organization, operation and income, and upon certain representations made by our Chief Legal Officer to Husch Blackwell LLP as to factual and legal matters relating to our income. Husch Blackwell LLP's opinion also is based upon assumptions and our representations as to future conduct, income and assets. In addition, this opinion is based upon our factual representations concerning our business and properties as described in the reports filed by us under the federal securities laws. The opinion of Husch Blackwell LLP is limited to this discussion under the heading "Material U.S. Federal Income Tax Considerations" and is filed as an exhibit to the registration statement of which this prospectus is a part.

        Moreover, our qualification and taxation as a REIT depend on our ability to meet, through actual annual operating results, certain distribution levels, a specified diversity of stock ownership, and the various other qualification tests imposed under the Internal Revenue Code as discussed below. Our annual operating results will not be reviewed by Husch Blackwell LLP. Accordingly, the actual results of our operations for any particular taxable year may not satisfy these requirements. Further, the anticipated income tax treatment described in this prospectus may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. While we intend to operate so that we qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given that we satisfy all of the tests for REIT qualification or will continue to do so.

        For as long as we qualify for taxation as a REIT, we generally will not be subject to U.S. federal corporate income taxes on our income that is currently distributed to stockholders. The REIT requirements generally allow a REIT to deduct dividends paid to its stockholders. This treatment substantially eliminates the "double taxation" (once at the corporate level and again at the stockholder level) that generally results from investment in a corporation.

        If we fail to qualify as a REIT in any year, however, we will be subject to U.S. federal income tax as if we were an ordinary corporation. In addition, our stockholders will be taxed in the same manner as stockholders of ordinary corporations (including, in the case of stockholders that are not corporations, potentially being eligible for preferential tax rates on dividends received from us). In that event, we could be subject to potentially significant tax liabilities, the amount of cash available for distribution to our stockholders could be reduced and we would not be obligated to make any distributions. Moreover, we could be disqualified from taxation as a REIT for four taxable years beginning after the first taxable year for which the loss of REIT status occurred. For a discussion of the tax consequences of failure to qualify as a REIT, see "Material U.S. Federal Income Tax Considerations-Failure to Qualify" below.

        Even if we qualify for taxation as a REIT, we may be subject to U.S. federal income tax as follows:

  •
  First, we will be taxed at regular corporate rates on any undistributed "real estate investment trust taxable income," including undistributed net capital gain. However, we can elect to "pass through" any of our taxes paid on our undistributed net capital gain income to our stockholders on a proportional basis.

  •
  Second, under certain circumstances, we may be subject to the "alternative minimum tax" on our items of tax preference, if any.

  •
  Third, if we have (1) net income from the sale or other disposition of "foreclosure property" which is held primarily for sale to customers in the ordinary course of business or (2) other non-qualifying net income from foreclosure property, we will be subject to tax at the highest corporate rate on such income. Foreclosure property means property acquired by reason of a default on a lease or any indebtedness held by a REIT.

  •
  Fourth, if we have net income from "prohibited transactions" (which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, generally other than property held for at least four years (two years for dispositions after July 30, 2008) that qualify for a statutory safe harbor, foreclosure property, and property involuntarily converted), such income will be subject to a 100% penalty tax.

  •
  Fifth, if we should fail to satisfy the gross income tests or the asset tests, and nonetheless maintain our qualification as a REIT because certain other requirements have been satisfied, we will ordinarily be subject to a penalty tax relating to such failure, computed as described below. Similarly, if we maintain our REIT status despite our failure to satisfy one or more requirements for REIT qualification, other than the gross income tests and asset tests, we must pay a penalty of $50,000 for each such failure.

  •
  Sixth, if we should fail to distribute during each calendar year at least the sum of (1) 85% of our ordinary income for such year, (2) 95% of our net capital gain income for such year, and (3) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such required distribution over the amounts distributed.

  •
  Seventh, if we acquire in the future any asset from a "C" corporation (i.e., generally a corporation subject to full corporate-level tax) in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation, and we recognize gain on the disposition of such asset during the 10-year period (5-year period for disposition of assets during 2012 and 2013) beginning on the date on which we acquired such asset, then, to the extent of any built-in, unrealized gain at the time of acquisition, such gain generally will be subject to tax at the highest regular corporate rate.

  •
  Eighth, if we receive non-arm's-length income as a result of services provided by a taxable REIT subsidiary, defined below, to our tenants, or if we receive certain other non-arm's-length income from a taxable REIT subsidiary, we can be subject to a 100% corporate level tax on the amount of the non-arm's-length income.

Requirements for Qualification

Organizational Requirements

        In order to remain qualified as a REIT, we must continue to meet the various requirements under the Internal Revenue Code, discussed below, relating to our organization and sources of income, the nature of our assets, distributions of income to our stockholders, and our diversity of stock ownership.

        The Internal Revenue Code defines a REIT as a corporation, trust or association:

  (1)
  that is managed by one or more trustees or directors,

  (2)
  the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest,

  (3)
  that would be taxable as a domestic corporation but for Sections 856 through 860 of the Internal Revenue Code,

  (4)
  that is neither a financial institution nor an insurance company subject to certain provisions of the Internal Revenue Code,

  (5)
  the beneficial ownership of which is held by 100 or more persons,

  (6)
  not more than 50% in value of the outstanding stock of which is owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) at any time during the last half of each taxable year, and

  (7)
  that meets certain other tests, described below, regarding the nature of its income and assets.

        The Internal Revenue Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. For purposes of condition (6), certain tax-exempt entities are generally treated as individuals. However, a pension trust generally will not be considered an individual for purposes of condition (6). Instead, beneficiaries of the pension trust will be treated as holding stock of a REIT in proportion to their actuarial interests in the trust. If we were to fail to satisfy condition (6) during a taxable year, that failure would not result in our disqualification as a REIT under the Internal Revenue Code for such taxable year as long as (i) we satisfied the stockholder demand statement requirements described in the succeeding paragraph and (ii) we did not know, or exercising reasonable diligence would not have known, whether we had failed condition (6).

        We have satisfied the requirements of conditions (1) through (4) and (7), and we believe that the requirements of conditions (5) and (6) have been and are currently satisfied. In addition, our Certificate of Incorporation provides for restrictions regarding transfer of our shares in order to assist us in continuing to satisfy the share ownership requirements described in conditions (5) and (6) above. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements. If we fail to satisfy these share ownership requirements, our status as a REIT will terminate, unless we are eligible for the specified relief provisions described below. These transfer restrictions are described under the captions "Description of Capital Stock—Description of Preferred Stock" and "Description of Capital Stock—Description of Common Stock—Restrictions on Transfer" in this prospectus. Moreover, to evidence compliance with these requirements, we must maintain records which disclose the actual ownership of our outstanding common stock and preferred stock. In fulfilling our obligations to maintain records, we must and will demand written statements each year from the record holders of designated percentages of our stock disclosing the actual owners of such stock. A list of those persons failing or refusing to comply with such demand must be maintained as part of our records. A stockholder failing or refusing to comply with our written demand must submit with its U.S.

federal income tax returns a similar statement disclosing the actual ownership of stock and certain other information.

        We are treated as having satisfied condition (6) above if we comply with the regulatory requirements to request information from our stockholders regarding their actual ownership of our stock described above, and do not know, or in exercising reasonable diligence would not have known, that we failed to satisfy this condition. If we fail to comply with these regulatory requirements for any taxable year we will be subject to a penalty of $25,000, or $50,000 if such failure was intentional. However, if our failure to comply was due to reasonable cause and not willful neglect, no penalties will be imposed.

        Additionally, a corporation may not elect to become a REIT unless its taxable year is the calendar year. Our taxable year is the calendar year.

        Qualified REIT Subsidiaries.    We currently have two "qualified REIT subsidiaries," CBL Holdings I, Inc. and CBL Holdings II, Inc., and may have additional qualified REIT subsidiaries in the future. A corporation that is a qualified REIT subsidiary will not be treated as a separate corporation, and all assets, liabilities, and items of income, deduction, and credit of a qualified REIT subsidiary will be treated as assets, liabilities, and items of income, deduction, and credit of the REIT. Thus, in applying these requirements, the separate existence of our qualified REIT subsidiaries will be ignored, and all assets, liabilities, and items of income, deduction, and credit of these subsidiaries will be treated as our assets, liabilities and items of income, deduction and credit. A qualified REIT subsidiary is not subject to U.S. federal income tax and our ownership of the stock of such a subsidiary will not violate the REIT asset tests.

        Taxable REIT Subsidiaries.    We have established several "taxable REIT subsidiaries," including the Management Company, and may establish additional taxable REIT subsidiaries in the future. A "taxable REIT subsidiary" is an entity taxable as a corporation in which we own stock and that elects with us to be treated as a taxable REIT subsidiary under Section 856(l) of the Internal Revenue Code. In addition, if one of our taxable REIT subsidiaries owns, directly or indirectly, securities representing more than 35% of the vote or value of a subsidiary corporation, that subsidiary will also be treated as our taxable REIT subsidiary. A taxable REIT subsidiary is subject to United States federal income tax, and state and local income tax where applicable, as a regular "C" corporation.

        Partnerships.    In the case of a REIT that is a direct or indirect partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate share, generally based on its pro rata share of capital interest in the partnership, of the assets of the partnership and will be deemed to be entitled to the gross income of the partnership attributable to that share. In addition, the character of the assets and gross income of the partnership will retain the same character in the hands of a partner qualifying as a REIT for purposes of the gross income tests and the asset tests described below. Thus, our proportionate share of the assets, liabilities and items of income, deduction and credit of the Operating Partnership and the property partnerships will be treated as our assets, liabilities and items of income, deduction and credit for purposes of applying the requirements described in this section, provided that the Operating Partnership and property partnerships are treated as partnerships for U.S. federal income tax purposes.

Income Tests

        In order for us to maintain our qualification as a REIT, there are two gross income requirements that must be satisfied annually. First, at least 75% of our gross income, excluding gross income from prohibited transactions, for each taxable year must consist of defined types of income derived directly or indirectly from investments relating to real property or mortgages on real property, including "rents from real property," as described below, and, in certain circumstances, interest, or from certain types of temporary investments. Second, at least 95% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived from real property investments of those kinds, dividends, other types of interest, gain from the sale or disposition of stock or securities that do not constitute dealer property, or any combination of the foregoing. Dividends that we receive on our indirect ownership interest in the Management Company, as well as interest that we receive on our loan to the Management Company and other interest income that is not secured by real estate, generally will be includable under the 95% test but not under the 75% test.

        Rents received or deemed to be received by us will qualify as "rents from real property" for purposes of the gross income tests only if several conditions are met:

  •
  First, the amount of rent must not be based, in whole or in part, on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales.

  •
  Second, rents received from a tenant will not qualify as rents from real property if we, or a direct or indirect owner of 10% or more of our stock, owns, directly or constructively, 10% or more of the tenant, except that rents received from a taxable REIT subsidiary under certain circumstances qualify as rents from real property even if we own more than a 10% interest in the subsidiary.

  •
  Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

  •
  Fourth, a REIT may provide services to its tenants and the income will qualify as rents from real property if the services are of a type that a tax exempt organization can provide to its tenants without causing its rental income to be unrelated business taxable income under the Internal Revenue Code. Services that would give rise to unrelated business taxable income if provided by a tax exempt organization must be provided either by the Management Company or by an independent contractor who is adequately compensated and from whom the REIT does not derive any income; otherwise, all of the rent received from the tenant for whom the services are provided will fail to qualify as rents from real property if the services income exceeds a de minimis amount. However, rents will not be disqualified if a REIT provides de minimis impermissible services. For this purpose, services provided to tenants of a property are considered de minimis where income derived from the services rendered equals 1% or less of all income derived from the property, with the threshold determined on a property-by-property basis. For purposes of the 1% threshold, the amount treated as received for any service may not be less than 150% of the direct cost incurred in furnishing or rendering the service. Also note, however, that receipts for services furnished, whether or not rendered by an independent contractor, which are not customarily provided to tenants in properties of a similar class in the geographic market in which our property is located will in no event qualify as rents from real property.

        Substantially all of our income is derived from our partnership interest in the Operating Partnership. The Operating Partnership's real estate investments, including those held through the property partnerships, give rise to income that enables us to satisfy all of the income tests described above. The Operating Partnership's income is largely derived from its interests, both direct and indirect, in the properties, which income, for the most part, qualifies as "rents from real property" for purposes of the 75% and the 95% gross income tests. The Operating Partnership also derives dividend income from its interest in the Management Company.

        None of us, the Operating Partnership or any of the property partnerships has a plan or intention to (1) charge rent for any property that is based in whole or in part on the income or profits of any person (except by reason of being based on a percentage of receipts or sales, as described above) other than relatively minor amounts that do not affect compliance with the above tests; (2) rent any property to a tenant of which we, or an owner of 10% or more of our stock, directly or indirectly, own 10% or more, other than under leases with CBL & Associates, Inc., the Management Company and certain of our affiliates and officers and certain affiliates of those persons that produce a relatively minor amount of non-qualifying income and that we believe will not, either singly or when combined with other non-qualifying income, exceed the limits on non-qualifying income; (3) derive rent attributable to personal property leased in connection with property that exceeds 15% of the total rents other than relatively minor amounts that do not affect compliance with the above tests; or (4) directly perform any services that would give rise to income derived from services that give rise to "unrelated business taxable income" as defined in Section 512(a) of the Internal Revenue Code.

        For purposes of the gross income tests, the term "interest" generally does not include any amount received or accrued, directly or indirectly, if the determination of the amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentage of receipts or sales. Although the Operating Partnership or the property owners may advance money from time to time to tenants for the purpose of financing tenant improvements, we and the Operating Partnership do not intend to charge interest in any transaction that will depend in whole or in part on the income or profits of any person or to make loans that are not secured by mortgages of real estate in amounts that could jeopardize our compliance with the 5% and 10% asset tests described below.

        The Housing and Economic Recovery Act of 2008 (the "2008 Act") revised the tax treatment of certain foreign currency gains for purposes of the 75% and 95% gross income tests. In general, if we recognize foreign currency gain after July 30, 2008 with respect to income that otherwise qualifies under the 75% or 95% tests, such foreign currency gain will not constitute gross income for purposes of the 75% or 95% tests, respectively.

        As a REIT, we are subject to a 100% penalty tax on income from "prohibited transactions" (generally, income derived from the sale of property held primarily for sale to customers in the ordinary course of business). We intend to hold our properties for investment with a view to long term appreciation and to engage in the business of acquiring, developing, and owning our properties. We have made, and may in the future make, occasional sales of properties consistent with our investment objectives. We do not intend to enter into any sales that are prohibited transactions. The Internal Revenue Service may contend, however, that one or more of these sales is subject to the 100% penalty tax. We believe that no asset owned by us, the Operating Partnership or the property partnerships is held for sale to customers, and that the sale of any property will not be in the ordinary course of our business, or that of the Operating Partnership or the relevant property partnership. Whether property is held primarily for sale to customers in the ordinary course of a trade or business and, therefore, is subject to the 100% penalty tax, depends on the facts and circumstances in effect from time to time, including those related to a particular property.

        Under the Internal Revenue Code, a safe harbor allows us to avoid prohibited transaction treatment if, among other things, (i) we held the disposed property for at least four years and (ii) during the taxable year in which the relevant property was disposed we did not make more than seven property sales (or, alternatively, the aggregate adjusted basis of all properties sold by us during the taxable year did not exceed 10% of our aggregate adjusted basis in our assets as of the beginning of such taxable year). The 2008 Act relaxes these requirements such that, with respect to property dispositions occurring after July 30, 2008, the holding period is reduced to two years and the 10% ceiling may be satisfied by reference to either the adjusted basis or fair market value of our assets. We and the Operating Partnership will attempt to comply with the terms of the applicable safe harbor provisions in the Internal Revenue Code to avoid the characterization of asset sales as prohibited transactions. We may not always be able to comply with the safe harbor provisions of the Internal Revenue Code or avoid owning property that may be characterized as property held primarily for sale to customers in the ordinary course of business.

        If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if we are entitled to relief under certain provisions of the Internal Revenue Code. These relief provisions generally will be available if our failure to meet those tests is due to reasonable cause and not to willful neglect, and we timely comply with requirements for reporting each item of our income to the Internal Revenue Service. It is not possible to state whether in all circumstances we would be entitled to the benefit of these relief provisions. As discussed above in "—Taxation of CBL," even if these relief provisions apply, a tax would be imposed attributable to our non-qualifying income.

        We may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Income from a hedging transaction entered into on or before July 30, 2008 and made to hedge indebtedness incurred or to be incurred by us to acquire or own real estate assets will not constitute gross income for purposes of the 95% gross income test but will constitute non-qualifying income for purposes of the 75% gross income test. Income from such transactions entered into after July 30, 2008 will not constitute gross income for purposes of the 95% and 75% gross income tests. Income from hedging transactions entered into after July 30, 2008 and made primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would qualify under the 75% or 95% income tests (or any property which generates such income or gain) also will not constitute gross income for purposes of the 95% and 75% gross income tests. We must properly identify any such hedges in our books and records. To the extent that we hedge with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

Asset Tests

        In order for us to maintain our qualification as a REIT, we, at the close of each quarter of our taxable year, must also satisfy several tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by real estate assets. Real estate assets for the purpose of this asset test include (1) our allocable share of real estate assets held by partnerships in which we own an interest or held by qualified REIT subsidiaries and (2) stock or debt instruments held for not more than one year purchased with the proceeds of our stock offering or long-term (at least five years) debt offering, cash items and government securities. Second, although the remaining 25% of our assets generally may be invested without restriction, securities in this class may not exceed either (1) 5% of the value of our total assets as to any one nongovernment issuer or (2) 10% of the outstanding voting securities of any one issuer.

        Under the 2008 Act, commencing with our taxable year beginning January 1, 2009, (i) "cash" will include foreign currency for purposes of the 75% asset test if we (or one of our qualified business units) use such foreign currency as our functional currency, but only to the extent such currency is held for use in the normal course of our (or our qualified business unit's) activities that produce income qualifying for purposes of the 75% and 95% income tests, and (ii) if we meet the REIT asset tests as of the close of a quarter we will not fail to meet such tests at the end of a subsequent quarter solely because of a discrepancy caused by fluctuations in foreign currency exchange rates.

        Securities for purposes of the above 5% and 10% asset tests may include debt securities, including debt issued by a partnership. However, debt of an issuer will not count as a security for purposes of the 10% value test if the security qualifies for an exception set forth in the Internal Revenue Code. Beginning in 2005, solely for purposes of the 10% value test, a REIT's interest in the assets of a partnership will be based upon the REIT's proportionate interest in any securities issued by the partnership (including, for this purpose, the REIT's interest as a partner in the partnership and any debt securities issued by the partnership, but excluding any securities qualifying for the "straight debt" or other exceptions described above), valuing any debt instrument at its adjusted issue price.

        IRS Revenue Procedure 2011-16 sets forth safe harbors for the treatment of modified mortgage loans as real estate assets. The IRS will not challenge a REIT's treatment of a mortgage loan modification if (i) the modification was occasioned by default or (ii) the REIT reasonably believes that there is a significant risk of default of the pre-modified loan and the modified loan presents a substantially reduced risk of default. Any modification of a mortgage loan which meets these tests will not be treated as a prohibited transaction.

        In addition to the asset tests described above, we are prohibited from owning more than 10% of the value of the outstanding debt and equity securities of any subsidiary other than a qualified REIT subsidiary, subject to an exception. The exception is that we and a non-qualified REIT subsidiary may make a joint election for the subsidiary to be treated as a "taxable REIT subsidiary." The securities of a taxable REIT subsidiary are not subject to the 10% value test and the 10% voting securities test, and also are exempt from the 5% asset test. However, no more than 20% of the total value of a REIT's assets can be represented by securities of one or more taxable REIT subsidiaries for tax years beginning before July 31, 2008. For tax years beginning on or after July 31, 2008, no more than 25% of the total value of our assets can be represented by securities of one or more taxable REIT subsidiaries. The Management Company is a taxable REIT subsidiary.

        It should be noted that this 25% (formerly 20%) value limitation must be satisfied at the end of any quarter in which we increase our interest in the Management Company. In this respect, if any partner of the Operating Partnership exercises its option to exchange interests in the Operating Partnership for shares of common stock (or we otherwise acquire additional interests in the Operating Partnership), we will thereby increase our proportionate (indirect) ownership interest in the Management Company, thus requiring us to recalculate our ability to meet the 25% (formerly 20%) value test in any quarter in which the exchange option is exercised. Although we plan to take steps to ensure that we satisfy this value test for any quarter with respect to which retesting is to occur, these steps may not always be successful or may require a reduction in the Operating Partnership's overall interest in the Management Company.

        The rules regarding taxable REIT subsidiaries contain provisions generally intended to ensure that transactions between a REIT and its taxable REIT subsidiary occur "at arm's length" and on commercially reasonable terms. These requirements include a provision that prevents a taxable REIT subsidiary from deducting interest on direct or indirect indebtedness to its parent REIT if, under a specified series of tests, the taxable REIT subsidiary is considered to have an excessive interest expense level or debt-to-equity ratio. In addition, a 100% penalty tax can be imposed on the REIT if its loans to, or rental, service or other agreements with, its taxable REIT subsidiary are determined not to be on arm's length terms. No assurance can be given that our loans to, or rental, service or other agreements with, our taxable REIT subsidiaries will be on arm's length terms. A taxable REIT subsidiary is subject to a corporate level tax on its net taxable income, as a result of which our earnings derived through a taxable REIT subsidiary are effectively subject to a corporate level tax notwithstanding our status as a REIT. To the extent that a taxable REIT subsidiary pays dividends to us in a particular calendar year, we may designate a corresponding portion of dividends we pay to our noncorporate stockholders during that year as "qualified dividend income" eligible to be taxed at reduced rates to noncorporate recipients. See "Taxation of U.S. Stockholders" below.

        We believe that we are in compliance with the asset tests. Substantially all of our investments are in properties that are qualifying real estate assets.

        After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take such other actions within 30 days after the close of any quarter as may be required to cure any noncompliance. We cannot ensure that these steps always will be successful.

        Beginning in 2005, if we fail to satisfy the 5% and/or 10% asset tests for a particular quarter, we will not lose our REIT status if the failure is due to the ownership of assets the total value of which does not exceed a specified de minimis threshold, provided that we come into compliance with the asset tests generally within six months after the last day of the quarter in which we identify the failure. In addition, beginning in 2005, other failures to satisfy the asset tests generally will not result in a loss of REIT status if (i) following our identification of the failure, we file a schedule with a description of each asset that caused the failure; (ii) the failure was due to reasonable cause and not to willful neglect; (iii) we come into compliance with the asset tests generally within six months after the last day of the quarter in which the failure was identified; and (iv) we pay a tax equal to the greater of $50,000 or the amount determined by multiplying the highest corporate tax rate by the net income generated by the prohibited assets for the period beginning on the first date of the failure and ending on the earlier of the date we dispose of such assets or the end of the quarter in which we come into compliance with the asset tests.

Annual Distribution Requirements

        In order to remain qualified as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders each year in an amount equal to at least:

  (A)
  the sum of (1) 90% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain and (2) 90% of the net income (after-tax), if any, from foreclosure property, minus

  (B)
  the sum of certain items of noncash income.

        In addition, if we dispose of any asset with built-in gain during the ten-year period (5-year period for disposition of assets during 2012 and 2013) beginning on the date we acquired the property from a "C" corporation or became a REIT, we will be required, according to guidance issued by the Internal Revenue Service, to distribute at least 90% of the after tax built-in gain, if any, recognized on the disposition of the asset. These distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the year and if paid on or before the first regular dividend payment after the declaration, provided such payment is made during the 12-month period following the close of such taxable year. These distributions are taxable to stockholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement. To the extent that we do not distribute all of our net capital gain or distribute at least 90% but less than 100% of our REIT taxable income, as adjusted, we will be subject to tax on the undistributed amount at regular corporate tax rates. If we so choose, we may retain, rather than distribute, our net long-term capital gains and pay the tax on those gains. In this case, our stockholders would include their proportionate share of the undistributed long-term capital gains in income. However, our stockholders would then be deemed to have paid their share of the tax, which would be credited or refunded to them. In addition, our stockholders would be able to increase their basis in our shares they hold by the amount of the undistributed long-term capital gains, less the amount of capital gains tax we paid, included in the stockholders' long-term capital gains.

        Furthermore, if we should fail to distribute during each calendar year at least the sum of:

        (1)   85% of our ordinary income for the year,

        (2)   95% of our net capital gain income for the year, and

        (3)   any undistributed taxable income from prior periods,

we would be subject to a 4% excise tax on the excess of the required distribution over the sum of the amounts actually distributed and the amount of any net capital gains we elected to retain and pay tax on. For these and other purposes, dividends declared by us in October, November or December of one taxable year and payable to a stockholder of record on a specific date in any such month shall be treated as both paid by us and received by the stockholder during such taxable year, provided that the dividend is actually paid by us by January 31 of the following taxable year. We intend to make timely distributions sufficient to satisfy all annual distribution requirements.

        Our taxable income consists substantially of our distributive share of the income of the Operating Partnership. We expect that our taxable income will be less than the cash flow we receive from the Operating Partnership, due to the allowance of depreciation and other non-cash charges in computing REIT taxable income. Accordingly, we anticipate that we will generally have sufficient cash or liquid assets to enable us to satisfy the 90% distribution requirement.

        It is possible that, from time to time, we may experience timing differences between (1) the actual receipt of income and actual payment of deductible expenses and (2) the inclusion of the income and deduction of the expenses in arriving at our taxable income. Further, it is possible that, from time to time, we may be allocated a share of net capital gain attributable to the sale of depreciated property which exceeds our allocable share of cash attributable to that sale. In these cases, we may have less cash available for distribution than is necessary to meet our annual 90% distribution requirement. To meet the 90% distribution requirement, we may find it appropriate to arrange for short-term or possibly long-term borrowings or to pay distributions in the form of taxable stock dividends. Any borrowings for the purpose of making distributions to stockholders are required to be arranged through the Operating Partnership.

        Under certain circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying "deficiency dividends" to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends; however, we will be required to pay applicable penalties and interest to the Internal Revenue Service based upon the amount of any deduction taken for deficiency dividends.

Failure to Qualify

        Beginning in 2005, if we should fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and asset tests, we may retain our REIT qualification if the failures are due to reasonable cause and not willful neglect, and if we pay a penalty of $50,000 for each such failure.

        If we fail to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify will not be deductible by us nor will they be required to be made. In this event, to the extent of our current and accumulated earnings and profits, all distributions to stockholders will be taxable as dividend income. In the case of stockholders that are not corporations, any such dividends may be taxable at a maximum rate of 15% during tax years beginning before January 1, 2013 and 20% thereafter. The new 3.8% Medicare tax also is applicable to dividend income for certain U.S. stockholders. See "Taxation of U.S. Stockholders—Recent Legislation" below. In addition, subject to certain limitations of the Internal Revenue Code, corporate distributees may be eligible for the dividends-received deduction and noncorporate distributees may be eligible to treat the dividends as "qualified dividend income" taxable at capital gain rates. See "Taxation of U.S. Stockholders" below. Unless we are entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year in which our qualification was lost. It is not possible to state whether we would be entitled to such statutory relief.

Taxation of U.S. Stockholders

        As used in this section, the term "U.S. stockholder" means a beneficial owner of our common or preferred stock that for U.S. federal income tax purposes is (1) a citizen or resident of the United States, (2) a corporation or other entity treated as a corporation for U.S. federal income tax purposes that is created or organized in or under the laws of the United States or of any political subdivision of the United States, (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust if (a) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons has the authority to control all substantial decisions of the trust or (b) it has a valid election in place to be treated as a U.S. person or otherwise is treated as a U.S. person. For any taxable year for which we qualify for taxation as a REIT, amounts distributed to taxable U.S. stockholders will be taxed as follows.

Distributions Generally

        Distributions to U.S. stockholders, other than capital gain dividends discussed below, will constitute dividends to those holders up to the amount of our current or accumulated earnings and profits and are taxable to the stockholders as ordinary income. These distributions are not eligible for the dividends-received deduction for corporations. To the extent that we make distributions in excess of our current or accumulated earnings and profits, the distributions will first be treated as a tax-free return of capital, reducing the tax basis in the U.S. stockholder's shares, and distributions in excess of the U.S. stockholder's tax basis in its shares are taxable as capital gain realized from the sale of the shares. Dividends declared by us in October, November or December of any year payable to a U.S. stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the U.S. stockholder on December 31 of the year, provided that we actually pay the dividend during January of the following calendar year. U.S. stockholders may not include on their own income tax returns any of our tax losses.

        In general, dividends paid by REITs are not eligible for the 20% maximum tax rate on "qualified dividend income" and, as a result, our ordinary REIT dividends will continue to be taxed at the higher ordinary income tax rate. Dividends received by a noncorporate stockholder could be treated as "qualified dividend income," however, to the extent we have dividend income from taxable corporations (such as a taxable REIT subsidiary) and to the extent our dividends are attributable to income that is subject to tax at the REIT level (for example, if we distributed less than 100% of our taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a stockholder must hold our stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our common stock becomes ex-dividend.

        We will be treated as having sufficient earnings and profits to treat as a dividend any distribution we make up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed in "Taxation of CBL" above. As a result, our stockholders may be required to treat certain distributions that would otherwise result in a tax-free return of capital as taxable dividends. Moreover, any deficiency dividend will be treated as a dividend—an ordinary dividend or a capital gain dividend, as the case may be—regardless of our earnings and profits.

        For purposes of determining whether distributions to our stockholders are out of current or accumulated earnings and profits, our earnings and profits are allocated first to our outstanding preferred stock and then to our outstanding common stock.

Dividends Paid Through a Combination of Cash and Issuance of Additional Shares of Stock

        To maintain our qualification as a REIT, we are required each year to distribute to stockholders at least 90% of our net taxable income after certain adjustments. While we currently expect to pay quarterly dividends on our common stock in cash, depending on our liquidity needs, we reserve the right to pay any or all of our quarterly common stock dividends in a combination of shares of common stock and cash in accordance with any applicable IRS guidance. As a result of such a distribution, a U.S. holder generally must include the sum of the value of the common stock and the amount of cash received in its gross income as dividend income to the extent that such holder's share of such a distribution is made out of its share of the portion of our current and accumulated earnings and profits allocable to such distribution. The value of any common stock received as part of a distribution generally is equal to the amount of cash that could have been received instead of the common stock. Depending on the circumstances of the holder, the tax on the distribution may exceed the amount of the distribution received in cash, in which case such U.S. holder would have to pay the tax using cash from other sources. If a U.S. holder sells the stock it receives as a dividend in order to pay this tax and the sales proceeds are less than the amount required to be included in income with respect to the dividend, such holder could have a capital loss with respect to the stock sale that could not be used to offset such dividend income. (Furthermore, with respect to non-U.S. holders, we may be required to withhold U.S. tax with respect to such dividend, including the portion that is payable in stock. For additional information, see "Special Tax Considerations for Non-U.S. Stockholders" below.) A holder that receives common stock pursuant to a distribution generally has a tax basis in such common stock equal to the amount of cash that could have been received instead of such common stock, and a holding period in such common stock that begins on the payment date for the distribution.

        Future dividends are determined in the discretion of our Board of Directors and depend on actual and projected cash flow, financial condition, funds from operations, earnings, capital requirements, the annual REIT distribution requirements, contractual prohibitions or other restrictions, applicable law and such other factors as our Board of Directors deems relevant. See "Risk Factors—We may change the dividend policy for our common stock in the future" in our 2013 Annual Report.

Capital Gain Dividends

        Dividends to U.S. stockholders that we properly designate as capital gain dividends will be treated as long-term capital gain, to the extent they do not exceed our actual net capital gain, for the taxable year without regard to the period for which the stockholder has held his stock. Capital gain dividends are not eligible for the dividends-received deduction for corporations; however, corporate stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Noncorporate taxpayers are generally taxable at a current maximum tax rate of 20% for long-term capital gain, but such capital gains also will be subject to the new 3.8% Medicare tax on certain U.S. stockholders. See "Recent Legislation" below. A portion of any capital gain dividends received by noncorporate taxpayers might be subject to tax at a 25% rate to the extent attributable to gains realized on the sale of real property that correspond to our "unrecaptured Section 1250 gain."

        If we elect to retain capital gains rather than distribute them, a U.S. stockholder will be deemed to receive a capital gain dividend equal to the amount of its proportionate share of the retained capital gains. In this case, a U.S. stockholder will receive certain tax credits and basis adjustments reflecting the deemed distribution and deemed payment of taxes by the U.S. stockholder.

Tax Considerations Particular to Holders of Depositary Shares

        A holder of depositary shares will be considered to own the preferred stock represented thereby. Accordingly, holders of depositary shares will recognize the income and deductions to which they would be entitled if they were actual holders of such preferred stock. In addition:

  •
  no gain or loss will be recognized for federal income tax purposes upon the withdrawal of preferred stock in exchange for depositary shares as provided in the applicable deposit agreement for any series of preferred stock;

  •
  the tax basis of each share of preferred stock to an exchanging owner of depositary shares will, upon the exchange, be the same as the aggregate tax basis of the depositary shares exchanged for such preferred stock; and

  •
  the holding period for the preferred stock, in the hands of an exchanging owner of depositary shares who held the depositary shares as a capital asset at the time of the exchange, will include the period that the owner held the depositary shares.

Redemptions

        The treatment accorded to any redemption of stock by us for cash can only be determined on the basis of particular facts as to each holder at the time of redemption. Under Section 302 of the Internal Revenue Code, a redemption of our stock will be treated as a sale or exchange of such stock only if the redemption (i) results in a "complete termination" of the holder's actual and constructive interest in all classes of our stock, (ii) is "substantially disproportionate" with respect to such holder's interest in our stock, (iii) is "not essentially equivalent to a dividend" with respect to the holder, or (iv) in the case of noncorporate stockholders, is in "partial liquidation" of us. The determination of ownership for purposes of the foregoing tests will be made by taking into account both shares actually owned by such holder and shares constructively owned by such holder pursuant to Section 318 of the Internal Revenue Code.

        If the redemption of stock does not meet any of these tests under Section 302 of the Internal Revenue Code, then the redemption proceeds received will be treated as a distribution by us with respect to our stock, which will be treated as a dividend to the extent of our current or accumulated earnings and profits. If the redemption is treated as a dividend, the holder's adjusted tax basis in the redeemed stock will be transferred to any other stock of ours directly held by the holder. If the holder owns no other stock of ours but is deemed to hold the stock of a related person, under certain circumstances, such basis may be transferred to such related person, or it may be lost entirely. Proposed regulations have been issued which, if issued in their current form, when effective, would prohibit the shifting of basis and would defer the recovery of the holder's basis in the stock generally until the conditions described in the preceding paragraph are satisfied.

        If a redemption of our stock otherwise treated as a sale or exchange of such stock occurs when there is a dividend arrearage on such stock, a portion of the cash received might be treated as a dividend distribution. The holder will have dividend income to the extent that the dividend arrearage has been declared or the facts show that we were legally obligated to pay the dividend. On the other hand, if the arrearage has not been declared as a dividend and the facts do not show that we were legally obligated to pay the dividend, then, even though the dividend arrearage is included in the redemption price, the entire payment is treated as a part of the sales proceeds of the stock and not as dividend income.

Passive Activity Loss and Investment Interest Limitations

        Our distributions and gain from the disposition of our common or preferred stock will not be treated as passive activity income and, therefore, U.S. stockholders may not be able to apply any passive losses against this income or gain. Our dividends, to the extent they do not constitute a return of capital, will generally be treated as investment income for purposes of the investment income limitation. Net capital gain from the disposition of our common or preferred stock and capital gains generally will be eliminated from investment income unless the taxpayer elects to have the gain taxed at ordinary income rates.

Certain Dispositions of Our Common or Preferred Stock

        A U.S. stockholder will recognize gain or loss on any taxable sale or other disposition of our common or preferred stock in an amount equal to the difference between (1) the amount of cash and the fair market value of any property received on the sale or other disposition and (2) the U.S. stockholder's adjusted basis in the common or preferred stock. This gain or loss generally will be a capital gain or loss, and will be long-term capital gain or loss if the holder held the securities for more than one year. Noncorporate U.S. stockholders are generally taxable at a current maximum rate of 20% on long-term capital gain, but such capital gains also will be subject to the new 3.8% Medicare tax on certain U.S. stockholders. See "Recent Legislation" below. The Internal Revenue Service has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for noncorporate U.S. stockholders) to a portion of capital gain realized by a noncorporate U.S. stockholder on the sale of REIT stock that would correspond to the REIT's "unrecaptured Section 1250 gain." U.S. stockholders are urged to consult with their own tax advisors with respect to their capital gain tax liability. Generally, a corporate U.S. stockholder will be subject to tax at a maximum rate of 35% on capital gain from the sale of our common stock regardless of its holding period for the stock (38% on taxable income between $15 million and $18.33 million).

        In general, any loss upon a sale or exchange of our common stock by a U.S. stockholder who has held such stock for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss, to the extent of distributions (actually made or deemed made in accordance with the discussion above) from us are required to be treated by such U.S. stockholder as long-term capital gain.

Foreign Account Tax Compliance Act Legislation

        The Foreign Account Tax Compliance Act, generally effective for payments made after June 30, 2014, imposes a withholding tax of 30% on dividends and, after December 31, 2016, on gross proceeds from the disposition of our stock paid to certain foreign financial institutions, investment funds and other non-U.S. persons unless various certification, information reporting and certain other requirements are satisfied. In addition, certain countries have entered into intergovernmental agreements with the United States which provide for alternative methods for compliance and withholding obligations for entities domiciled within the country. Accordingly, the status and domicile of the entity through which our stock is held will affect the determination of whether such withholding is required. Similarly, dividends and gross proceeds from the disposition of our stock held by an investor that is a non-financial non-U.S. entity generally will be subject to withholding at a rate of 30% unless such entity either (i) certifies to us that such entity does not have any "substantial United States owners," (ii) provides certain information regarding its "substantial United States owners," which we will in turn provide to the Secretary of the Treasury, or (iii) complies with the requirements of an applicable intergovernmental agreement. If the payee is a foreign financial institution, it must comply with the terms of an applicable intergovernmental agreement or enter into an agreement with the United States Treasury requiring, among other things, that it undertake to identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to certain other account holders. We will not pay any additional amounts to holders in respect of any amounts withheld.

Recent Health Care Legislation

        Recently enacted health care legislation, effective for taxable years beginning after December 31, 2012, imposes a new 3.8% Medicare tax on certain U.S. holders who are individuals, estates or trusts and whose income exceeds certain thresholds. This new tax will apply to dividends on and gain from the disposition of our shares. Prospective investors are encouraged to consult their own tax advisors regarding the possible implications of this recently enacted legislation on their investment in our stock.

Treatment of Tax-Exempt U.S. Stockholders

        Our distributions to and any gain upon a disposition of our common or preferred stock by a stockholder that is a tax-exempt entity generally should not constitute unrelated business taxable income, provided that the tax-exempt entity has not financed the acquisition of our common or preferred stock with "acquisition indebtedness" within the meaning of the Internal Revenue Code and that the common or preferred stock is not otherwise used in an unrelated trade or business of the tax-exempt entity. If we were to be a "pension-held REIT" (which we do not expect to be the case) and were to meet certain other requirements, certain pension trusts owning more than 10% of our equity interests could be required to report a portion of any dividends they receive from us as unrelated business taxable income. For tax-exempt U.S. stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code, respectively, income from an investment in us will constitute unrelated business taxable income unless the organization properly sets aside or reserves such amounts for purposes specified in the Internal Revenue Code. These tax-exempt U.S. stockholders should consult their own tax advisors concerning these "set aside" and reserve requirements.

        As discussed above in relation to taxable U.S. stockholders, we may elect to retain and pay income tax on our long-term capital gains. If we so elect, each stockholder, including tax-exempt stockholders, will be deemed to receive a capital gain dividend equal to the amount of its proportionate share of the retained capital gains, and will receive certain tax credits and basis adjustments reflecting the deemed distribution and deemed payment of taxes by the U.S. stockholder.

Special Tax Considerations for Non-U.S. Stockholders

        The rules governing United States income taxation of non-resident alien individuals, foreign corporations, foreign partnerships and foreign trusts and estates, which we refer to collectively as "non-U.S. stockholders," are complex, and the following discussion is intended only as a summary of these rules. The discussion does not consider any specific facts or circumstances that may apply to a particular non-U.S. stockholder. Special rules may apply to certain non-U.S. stockholders such as "controlled foreign corporations" and "passive foreign investment companies." Prospective non-U.S. stockholders should consult with their own tax advisors to determine the impact of U.S. federal, state and local income tax laws on an investment in our common or preferred stock, including any reporting requirements.

        Ordinary Dividends.    The portion of dividends received by non-U.S. stockholders payable out of our current and accumulated earnings and profits which are not attributable to capital gains and which are not effectively connected with a U.S. trade or business of the non-U.S. stockholder will be subject to U.S. withholding tax at the rate of 30% (unless reduced by an applicable income tax treaty). In general, non-U.S. stockholders will not be considered engaged in a U.S. trade or business solely as a result of their ownership of our common or preferred stock. In cases where the dividend income from a non-U.S. stockholder's investment in our common or preferred stock is effectively connected with the non-U.S. stockholder's conduct of a U.S. trade or business (or, if an income tax treaty applies, is attributable to a U.S. permanent establishment of the non-U.S. stockholder), the non-U.S. stockholder generally will be subject to U.S. tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such dividends (and may also be subject to the 30% branch profits tax in the case of a corporate non-U.S. stockholder).

        Non-Dividend Distributions.    Unless our stock constitutes a USRPI (as defined below), distributions by us which are not paid out of our current and accumulated earnings and profits will not be subject to U.S. income or withholding tax. If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of our current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the non-U.S. stockholder may seek a refund of such amounts from the Internal Revenue Service if it is subsequently determined that such distribution was, in fact, in excess of our current and accumulated earnings and profits. If our common or preferred stock constitutes a USRPI, a distribution in excess of current and accumulated earnings and profits will be subject to a 10% withholding tax and may be subject to additional taxation under FIRPTA (as defined below). However, the 10% withholding tax will not apply to distributions already subject to the 30% dividend withholding.

        We expect to withhold U.S. federal income tax at the rate of 30% on the gross amount of any distributions of ordinary income made to a non-U.S. stockholder unless (1) a lower treaty rate applies and proper certification is provided or (2) the non-U.S. stockholder files an Internal Revenue Service Form W-8ECI with us claiming that the distribution is effectively connected with the non-U.S. stockholder's conduct of a U.S. trade or business (or, if an income tax treaty applies, is attributable to a U.S. permanent establishment of the non-U.S. stockholder). However, the non-U.S. stockholder may seek a refund of such amounts from the Internal Revenue Service if it is subsequently determined that such distribution was, in fact, in excess of our current and accumulated earnings and profits.

        Capital Gain Dividends.    Under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, a distribution made by us to a non-U.S. stockholder, to the extent attributable to gains ("USRPI Capital Gains") from dispositions of United States Real Property Interests, or USRPIs, will be considered effectively connected with a U.S. trade or business of the non-U.S. stockholder and therefore will be subject to U.S. income tax at the rates applicable to U.S. stockholders, without regard to whether such distribution is designated as a capital gain dividend. The properties owned by the Operating Partnership generally are USRPIs. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a corporate non-U.S. stockholder that is not entitled to treaty exemption. Notwithstanding the preceding, distributions received on our common or preferred stock, to the extent attributable to USRPI Capital Gains, will not be treated as gain recognized by the non-U.S. stockholder from the sale or exchange of a USRPI if (1) our common or preferred stock is regularly traded on an established securities market located in the United States and (2) the non-U.S. stockholder did not own more than 5% of such class of stock at any time during the 1-year period ending on the date of the distribution. The distribution will instead be treated as an ordinary dividend to the non-U.S. stockholder, and the tax consequences to the non-U.S. stockholder will be as described above under "Ordinary Dividends."

        Distributions attributable to our capital gains which are not USRPI Capital Gains generally will not be subject to income taxation, unless (1) investment in the shares is effectively connected with the non-U.S. stockholder's U.S. trade or business (or, if an income tax treaty applies, is attributable to a U.S. permanent establishment of the non-U.S. stockholder), in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain (except that a corporate non-U.S. stockholder may also be subject to the 30% branch profits tax) or (2) the non-U.S. stockholder is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are present, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains.

        We generally will be required to withhold and remit to the Internal Revenue Service 35% of any distributions to non-U.S. stockholders that are designated as capital gain dividends, or, if greater, 35% of a distribution that could have been designated as a capital gain dividend. Distributions can be designated as capital gains to the extent of our net capital gain for the taxable year of the distribution. The amount withheld is creditable against the non-U.S. stockholder's U.S. federal income tax liability. This withholding will not apply to any amounts paid to a holder of not more than 5% of our common shares while such shares are regularly traded on an established securities market. Instead, those amounts will be treated as described above under "Ordinary Dividends."

        If our common or preferred stock does not constitute a USRPI, a sale of our common or preferred stock by a non-U.S. stockholder generally will not be subject to U.S. federal income taxation unless (1) investment in the common or preferred stock is effectively connected with the non-U.S. stockholder's U.S. trade or business, in which case, as discussed above, the non-U.S. stockholder would be subject to the same treatment as U.S. stockholders on the gain, (2) investment in the common or preferred stock is attributable to a permanent establishment that the non-U.S. stockholder maintains in the United States if that is required by an applicable income tax treaty as a condition for subjecting the non-U.S. stockholder to U.S. taxation on a net income basis, in which case the same treatment would apply to the non-U.S. stockholder as to U.S. stockholders with respect to the gain or (3) the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and who has a tax home in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gain.

        The offered securities will not constitute a USRPI if we are a domestically controlled REIT. A domestically controlled REIT is a real estate investment trust in which at all times during a specified testing period less than 50% in value of its shares is held directly or indirectly by non-U.S. stockholders. We believe we are a domestically controlled REIT, and therefore that the sale of our common or preferred stock will not be subject to taxation under FIRPTA. However, because we are publicly traded, we cannot guarantee that we are or will continue to be a domestically controlled REIT.

        If we did not constitute a domestically controlled REIT, whether a non-U.S. stockholder's sale of our common or preferred stock would be subject to tax under FIRPTA as sale of a USRPI would depend on whether the common or preferred stock is "regularly traded," as defined by applicable Treasury Regulations, on an established securities market (e.g. , the New York Stock Exchange, on which the common or preferred stock will be listed) and on the size of the selling stockholder's interest in our company. If the gain on the sale of our common or preferred stock were subject to taxation under FIRPTA, the non-U.S. stockholder would be subject to the same treatment as a U.S. stockholder with respect to the gain, and subject to applicable alternative minimum tax or a special alternative minimum tax in the case of nonresident alien individuals. In any event, a purchaser of our common or preferred stock from a non-U.S. stockholder will not be required under FIRPTA to withhold on the purchase price if the purchased common or preferred stock is regularly traded on an established securities market or if we are a domestically controlled REIT. Otherwise, under FIRPTA, the purchaser of common or preferred stock may be required to withhold 10% of the purchase price and remit that amount to the Internal Revenue Service.

Information Reporting Requirements and Backup Withholding Tax

U.S. Stockholders

        We will report to our stockholders and to the Internal Revenue Service the amount of distributions paid during each calendar year and the amount of tax withheld, if any, with respect to the paid distributions.

        Under certain circumstances, U.S. stockholders may be subject to backup withholding on payments made with respect to, or on cash proceeds of a sale or exchange of, our common or preferred stock. Backup withholding generally will apply if the holder:

  (1)
  fails to furnish its taxpayer identification number, which, for an individual, would be the individual's social security number,

  (2)
  furnishes an incorrect taxpayer identification number,

  (3)
  is notified by the Internal Revenue Service that it has failed to report properly payments of interest and dividends, or

  (4)
  under certain circumstances fails to certify, under penalty of perjury, that it has furnished a correct taxpayer identification number and has not been notified by the Internal Revenue Service that it is subject to backup withholding for failure to report interest and dividend payments.

        Backup withholding generally will not apply with respect to payments made to certain exempt recipients, such as corporations and tax-exempt organizations. U.S. stockholders should consult their own tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining this exemption.

        Any amount paid as back-up withholding will be credited against the stockholder's income tax liability. Currently, the back-up withholding rate is 28%. In addition, we may be required to withhold a portion of any capital gain distributions made to any stockholders who fail to certify their non-foreign status to us. A stockholder that does not provide us with his correct taxpayer identification number may also be subject to penalties imposed by the Internal Revenue Service.

Non-U.S. Stockholders

        Proceeds from a disposition of our common or preferred stock will not be subject to information reporting and backup withholding if the beneficial owner of the common or preferred stock is a non-U.S. stockholder. However, if the proceeds of a disposition are paid by or through a United States office of a broker, the payment may be subject to backup withholding or information reporting if the broker cannot document that the beneficial owner is a non-U.S. person. In order to document the status of a non-U.S. stockholder, a broker may require the beneficial owner of the common or preferred stock securities to provide it with a completed, executed Internal Revenue Service Form W-8BEN, certifying under penalty of perjury to the beneficial owner's non-U.S. status.

        A non-U.S. stockholder should consult its tax advisor regarding application of withholding and backup withholding in its particular circumstance and the availability of and procedure for obtaining an exemption from withholding and backup withholding under current Treasury Regulations.

Refunds

        Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a stockholder will be allowed as a credit against any U.S. federal income tax liability of the stockholder. If withholding results in an overpayment of taxes, a refund may be obtained, provided that the required procedures are followed.

State and Local Taxation

        We and our stockholders may be subject to state or local taxation in various jurisdictions, including those in which we or our stockholders transact business or reside. The state and local tax treatment of us and our stockholders may not conform to the U.S. federal income tax consequences discussed above.

Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our company.

Taxation of Debt Securities

        The following summary describes certain material United States federal income tax consequences of acquiring, owning and disposing of debt securities issued by the Operating Partnership. This discussion assumes the debt securities will be issued with no more than a de minimis amount of original issue discount for United States federal income tax purposes.

U.S. Holders

        Stated Interest and Market Discount.    U.S. holders of debt securities will be required to include stated interest on the debt securities in gross income for federal income tax purposes in accordance with their methods of accounting for tax purposes. Purchasers of debt securities should be aware that the holding and disposition of debt securities may be affected by the market discount provisions of the Code. These rules generally provide that if a U.S. holder of a debt security purchases it at a market discount and thereafter recognizes gain on a disposition of the debt security, including a gift or payment on maturity, the lesser of the gain or appreciation, in the case of a gift, and the portion of the market discount that accrued while the debt security was held by the U.S. holder will be treated as ordinary interest income at the time of the disposition. For this purpose, a purchase at a market discount includes a purchase after original issuance at a price below the debt security's stated principal amount. The market discount rules also provide that a U.S. holder who acquires a debt security at a market discount and who does not elect to include the market discount in income on a current basis may be required to defer a portion of any interest expense that may otherwise be deductible on any indebtedness incurred or maintained to purchase or carry the debt security until the U.S. holder disposes of the debt security in a taxable transaction.

        A U.S. holder of a debt security acquired at a market discount may elect to include the market discount in income as the discount on the debt security accrues, either on a straight line basis, or, if elected, on a constant interest rate basis. The current inclusion election, once made, applies to all market discount obligations acquired by the U.S. holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS. If a U.S. holder of a debt security elects to include market discount in income in accordance with the preceding sentence, the foregoing rules with respect to the recognition of ordinary income on a sale or particular other dispositions of such debt security and the deferral of interest deductions on indebtedness related to such debt security would not apply.

        Amortizable Bond Premium.    Generally, if the tax basis of a debt security held as a capital asset exceeds the amount payable at maturity of the debt security, the excess may constitute amortizable bond premium that the U.S. holder may elect to amortize under the constant interest rate method and deduct the amortized premium over the period from the U.S. holder's acquisition date to the debt security's maturity date. A U.S. holder who elects to amortize bond premium must reduce the tax basis in the related debt security by the amount of the aggregate deductions allowable for amortizable bond premium.

        The election to amortize bond premium, once made, applies to all premium bonds held by the U.S. Holder on the first day of the first taxable year to which the election applies and to all premium bonds acquired on and after that day. The election may not be revoked without the consent of the IRS.

        The amortizable bond premium deduction is treated as an offset to interest income on the related security for federal income tax purposes. Each prospective purchaser is urged to consult its tax advisor as to the consequences of the treatment of this premium as an offset to interest income for federal income tax purposes.

        Payments in Excess of Stated Interest and Principal.    In certain circumstances, the Operating Partnership may be obligated to make payments in excess of stated interest and the principal amount of the debt securities. Unless otherwise provided in the prospectus supplement pursuant to which any such debt securities are issued, the Operating Partnership intends to take the position that the debt securities should not be treated as contingent payment debt instruments because of these additional payments. This position is based in part on assumptions regarding the likelihood, as of the date of issuance of the debt securities, that such additional amounts will have to be paid. Assuming such position is respected, any amounts paid to a U.S. holder pursuant to any such redemption or repurchase, as applicable, would be taxable as described below in "—U.S. Holders—Disposition." This position is binding on a U.S. holder unless such holder discloses its contrary position in the manner required by applicable Treasury Regulations. The IRS, however, may take a position contrary to the Operating Partnership's position, which could affect the timing and character of a U.S. holder's income and the timing of deductions with respect to the debt securities. U.S. holders are urged to consult their tax advisors regarding the potential application to our debt securities of the contingent payment debt instrument rules and the consequences thereof.

        Disposition.    In general, a holder of a debt security will recognize gain or loss upon the sale, exchange, redemption, payment upon maturity or other taxable disposition of the debt security. The gain or loss is measured by the difference between (a) the amount of cash and the fair market value of property received and (b) the U.S. holder's tax basis in the debt security as increased by any market discount previously included in income by the U.S. holder and decreased by any amortizable bond premium deducted over the term of the debt security. However, the amount of cash and the fair market value of other property received excludes cash or other property attributable to the payment of accrued interest not previously included in income, which amount will be taxable as ordinary income. Subject to the market discount and amortizable bond premium rules described above, any gain or loss will generally be long-term capital gain or loss, provided the debt security was a capital asset in the hands of the U.S. holder and had been held for more than one year.

Non-U.S. Holders

        Interest.    Interest paid to a non-U.S. holder on its debt securities that is not effectively connected with such holder's conduct of a United States trade or business will not be subject to United States federal withholding tax, provided that:

  •
  such holder does not actually or constructively own a 10% or greater interest in the Operating Partnership's capital or profits;

  •
  such holder is not a controlled foreign corporation with respect to which the Operating Partnership is a "related person" within the meaning of Section 864(d)(4) of the Code;

  •
  such holder is not a bank that received such interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

  •
  (a) the non-U.S. holder certifies in a statement provided to the Operating Partnership or its paying agent, under penalties of perjury, that it is not a United States person within the meaning of the Code and provides its name and address, (b) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business and holds the debt securities on behalf of the non-U.S. holder certifies to the Operating Partnership or its paying agent under penalties of perjury that it, or the financial institution between it and the non-U.S. holder, has received from the non-U.S. holder a statement, under penalties of perjury, that such holder is not a United States person and provides the Operating Partnership or its paying agent with a copy of such statement or (c) the non-U.S. holder holds its debt securities directly through a "qualified intermediary" and certain conditions are satisfied.

        The statement may be made on an IRS Form W-8BEN or a substantially similar form, and the non-U.S. holder must inform the withholding agent of any change in the information on the statement within 30 days of such change.

        A non-U.S. holder generally will also be exempt from withholding tax on interest if such amount is effectively connected with such holder's conduct of a United States trade or business and the holder provides the Operating Partnership with appropriate certification (as discussed below under "—Non-U.S. Holders—United States Trade or Business").

        If a non-U.S. holder does not satisfy the requirements above, interest paid to such non-U.S. holder generally will be subject to a 30% United States federal withholding tax. Such rate may be reduced or eliminated under a tax treaty between the United States and the non-U.S. holder's country of residence. To claim a reduction or exemption under a tax treaty, a non-U.S. holder must generally complete an IRS Form W-8BEN (or applicable successor form) and claim the reduction or exemption on the form.

        Sale or Other Taxable Disposition of the Debt Securities.    A non-U.S. holder generally will not be subject to United States federal income tax or withholding tax on gain recognized on the sale, exchange, redemption, retirement or other taxable disposition of a debt security so long as (i) the gain is not effectively connected with the conduct by the non-U.S. holder of a United States trade or business (or, if a tax treaty applies, the gain is not attributable to a United States permanent establishment maintained by such non-U.S. holder) and (ii) in the case of a non-U.S. holder who is an individual, such non-U.S. holder is not present in the United States for 183 days or more in the taxable year of disposition or certain other requirements are not met. A non-U.S. holder who is an individual and does not meet this exemption should consult his or her tax advisor regarding the potential liability for United States federal income tax on such holder's gain realized on a debt security.

        In certain circumstances, the Operating Partnership may be required to make certain payments in excess of stated interest and the principal amount of the debt securities. Except as otherwise described in the applicable prospectus supplement, such payments generally should be treated as additional amounts paid for the debt securities, subject to the rules described above.

        United States Trade or Business.    If interest paid on a debt security or gain from a disposition of a debt security is effectively connected with a non-U.S. holder's conduct of a United States trade or business (and, if an income tax treaty applies, the non-U.S. holder maintains a United States permanent establishment to which such amounts are generally attributable), the non-U.S. holder generally will be subject to United States federal income tax on the interest or gain on a net basis in the same manner as if it were a U.S. holder. If a non-U.S. holder is subject to United States federal income tax on the interest on a net basis, the 30% withholding tax described above will not apply (assuming an appropriate certification is provided, generally on IRS Form W-8ECI). A non-U.S. holder that is a corporation may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to certain adjustments, unless it qualifies for a lower rate under an applicable income tax treaty. For this purpose, interest on a debt security or gain from a disposition of a debt security will be included in earnings and profits if the interest or gain is effectively connected with the conduct by the corporation of a United States trade or business.

Foreign Account Tax Compliance Act Legislation

        The Foreign Account Tax Compliance Act, generally effective for payments made after June 30, 2014, imposes a withholding tax of 30% on interest payments, and, after December 31, 2016, on gross proceeds from the disposition of our debt paid to certain foreign financial institutions, investment funds and other non-U.S. persons unless various certification, information reporting and certain other requirements are satisfied. In addition, certain countries have entered into intergovernmental agreements with the United States which provide for alternative methods for compliance and withholding obligations for entities domiciled within the country. Accordingly, the status and domicile of the entity through which our debt is held will affect the determination of whether such withholding is required. Similarly, interest and gross proceeds from the disposition of our debt held by an investor that is a non-financial non-U.S. entity generally will be subject to withholding at a rate of 30% unless such entity either (i) certifies to us that such entity does not have any "substantial United States owners," (ii) provides certain information regarding its "substantial United States owners," which we will in turn provide to the Secretary of the Treasury, or (iii) complies with the requirements of an applicable intergovernmental agreement. If the payee is a foreign financial institution, it must comply with the terms of an applicable intergovernmental agreement or enter into an agreement with the United States Treasury requiring, among other things, that it undertake to identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to certain other account holders. These withholding obligations, however, will not apply to debt securities issued before July 1, 2014, provided such debt securities are not "significantly modified" on or after July 1, 2014. We will not pay any additional amounts to holders in respect of any amounts withheld.

Tax Aspects of the Operating Partnership

        The following discussion summarizes material U.S. federal income tax considerations applicable solely to our investment in the Operating Partnership through CBL Holdings I and CBL Holdings II. The discussion does not cover state or local tax laws or any U.S. federal tax laws other than income tax laws.

Income Taxation of the Operating Partnership and Its Partners

        Partners, Not the Operating Partnership, Subject to Tax. A partnership is not a taxable entity for U.S. federal income tax purposes. Rather, we will be required to take into account our allocable share of the Operating Partnership's income, gains, losses, deductions and credits for any taxable year of the Operating Partnership ending within or with our taxable year, without regard to whether we have received or will receive any direct or indirect distribution from the Operating Partnership.

        Operating Partnership Allocations.    Although a partnership agreement will generally determine the allocation of income and losses among partners, these allocations will be disregarded for tax purposes under Section 704(b) of the Internal Revenue Code if they do not comply with the provisions of that section and the Treasury Regulations promulgated under that section.

        If an allocation is not recognized for U.S. federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to the item. The Operating Partnership's allocations of taxable income and loss, and those of the property partnerships, are intended to comply with the requirements of Section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated under that section.

        Tax Allocations with Respect to Contributed Properties.    Under Section 704(c) of the Internal Revenue Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for U.S. federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss that generally is equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of the property at that time (the "book-tax difference"). The partnership agreement for the Operating Partnership requires allocations of income, gain, loss and deduction attributable to contributed property to be made by the Operating Partnership in a manner that is consistent with Section 704(c) of the Internal Revenue Code.

        In general, the partners who contributed appreciated assets to the Operating Partnership will be allocated lower amounts of depreciation deductions for tax purposes and increased taxable income and gain on sale by the Operating Partnership of the contributed assets (including some of our properties). This will tend to eliminate the book-tax difference over time. However, the special allocation rules under Section 704(c) of the Internal Revenue Code do not always entirely rectify the book-tax difference on an annual basis or with respect to a specific taxable transaction, such as a sale. Thus, the carryover basis of the contributed assets in the hands of the Operating Partnership may, as to certain contributed assets, cause us to be allocated lower depreciation and other deductions, and possibly greater amounts of taxable income in the event of a sale of such contributed assets, in excess of the economic or book income allocated to us as a result of such sale. This may cause us to recognize taxable income in excess of cash proceeds, which might adversely affect our ability to comply with the REIT distribution requirements. See "—Requirements for Qualification—Annual Distribution Requirements," above. In addition, the application of Section 704(c) of the Internal Revenue Code to the Operating Partnership is not entirely clear and may be affected by authority that may be promulgated in the future.

        Basis in Operating Partnership Interest.    Our adjusted tax basis in our indirect partnership interest in the Operating Partnership generally (1) will be equal to the amount of cash and the basis of any other property that we contribute to the Operating Partnership, (2) will be increased by (a) our allocable share of the Operating Partnership's income and (b) our allocable share of certain indebtedness of the Operating Partnership and of the property partnerships and (3) will be reduced, but not below zero, by our allocable share of (a) the Operating Partnership's loss and (b) the amount of cash distributed directly or indirectly to us, and by constructive distributions resulting from a reduction in our share of certain indebtedness of the Operating Partnership and of the property partnerships. With respect to increases in our adjusted tax basis in our indirect partnership interest in the Operating Partnership resulting from certain indebtedness of the Operating Partnership, Section 752 of the Internal Revenue Code and the regulations promulgated under that section provide that a partner may include its share of partnership liabilities in its adjusted tax basis of its interest in the partnership to the extent the partner bears the economic risk of loss with respect to the liability. Generally, a partnership's non-recourse debt is shared proportionately by the partners. However, if a partner guarantees partnership debt or is personally liable for all or any portion of the debt, the partner will be deemed to bear the economic risk of loss for the amount of the debt for which it is personally liable. Thus, the partner may include that amount in its adjusted tax basis of its interest in the partnership.

        By virtue of our status as the sole stockholder of CBL Holdings I, which is the sole general partner of the Operating Partnership, we will be deemed to bear the economic risk of loss with respect to indebtedness of the Operating Partnership that is not nonrecourse debt as defined in the Internal Revenue Code. As a result, our adjusted tax basis in our indirect partnership interest in the Operating Partnership may exceed our proportionate share of the total indebtedness of the Operating Partnership.

        If the allocation of our distributive share of the Operating Partnership's loss would reduce the adjusted tax basis of our partnership interest in the Operating Partnership below zero, the recognition of the loss will be deferred until the recognition of the loss would not reduce our adjusted tax basis below zero. To the extent that the Operating Partnership's distributions, or any decrease in our share of the nonrecourse indebtedness of the Operating Partnership or of a property partnership, would reduce our adjusted tax basis below zero, such distributions and constructive distributions will normally be characterized as capital gain, and if our partnership interest in the Operating Partnership has been held for longer than the long-term capital gain holding period (currently, one year), the distributions and constructive distributions will constitute long-term capital gain. Each decrease in our share of the nonrecourse indebtedness of the Operating Partnership or of a property partnership is considered a constructive cash distribution to us.

        Depreciation Deductions Available to the Operating Partnership.    The Operating Partnership was formed in 1993 principally by way of contributions of certain properties or appreciated interests in property partnerships owning properties. Accordingly, the Operating Partnership's depreciation deductions attributable to the properties will be based on the contributing partners' depreciation schedules and in some cases on new schedules under which the property will be depreciated on depreciation schedules of up to 40 years, using, initially, the adjusted basis of the contributed assets in the hands of the contributing partners.

Sale of the Operating Partnership's Property

        Generally, any gain realized by the Operating Partnership on the sale of property held by the Operating Partnership or a property partnership or on the sale of a partnership interest in a property partnership will be capital gain, except for any portion of the gain that is treated as depreciation or cost recovery recapture. Any unrealized gain attributable to the excess of the fair market value of the properties over their adjusted tax bases at the time of contribution to the Operating Partnership must, when recognized by the Operating Partnership, generally be allocated to the limited partners, including CBL & Associates, Inc., under Section 704(c) of the Internal Revenue Code and Treasury Regulations promulgated under that section.

        In the event of the disposition of any of the properties which have pre-contribution gain, all income attributable to the then existing unamortized pre-contribution gain will be allocated to the limited partners of the Operating Partnership, including to us, but we generally will be allocated only our share of capital gains attributable to depreciation deductions we enjoyed and appreciation, if any, occurring since the acquisition of our interest in the Operating Partnership. Any decision relating to the potential sale of any property that would result in recognition of gain of this kind leading to the recognition of disproportionately higher taxable income by CBL & Associates, Inc. or any of its affiliates will be made by the independent directors on our Board of Directors. The Operating Partnership has entered into tax protection agreements with certain of the limited partners that originally contributed such properties which, during the periods specified in each agreement, may require the Operating Partnership to make specified payments to such limited partners in connection with any sale of the covered property calculated by reference to the amount of such limited partners' anticipated income tax liability arising from the sale.

        Our share of any gain realized by the Operating Partnership on the sale of any property held by the Operating Partnership or property partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Operating Partnership's or property partnership's trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Under existing law, whether property is inventory or other property held primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. Prohibited transaction income of this kind will also have an adverse effect upon our ability to satisfy the gross income tests for REIT status. For more information regarding the penalty tax and gross income tests, see "—Requirements for Qualification-Income Tests" above. The Operating Partnership and the property partnerships intend to hold their properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning and operating the properties and other shopping centers and to make occasional sales of the properties, including peripheral land, that are consistent with the Operating Partnership's and the property partnerships' investment objectives.

 DESCRIPTION OF THE PARTNERSHIP AGREEMENT OF THE OPERATING PARTNERSHIP

        We have summarized the material terms and provisions of the Fourth Amended and Restated Agreement of Limited Partnership of CBL & Associates Limited Partnership, as amended, which we refer to as the "partnership agreement." For more detail, you should refer to the partnership agreement itself, a copy of which was filed as an exhibit to a Current Report on Form 8-K filed pursuant to the Securities Exchange Act of 1934, as amended, with the SEC on November 5, 2010, and the amendment thereto pursuant to the Certificate of Designation, dated October 1, 2012, relating to the Operating Partnership's 6.625% Series E Cumulative Preferred Units, which we filed with the SEC as an exhibit to a Current Report on Form 8-K on October 5, 2012.

Management of the Operating Partnership

        The Operating Partnership is a Delaware limited partnership that was formed on July 16, 1993. The general partner of the Operating Partnership is a wholly-owned subsidiary of the Company. The limited partners of the Operating Partnership are CBL Holdings II, Inc., a Delaware corporation that is another wholly owned subsidiary of the Company, and other limited partners consisting of current and former members of management and affiliated and unaffiliated third parties. We conduct substantially all of our business in or through the Operating Partnership and exercise exclusive and complete responsibility and discretion in its day-to-day management and control. As sole shareholder of the general partner, we have the power to cause the Operating Partnership to enter into certain major transactions, including acquisitions, dispositions and refinancings, subject to certain limited exceptions set forth in the partnership agreement. The limited partners of the Operating Partnership, in such capacity, may not transact business for, or participate in the management activities or decisions of, the Operating Partnership, except as provided in the partnership agreement and as required by applicable law. Certain restrictions under the partnership agreement restrict the General Partner's ability to engage in certain actions, as more fully described below in the section concerning "Major Decisions".

        The limited partners acknowledge and agree that, under the partnership agreement, the Operating Partnership shall be operated in a manner that will enable the Company to (i) continue to satisfy the requirements for taxation as a real estate investment trust under the Code ("REIT Requirements") and (ii) avoid the imposition of any federal income or excise tax liability. The Operating Partnership shall avoid taking any action, or permitting the Operating Partnership to take any action, which would result in the Company ceasing to satisfy the REIT Requirements or would result in the imposition of any federal income or excise tax liability on the Company. The partnership agreement provides that the determination as to whether the Operating Partnership has operated in the manner prescribed above shall be made without regard to any action or inaction of the Company with respect to distributions and the timing thereof.

Transferability of Interests

        The general partner may not withdraw from the Operating Partnership and shall not sell, assign, pledge, encumber or otherwise dispose of any or all of its partnership interests, in each case prior to the dissolution and winding up of the Operating Partnership, without the prior written consent of limited partners who hold in the aggregate more than fifty percent (50%) of the voting rights associated with then outstanding partnership units which are entitled to vote on such matter (the "Consent of the Limited Partners"). Limited partners generally may not effect any transfer of their interests in the Operating Partnership without the consent of the General Partner, which consent may be given, withheld or conditioned in the general partner's sole and absolute discretion. However, subject to prior written notice to the general partner and to the absence of any violation of the overriding transfer restrictions detailed in Section 9.3 of the partnership agreement, limited partners generally have the right to transfer all or any portion of their interests (i) to any Person that is the Immediate Family of such limited partner, (ii) to an Affiliate of such limited partner, (iii) to another limited partner and (iv) to an institutional lender as security for a bona fide obligation of such limited partner and to a bona fide pledge after a default in the obligation secured by the pledge (or to a bona fide purchaser for value from such pledge). (Capitalized terms in the preceding sentence are used as defined in the partnership agreement.)

Amendments of the Partnership Agreement

        Except to the extent expressly otherwise provided below, the partnership agreement may not be amended unless such amendment is approved by the general partner with the prior Consent of the Limited Partners; provided that no amendment of the partnership agreement may be made without the consent of all of the affected limited partners if such amendment (i) converts any limited partner's interest in the Operating Partnership into a general partnership interest (other than the general partner if the general partner is also a limited partner), (ii) modifies the limited liability of any limited partner (if the general partner is also a limited partner), or (iii) alters or modifies the transfer rights and restrictions set forth in the partnership agreement in a manner adverse to such partner.

        Notwithstanding the foregoing, the general partner has the power, without the consent of any limited partner, to amend the partnership agreement as may be required to facilitate or implement any of the following: (i) to add to the obligations of the general partner or surrender any right or power granted to the general partner or any affiliate of the general partner for the benefit of the limited partners; (ii) to reflect the admission, substitution, termination or withdrawal of partners in accordance with the partnership agreement; (iii) to set forth the rights, powers and duties of the holders of any additional partnership interests issued pursuant to the partnership agreement (including, without limitation, amending the distribution and allocation provisions set forth therein); (iv) to reflect any change that does not adversely affect the limited partners in any material respect, to cure any ambiguity, to correct or supplement any defective provision in the partnership agreement or to make other changes with respect to matters arising under the partnership agreement that will not be inconsistent with any other provision of the partnership agreement; and (v) to satisfy any requirements, conditions or guidelines contained in any order, directive, opinion, ruling or regulations of a federal or state agency or contained in federal or state law.

Distributions to Unitholders

        The partnership agreement provides that holders of limited partnership interests are entitled to receive, from time to time but not less frequently than quarterly, distributions in such amounts as the general partner shall determine, all in accordance with the distribution priorities set forth in the partnership agreement.

Redemption/ Exchange Rights

        Subject to certain limitations, limited partners have the right to require the Company and the Operating Partnership to redeem or exchange part or all of their units for, at the Company's option, cash, Company common stock or a combination of cash and Company common stock with a value equal to the fair market value of an equivalent number of shares of Company common stock (subject to adjustment in the event of stock splits, stock dividends, issuance of stock rights, specified extraordinary distributions and similar events). Limited partners who hold special common units also generally have the right to exchange such interests for an equal number of common units of limited partnership interest, subject to similar anti-dilution adjustments for changes affecting the Company's common stock.

Issuance of Additional Units

        Without the consent of any limited partner, the general partner may from time to time cause the Operating Partnership to issue to the partners (including the general partner) or other persons additional partnership interests in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including, without limitation, rights, powers and duties senior to the common units of the Operating Partnership, and admit any such other person as an additional limited partner.

Tax Matters

        The general partner has authority to make tax elections under the Internal Revenue Code of 1986, as amended, on behalf of the Operating Partnership. In addition, the general partner is the tax matters partner of the Operating Partnership. The partnership agreement also provides that, without the prior written consent of the general partner, no limited partner shall take any action, including acquiring, directly or indirectly, an interest in any tenant of one of the Company's properties, which would have the effect of causing the percentage of the gross income of the Company that fails to be treated as "rents from real property" within the meaning of Section 856(d)(2) of the Code to exceed the historical level referenced in the partnership agreement.

Major Decisions

        The partnership agreement provides that the general partner shall not, without the Consent of the Limited Partners, undertake any of the following actions on behalf of the Operating Partnership (a "Major Decision"): (i) a general assignment for the benefit of creditors or appoint or acquiesce in the appointment of a custodian, receiver or trustee for all or any part of the assets of the Operating Partnership; (ii) take title to any personal or real property, other than in the name of the Operating Partnership, any partnership or other entity in which the Operating Partnership is or becomes a partner or other equity participant and which is formed for the purpose of acquiring, developing or owning any real property in which the Operating Partnership, directly or indirectly, holds or acquires ownership of a fee, mortgage or leasehold interest (a "Property") or a proposed Property; (iii) institute any proceeding for bankruptcy on behalf of the Operating Partnership; or (iv) dissolve the Operating Partnership.

Term

        The Operating Partnership shall continue until dissolved upon the occurrence of the earliest of the following events: (i) the withdrawal, dissolution, termination, retirement or bankruptcy of the general partner or the bankruptcy of the Company; the Operating Partnership's business may, however, be continued and the Operating Partnership reconstituted as set forth in the partnership agreement; (ii) the election to dissolve the Operating Partnership made in writing by the general partner with the Consent of the Limited Partners; (iii) the sale or other disposition of all or substantially all the assets of the Operating Partnership unless the general partner elects to continue the Operating Partnership business for the purpose of the receipt and the collection of indebtedness or the collection of any other consideration to be received in exchange for the assets of the Operating Partnership (which activities shall be deemed to be part of the winding-up of the affairs of the Operating Partnership); (iv) dissolution required by operation of law; or (v) December 31, 2090.

Indemnification and Limitation of Liability

        Neither the general partner nor any person acting on its behalf, pursuant to the partnership agreement, is liable, responsible or accountable in damages or otherwise to the Operating Partnership or to any partner for any acts or omissions performed or omitted to be performed by them within the scope of the authority conferred upon the general partner by the partnership agreement and by the Delaware Revised Uniform Limited Partnership Act, provided that the general partner's or such other person's conduct or omission to act was taken in good faith and in the belief that such conduct or omission was in the best interests of the Operating Partnership and provided further that the general partner or such other person is not guilty of fraud, misconduct or gross negligence. Under the partnership agreement, the Operating Partnership agrees to indemnify and hold harmless the general partner and its affiliates and any individual acting on their behalf from any loss, damage, claim or liability, including, but not limited to, reasonable attorneys' fees and expenses, incurred by them by reason of any act performed by them in accordance with the standards set forth above and in the partnership agreement or in enforcing the provisions of the indemnity under the partnership agreement; provided, however, that no partner has personal liability with respect to providing such indemnification, and any such indemnification is to be satisfied solely out of the assets of the Operating Partnership.

PLAN OF DISTRIBUTION

        We, or any selling security holders, may offer and sell securities to or through underwriters or dealers and may also sell securities directly to other purchasers or through agents, or through any combination of these methods of sale. In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting with us or on our behalf may also purchase securities and reoffer them to the public by one or more of the methods described above. The applicable prospectus supplement and any related free writing prospectus will set forth the terms of the offering of such securities, including:

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  the name or names of any underwriters, dealers or agents and the amounts of any securities underwritten or purchased by each of them,

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  the initial public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to underwriters, dealers or agents, and

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  any securities exchanges on which the securities may be listed.

        We, or any selling security holders, may distribute the offered securities from time to time in one or more transactions: (1) at a fixed price or prices (which may be changed), (2) at market prices prevailing at the time of sale, (3) at prices related to the prevailing market prices at the time of sale, (4) at prices determined by an auction process or (5) at negotiated prices. We also may distribute the offered securities from time to time in one or more "at the market offerings", within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise. The consideration for the sale of any offered securities may be cash or another form negotiated by the parties. Any initial public offering price and any discounts, commissions or concessions allowed or reallowed or paid to dealers or agents may be changed from time to time.

        If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

        In connection with the sale of our offered securities, underwriters or agents may receive compensation from us, from any selling security holders, or from purchasers of our offered securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell our offered securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of our offered securities may be deemed to be underwriters under the Securities Act, and any discounts or commissions they receive and any profit on the sale of our offered securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with us and with any selling security holders, to indemnification against and contribution toward civil liabilities, including liabilities under the Securities Act.

        If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and the applicable prospectus supplement, as well as any related free writing prospectus, will be used by the underwriters to resell the securities.

        If a dealer is used in the sale of the securities, we, a selling security holder, or an underwriter may sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the applicable prospectus supplement the name of the dealer and the terms of the transactions.

        In connection with any offering of the offered securities, certain underwriters or other persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover the over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

        If indicated in an applicable prospectus supplement, we may authorize underwriters, agents or dealers to solicit offers by institutions to purchase securities at the offering price set forth in that prospectus supplement under delayed delivery contracts providing for payment and delivery on the dates stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate principal amount of securities sold under contracts will be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with whom contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but will in all cases be subject to our approval.

        We or a selling security holder may directly solicit offers to purchase the securities and we or a selling security holder may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. We, or any selling security holder, may use electronic media, including the internet, to sell offered securities directly. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

        Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, SEC Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

        Underwriters, dealers and agents may engage in transactions with, or perform services for, or be tenants of, us or our Operating Partnership in the ordinary course of business.

        Unless otherwise specified in the applicable prospectus supplement, each series of offered securities will be a new issue with no established trading market, other than the common stock which is listed on the New York Stock Exchange. Any common stock sold pursuant to a prospectus supplement will be listed on such exchange, subject to official notice of issuance. We may elect to list any other offered securities on an exchange, but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of offered securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of the trading market for any of our offered securities.

        In order to comply with the securities laws of certain states, if applicable, we will sell our offered securities in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states we may not sell our offered securities unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

SELLING SECURITY HOLDERS

        Information about selling security holders, if applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated herein by reference.

LEGAL MATTERS

        The validity of the offered securities and certain legal matters described under "Material U.S. Federal Income Tax Considerations" in this prospectus and in any prospectus supplement (as applicable) will be passed upon for us by Husch Blackwell LLP, Chattanooga, Tennessee. Certain partners in Husch Blackwell LLP serve as our assistant secretaries, and certain attorneys who are partners in or employees of Husch Blackwell LLP, and who are engaged in representing the Company, may be deemed to beneficially own (directly or indirectly) an aggregate of 8,238 shares of our Common Stock and 1,500 depositary shares, each representing 1/10th of a share of our Series D Preferred Stock. Any underwriters or selling security holders will be advised about other issues relating to any offering by their own legal counsel.

EXPERTS

        The financial statements, and the related financial statement schedules, of CBL & Associates Properties, Inc. incorporated in this prospectus by reference from CBL & Associates Properties, Inc.'s Current Report on Form 8-K filed September 16, 2013, and the effectiveness of CBL & Associates Properties, Inc.'s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The financial statements, and the related financial statement schedules, of CBL & Associates Limited Partnership incorporated in this prospectus by reference from CBL & Associates Properties Inc.'s Current Report on Form 8-K filed on September 16, 2013 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

$300,000,000

CBL Associates Limited Partnership

4.60% Senior Notes Due 2024

Limited Guarantee by CBL & Associates Properties, Inc.

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

BofA Merrill Lynch	J.P. Morgan	RBC Capital Markets	US Bancorp	Wells Fargo Securities

Senior Co-Managers

KeyBanc Capital Markets	PNC Capital Markets LLC	Regions Securities LLC